Exhibit 10.68




                        BRIGGS RENEWAL LIMITED PARTNERSHIP


                          A DELAWARE LIMITED PARTNERSHIP


                            FIRST AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT



                          DATED AS OF NOVEMBER 18, 1997





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                                TABLE OF CONTENTS

SECTION 1:     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . ..  1

SECTION 2:     CONTINUATION. . . . . . . . . . . . . . . . . . . . . . . . .. 28
     Section 2.1    Continuation . . . . . . . . . . . . . . . . . . . . . .. 28
     Section 2.2    Name and Office; Registered Agent and Office . . . . . .. 28
     Section 2.3    Purpose. . . . . . . . . . . . . . . . . . . . . . . . .. 28
     Section 2.4    Authorized Acts. . . . . . . . . . . . . . . . . . . . .. 28
     Section 2.5    Term and Dissolution . . . . . . . . . . . . . . . . . .. 30

SECTION 3:     ACQUISITION, FINANCING, REHABILITATION, AND DISPOSITION OF
               PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . .. 31
     Section 3.1    Acquisition. . . . . . . . . . . . . . . . . . . . . . .. 31
     Section 3.2    Financing. . . . . . . . . . . . . . . . . . . . . . . .. 31
     Section 3.3    Rehabilitation . . . . . . . . . . . . . . . . . . . . .. 33
     Section 3.4    Management and Disposition . . . . . . . . . . . . . . .. 33

SECTION 4:     PARTNERS AND CAPITAL ACCOUNTS . . . . . . . . . . . . . . . .. 33
     Section 4.1    General Partner. . . . . . . . . . . . . . . . . . . . .. 33
     Section 4.2    Limited Partners . . . . . . . . . . . . . . . . . . . .. 34
     Section 4.3    Partnership Capital and Capital Accounts . . . . . . . .. 34
     Section 4.4    Withdrawal of Capital. . . . . . . . . . . . . . . . . .. 35
     Section 4.5    Liability of Limited Partner . . . . . . . . . . . . . .. 36
     Section 4.6    Additional Limited Partners. . . . . . . . . . . . . . .. 36

SECTION 5:     CAPITAL CONTRIBUTIONS OF INVESTOR LIMITED PARTNER AND
               SPECIAL LIMITED PARTNER; OPERATING DEFICIT LOANS; INVESTOR LIMITED PARTNER LOANS; LETTER OF CREDIT; REPURCHASE RIGHT . .. 36
     Section 5.1    Capital Contributions of Investor Limited Partner and
                    Special Limited Partner. . . . . . . . . . . . . . . . .. 36
     Section 5.2    Conditions to Payment of Second Installment. . . . . . .. 38
     Section 5.3    Adjuster Provisions: Generally; Completion Adjuster. . .. 40
     Section 5.4    Historic Rehabilitation Credit Adjuster. . . . . . . . .. 41
     Section 5.5    Balloon Adjuster . . . . . . . . . . . . . . . . . . . .. 43
     Section 5.6    IRS Claims . . . . . . . . . . . . . . . . . . . . . . .. 43
     Section 5.7    Project Cost Overruns. . . . . . . . . . . . . . . . . .. 44
     Section 5.8    Operating Deficits and Operating Deficit Loans; Use of
                    Operating Deficit Reserve; and Cash Collateral Fund. . .. 44
     Section 5.9    No Third-Party Rights in Operating Deficit Loans . . . .. 45
     Section 5.10   No Third-Party Rights in Capital . . . . . . . . . . . .. 46
     Section 5.11   Letters of Credit. . . . . . . . . . . . . . . . . . . .. 46
     Section 5.12   Limited Partners' Right to Require Repurchase. . . . . .. 46
     Section 5.13   Repayment to Investor Limited Partner of Excess
                    Adjustment . . . . . . . . . . . . . . . . . . . . . . .. 47
     Section 5.14   Subordinated Partner Loans.. . . . . . . . . . . . . . .. 48
     Section 5.16   Negative Capital Account Restoration.. . . . . . . . . .. 50
     Section 5.17   Bridge Loan. . . . . . . . . . . . . . . . . . . . . . .. 51

SECTION 6:     PROFITS AND LOSSES; CREDITS; DISTRIBUTIONS. . . . . . . . . .. 51
     Section 6.1    Profits and Losses . . . . . . . . . . . . . . . . . . .. 51
     Section 6.2    Distributions Prior to Dissolution . . . . . . . . . . .. 52
               A.   Distribution of Cash Flow. . . . . . . . . . . . . . . .. 52
               B.   Distributions of Refinancing Proceeds. . . . . . . . . .. 53
               C.   Distributions of Sale Proceeds . . . . . . . . . . . . .. 54
     Section 6.3    Liquidation. . . . . . . . . . . . . . . . . . . . . . .. 56
     Section 6.4    Special Distribution Provisions. . . . . . . . . . . . .. 56
     Section 6.5    Special Allocation Provisions. . . . . . . . . . . . . .. 57
     Section 6.6    Order of Application . . . . . . . . . . . . . . . . . .. 60

SECTION 7:     RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER. . . . . . . . .. 61
     Section 7.1    Restrictions on Authority. . . . . . . . . . . . . . . .. 61
     Section 7.2    Personal Services and Competition. . . . . . . . . . . .. 62
     Section 7.3    Business Management and Control; Designation of
                    Managing General Partner . . . . . . . . . . . . . . . .. 63
     Section 7.4    Duties and Obligations of General Partner. . . . . . . .. 64
     Section 7.5    Certain Payments to the Developer and Developer's
                    Affiliates . . . . . . . . . . . . . . . . . . . . . . .. 68
     Section 7.6    Fiduciary Duty of General Partner. . . . . . . . . . . .. 69
     Section 7.7    Indemnification. . . . . . . . . . . . . . . . . . . . .. 69
     Section 7.8    Liability of General Partner to Limited Partners . . . .. 70
     Section 7.9    Tax Matters Partner. . . . . . . . . . . . . . . . . . .. 70
     Section 7.10   Access and Reports . . . . . . . . . . . . . . . . . . .. 72
     Section 7.11   Representations and Warranties of General Partner. . . .. 72
     Section 7.12   Indemnification. . . . . . . . . . . . . . . . . . . . .. 75

SECTION 8:     REMOVAL OF GENERAL PARTNER. . . . . . . . . . . . . . . . . .. 76
     Section 8.1    General. . . . . . . . . . . . . . . . . . . . . . . . .. 76
     Section 8.2    Set Off. . . . . . . . . . . . . . . . . . . . . . . . .. 76
     Section 8.3    Removal of General Partner . . . . . . . . . . . . . . .. 76

SECTION 9:     BOOKS AND REPORTING, ACCOUNTING, TAX ELECTIONS, ETC.. . . . .. 79
     Section 9.1    Books and Reporting. . . . . . . . . . . . . . . . . . .. 79
     Section 9.2    Bank Accounts. . . . . . . . . . . . . . . . . . . . . .. 81
     Section 9.3    Tax Elections. . . . . . . . . . . . . . . . . . . . . .. 82
     Section 9.4    Special Adjustments. . . . . . . . . . . . . . . . . . .. 82
     Section 9.5    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .. 82

SECTION 10:    WITHDRAWAL OF A GENERAL PARTNER; NEW GENERAL PARTNERS . . . .. 82
     Section 10.1   Voluntary Withdrawal . . . . . . . . . . . . . . . . . .. 82
     Section 10.2   Obligation to Continue . . . . . . . . . . . . . . . . .. 83
     Section 10.3   Successor General Partner. . . . . . . . . . . . . . . .. 83
     Section 10.4   Interest of Predecessor General Partner. . . . . . . . .. 84
     Section 10.5   Designation of New General Partners. . . . . . . . . . .. 85
     Section 10.6   Amendment of Agreement; Approval of Certain Events . . .. 86
     Section 10.7   Admission of a General Partner . . . . . . . . . . . . .. 86

SECTION 11:    TRANSFER OF LIMITED PARTNERSHIP INTERESTS . . . . . . . . . .. 86
     Section 11.1   Right to Assign. . . . . . . . . . . . . . . . . . . . .. 86
     Section 11.2   Restrictions . . . . . . . . . . . . . . . . . . . . . .. 86
     Section 11.3   Substitute Limited Partners. . . . . . . . . . . . . . .. 87
     Section 11.4   Assignees. . . . . . . . . . . . . . . . . . . . . . . .. 87

SECTION 12:    MANAGEMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . .. 89
     Section 12.1   General. . . . . . . . . . . . . . . . . . . . . . . . .. 89
     Section 12.2   Management Fee Paid to General Partner and an Affiliate.. 89

SECTION 13:    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .. 89
     Section 13.1   Restrictions on Transfer . . . . . . . . . . . . . . . .. 89
     Section 13.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . .. 89
     Section 13.3   Word Meanings. . . . . . . . . . . . . . . . . . . . . .. 90
     Section 13.4   Binding Provisions . . . . . . . . . . . . . . . . . . .. 90
     Section 13.5   Applicable Law . . . . . . . . . . . . . . . . . . . . .. 90
     Section 13.6   Exhibits and Schedules . . . . . . . . . . . . . . . . .. 90
     Section 13.7   Counterparts . . . . . . . . . . . . . . . . . . . . . .. 91
     Section 13.8   Paragraph Titles . . . . . . . . . . . . . . . . . . . .. 91
     Section 13.9   Separability of Provisions . . . . . . . . . . . . . . .. 91
     Section 13.10  Effective Date of Admission. . . . . . . . . . . . . . .. 91
     Section 13.11  Amendment Procedure. . . . . . . . . . . . . . . . . . .. 91

                            FIRST AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                        OF
                        BRIGGS RENEWAL LIMITED PARTNERSHIP


     FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is made as of the 18th day of November, 1997, by and among HRI BRIGGS CORPORATION, a Louisiana corporation, as General Partner; A. THOMAS LEONHARD, JR., a resident of Jefferson Parish, Louisiana, as Withdrawing Limited Partner; AMERUS-BLACKSTONE, L.L.C., an Iowa limited liability company, as Investor Limited Partner; and AMERUS MANAGEMENT, INC., an Iowa corporation, as Special Limited Partner (General Partner, Investor Limited Partner, and Special Limited Partner are hereinafter collectively referred to as the "Partners").

                                    Recitals:

     Briggs Renewal Limited Partnership (the "Partnership") was organized as a limited partnership pursuant to Articles of Limited Partnership dated as of July 31, 1997 (the "Original Agreement"), and formed under the laws of the State of Delaware pursuant to a "Certificate of Limited Partnership of Briggs Renewal Limited Partnership" recorded with the Secretary of State of the State of Delaware (the "Filing Office") on August 1, 1997.

     The purposes of this amendment and restatement to the Original Agreement are to (i) provide for the withdrawal of the Withdrawing Limited Partner as the original limited partner, (ii) provide for the admission of Amerus-Blackstone, L.L.C. as Investor Limited Partner and AmerUs Management, Inc. as Special Limited Partner, (iii) set forth more fully the rights, obligations and duties of General Partner, Investor Limited Partner, and Special Limited Partner, and
(iv) amend, restate and supersede the Original Agreement in its entirety.

     NOW, THEREFORE, it is hereby agreed as follows:

     SECTION 1:     DEFINITIONS

     The capitalized terms used in this Agreement shall have the meanings ascribed to them in this Section 1.

     "Accountants." Reznick, Fedder & Silverman of Bethesda, Maryland, or such other firm of certified public accountants as may be engaged by General Partner in accordance with the provisions of Section 9.1H.

     "Act." The Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. tit. 6, Section17-101 to 17-1109, as amended.

     "Adjusted Capital Account Deficit." With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of a Partnership Fiscal Year, after giving effect to the following adjustments:

          (i) Such Capital Account shall be increased by the amount of any Deficit Restoration Obligation of such Partner.

          (ii) Such Capital Account shall be decreased by the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Allocation Regulations.

     The foregoing definition of Adjusted Capital Account Deficit and the application of such term in the manner provided in Section 6.5E are intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Allocation Regulations and shall be interpreted consistently therewith.

     "Admission Date." The date on which this Agreement is executed, all of the Admission Date Conditions have been satisfied, and Investor Limited Partner and Special Limited Partner are admitted to the Partnership.

     "Admission Date Conditions." The matters listed on Exhibit A attached to this Agreement.

     "Adverse Consequences." All actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate." With respect to a specified Person, (i) any Person directly or indirectly controlling, controlled by or under common control with the Person specified, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of the Person specified, (iii) any officer, director, partner, trustee or member of the immediate family of the Person specified, (iv) if the Person specified is an officer, director, general partner or trustee, any corporation, partnership or trust for which that Person acts in that capacity then such corporation, partnership or trust, or (v) any Person who is an officer, director, general partner, trustee or holder of 10% or more of outstanding voting securities or beneficial interests of any Person described in clauses (i) through (iv). The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement."  This First Amended and Restated Limited Partnership
Agreement.

     "Allocation Regulations." The Treasury Regulations issued under Sections 704(b) and 752 of the Code, as the same may be modified or amended from time to time.

     "Assignee." A Person who has acquired from a Partner, in accordance with the terms of this Agreement, a beneficial interest in the Partnership's Profits, Losses, Tax Credits or Distributions, but who is not a Substitute Partner.

     "Assignment of Construction Agreement, Plans and Property Agreements." The "Assignment" dated November 18, 1997 of certain of the Project Documents by the Partnership in favor of the Lender as collateral security for the Mortgage Loan.

     "Assignment of Redevelopment Agreement." That certain "Assignment" dated November 18, 1997 of the Redevelopment Agreement by HRI in favor of the Partnership.

     "Assignment of Interior Design Agreement." That certain "Assignment" dated November 18, 1997 of the Interior Design Agreement by HRI in favor of the Partnership.

     "Assignment of Purchase Agreement." That certain Assignment of the Purchase Agreement dated November 18, 1997 by and between HRI and the Partnership, whereunder HRI has assigned all of its right, title, and interest in and to the Purchase Agreement to the Partnership.

     "Bank." The First National Bank of Omaha or its successors and assigns as holders of the TIF Advance Note.

     "Base Management Fee." The base management fee payable to the Manager pursuant to the Management Agreement.

     "Best Knowledge." In the case of a specified Person, (i) actual knowledge or (ii) that knowledge which a prudent business person (including, in the case of an Entity, the general or managing partners, officers, directors, members and key employees of such Entity) should have obtained in the management of such person's business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any general or managing partner, director, officer or key employee of an Entity shall be deemed to be the knowledge of the Entity.

     "Bill of Sale." The bill of sale to be executed by Seller in favor of the Partnership pursuant to which the Partnership will acquire the Personal Property.

     "Bridge Loan."  Defined in Section 5.17.

     "Building Loan Agreement." The loan agreement to be executed by and between the Lender and the Partnership.

     "Capital Account." An individual capital account maintained for each Partner in accordance with the provisions of Section 4.

     "Capital Contribution." The total amount of cash and the Gross Asset Value of any property contributed or agreed to be contributed to the Partnership by each Partner pursuant to the terms of this Agreement (minus any liabilities secured by such contributed property that the Partnership assumes or takes subject to). Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any predecessor-in-interest in respect to the Partnership Interest held by such then Partner.

     "Capital Proceeds."  The proceeds of a Capital Transaction.

     "Capital Transaction." Any transaction the proceeds of which are not includable in determining Cash Flow, including, without limitation, Sale Proceeds and Refinancing Proceeds, net insurance recoveries (other than proceeds from rental interruption insurance), and title insurance recoveries, but excluding (i) loans to the Partnership (other than a refinancing of the Mortgage
Loan) and (ii) Capital Contributions.

     "Cash Collateral Fund." The fund in the initial amount of $200,000.00, to be created by General Partner, from funds of General Partner, simultaneously with payment of the Second Installment, which is to be used to fund Operating Deficits. The Cash Collateral Fund shall be held jointly in the name of the General Partner and Special Limited Partner and in interest- bearing accounts which are fully insured by the Federal Deposit Insurance Corporation, or in such other investments as Special Limited Partner may approve. Interest earned on such funds will be earned in the name of General Partner and will be retained in the Cash Collateral Fund and will be used for the same purposes as other funds held in the Cash Collateral Fund. General Partner and Special Limited Partner shall be joint signatories on the accounts in which the Cash Collateral Funds are held; provided, however, that Special Limited Partner shall have the right to withdraw funds from such accounts without the joinder of the General Partner in the event the Special Limited Partner determines that the General Partner has failed to take action to withdraw funds therefrom when General Partner is required to do so under this Agreement. General Partner shall have the right to withdraw any funds remaining in the accounts in which the Cash Collateral Fund is held upon the earlier of (i) the expiration of the Initial Operating Period, or (ii) the delivery of a letter of credit in the amount of the then outstanding balance of the Cash Collateral Fund (the initial amount of $200,000.00 as adjusted for any additions thereto or withdrawals therefrom), in form and substance satisfactory to the Special Limited Partner in its sole discretion, by the General Partner in favor of the Partnership; provided, however, that, in the event such letter of credit is so issued, such letter of credit shall be drawn upon, in whole or in part, to the same extent and as such times as if such drawn funds were held in the Cash Collateral Fund and the amount thereof shall be increased from time to time to the extent the General Partner would be required to restore amounts to the Cash Collateral Fund pursuant to Section 5.8A.(iii). Any such draw on the letter of credit shall be deemed, for all purposes of this Agreement, as a withdrawal from the Cash Collateral Fund, and the Cash Collateral Fund shall not be deemed to have been fully disbursed unless and until the aggregate draws under such letter of credit equal the sum of $200,000.00 less the aggregate amount the General Partner is required to restore to the Cash Collateral Fund pursuant to Section 5.8A(iii).

     "Cash Flow." Cash Receipts less payment of the (i) Project Expenses, (ii) Debt Service, (iii) Debt Service Deficiency Loan, and (iv) Incentive Hotel Management Fee for the applicable period of time.

     "Cash Receipts." All gross receipts by the Partnership, including, Net Hotel Revenues, Net Commercial Space Lease Rent, net insurance recoveries from business interruption insurance, the net reduction in any Fiscal Year in the amount of any escrow account or Partnership Reserves maintained by or for the Partnership which is caused by withdrawal from such escrow account or Partnership Reserve(s) made in accordance with the terms of this Agreement and, to the extent not otherwise included in the determination of Cash Receipts, any receipts of debt service or proceeds under the Redevelopment Note and any receipts from the operation of the Parking Facility and/or the Off-Site Parking Facility; provided, however, Cash Receipts shall not include Capital Proceeds.

     "Certificate of Occupancy." The final, permanent certificate of occupancy issued by the appropriate Governmental Authority authorizing the use and occupancy of the entire Project as the Hotel, Parking Facility, Off-Site Parking Facility and Commercial Space in accordance with the Plans and Specifications, as contemplated by this Agreement; provided, however, that, in the event that
(i) the tenant improvements on the portion of the Project shown as the approximate 7,600 square feet of commercial space located on the ground floor of the Hospe Building in the Plans and Specifications are not completed prior to the issuance of the final, permanent certificate of occupancy by the Governmen-tal Authority with respect to the remaining portion of the Project, and (ii) the General Partner is unable to finish out such premises or find, in the exercise of due diligence and subject to the Consent of the Special Limited Partner, a suitable tenant to complete such improvements and operate such premises prior to such time the permanent certificate of occupancy with respect to the remaining portion of the Project is issued by the Governmental Authority, then the issuance of the final, permanent certificate of occupancy issued by the appropriate Governmental Authority authorizing the use and occupancy of the remaining portion of the Project as the Hotel, Off-Site Parking Facility and Parking Facility in accordance with the Plans and Specifications, as contemplated by this Agreement shall constitute the final, permanent certificate of occupancy for purposes of this Agreement.

     "City."  The City of Omaha, a Nebraska municipal corporation.

     "City Leases." Those certain "Lease Agreement(s)" for Lease No. 25368 and for the lease to be executed after the Rehabilitation by and between the City and the Partnership relating to those portions of the Project (shown as the existing loading dock and the proposed loading dock on the western facade of the Hospe Building on the Plans and Specifications) located and encroaching on City property.

     "City Lease Bond". The "Lease on Use of Public Property Bond(s)" executed by the Partnership in favor of the City wherein the Partnership posts a $10,000.00 bond for each of the City Leases to secure the Partnership's obligations under the City Leases.

     "Claim."  Is defined in Section 5.6A.

     "Claim Notice."  Is defined in Section 5.6A.

     "Code." The Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, and any published public rulings, procedures and notices thereunder.

     "Commercial Space." The retail commercial space consisting of approximately 7,600 square feet to be located on the ground floor of the Hospe Building portion of the Improvements after the Rehabilitation.

     "Commercial Space Expenses." Expenses payable by the Partnership related to the Commercial Space Lease.

     "Commercial Space Lease." The lease agreement, and any amendment thereto, relating to the Commercial Space, the form and substance of which lease agreement and the tenant thereunder shall be subject to Consent of the Special Limited Partner.

     "Commercial Space Lease Rent." Rent payable to the Partnership under the Commercial Space Lease. If the Off-Site Parking Facility is operated by the tenant(s) or its Affiliate under the Commercial Space Lease, "Commercial Space Lease Rent" includes revenue from the Off-Site Parking Facility as well as from the Commercial Space.

     "Completion Date." June 30, 1999, unless such date has been extended by Events of Force Majeure.

     "Consent of Special Limited Partner." The prior written consent or approval of Special Limited Partner. The approval of Special Limited Partner to the form of the Project Documents, the approval of Special Limited Partner to the Development Budget and the approval of the Special Limited Partner to the Transfer of all or any portion of the General Partner's Partnership Interest and the admission of any additional or successor General Partner may be withheld in Special Limited Partner's sole and absolute discretion. Except as set forth above and elsewhere in this Agreement, where this Agreement requires the prior written consent or approval of Special Limited Partner, such consent or approval shall not be unreasonably withheld or delayed.

     "Construction and Design Contract." The "Standard Form of Agreement between Owner and Design/Builder (Parts 1 and 2)" dated October 21, 1997, effective November 13, 1997 by and between the Partnership and the Contractor, in the form which has been approved by Special Limited Partner.

     "Construction Consulting and Management Fee." A fee in the amount of $75,000.00 to be paid to Investor Limited Partner at the Mortgage Loan Closing for the performance of hotel feasibility studies and for the review and analysis of the Management Agreement and Plans and Specifications.

     "Contractor."  HCI.

     "County."  Douglas County, Nebraska.

     "Debt Service." The monthly installment or, if then due, any balloon payment, of accrued interest and repayment of principal (including any penalties, fees or expenses attributable thereto and/or the pay down of the Mortgage Loan in connection with the exercise of the Mortgage Loan Extension Privilege) which the Partnership is obligated to make to Lender under the Deed of Trust Note, the Gap Note and/or to the Bank under the TIF Advance Note.

     "Debt Service Coverage Loan." Defined in Section 3.2E.

     "Debt Service Deficiency Loan." A loan made by the Manager to the Partnership pursuant to Section 3.02A of the Management Agreement, such loan to be used by the Partnership to pay Debt Service; provided, however, that any decision to cause the Partnership to incur a Debt Service Deficiency Loan in an amount that is less than $20,000.00 shall be made by the General Partner only with the Consent of the Special Limited Partner.

     "Deed." The special warranty deed to be executed by Seller in favor of the Partnership pursuant to which the Partnership will acquire title to the Real Property.

     "Deed of Trust." The "First Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing" granted by the Partnership to the Lender to secure the obligations evidenced by the Deed of Trust Note.

     "Deed of Trust Note." The promissory note in the amount of $14,175,000.00 made by the Partnership in favor of the Lender representing the Partnership's indebtedness to the Lender pursuant to the Building Loan Agreement.

     "Deficit Restoration Obligation." For each Partner, the sum of (i) any amounts which such Partner is obligated to restore to the Partnership in accordance with the provisions of Sections 1.704-1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h) or any other applicable provisions of the Allocation Regulations, (ii) such Partner's Share of Partnership Minimum Gain, if any,
(iii) such Partner's Share of Partner Nonrecourse Debt Minimum Gain, if any, and
(iv) any amounts which such Partner is obligated to restore to the Partnership under Section 5.16 of this Agreement.

     "Depreciation." For the Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that if the Gross Asset Value of an asset differs from the adjusted basis of such asset for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis.

     "Designated Net Worth Standard. As of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be
(i) set forth in Revenue Procedure 89-12 or any other regulations, memoranda, published ruling or revenue procedure of the IRS for classification of the Partnership for federal income tax purposes as a partnership rather than an association taxable as a corporation, or (ii) sufficient to support the issuance by Special Counsel of an opinion to the same effect.

     "Designated Interest Rate."  8% per annum.

     "Developer."  HRI.

     "Development Agreement." The Development Agreement to be executed by and between the Developer and the Partnership, in the form which has been approved by Special Limited Partner.

     "Development Budget." The development budget for the Project which budget has been prepared by the Developer, approved by General Partner and Special Limited Partner, and attached to the Development Agreement as Exhibit B.

     "Development Fee." The development fee payable to the Developer pursuant to the terms of the Development Agreement.

     "Development Fee Note." The promissory note executed by the Partnership, payable to Developer, in the form which has been approved by Special Limited Partner and attached to the Development Agreement as Exhibit A, evidencing the Partnership's obligation to pay the deferred portion of the Development Fee pursuant to the terms of the Development Agreement.

     "Development Fee Note Assignment." The assignment and pledge agreement of the Development Fee Note, in the form which has been approved by Special Limited Partner, made by the Developer in favor of Special Limited Partner and Investor Limited Partner pursuant to which the Developer pledges the Development Fee Note to Special Limited Partner and Investor Limited Partner to secure, among other things, the Developer's obligations under the Development Agreement, the Development Guarantors' obligations under the Development Guaranty Agreement, and the General Partner's obligation under Section 5.11.

     "Development Guarantors."  Pres Kabacoff and Edward B. Boettner.

     "Development Guaranty Agreement." The guaranty agreement to be executed by the Development Guarantors in favor of the Partnership, in the form which has been approved by Special Limited Partner, guaranteeing the obligations of the Developer under the Development Agreement and the obligation of General Partner to make payments relating to construction cost overruns pursuant to Section 5.7, to make payments relating to the Completion Adjuster pursuant to Section 5.3B, and to make reimbursement payments pursuant to Section 5.11.

     "Distribution." Any cash or property which the Partnership distributes to a Partner (in such Person's capacity as a Partner) without consideration, including, without limitation, distributions of Cash Flow and Capital Proceeds.

     "Entity." Any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, business trust, cooperative or association.

     "Environmental Indemnity Agreement." The environmental indemnity agreement to be executed by and between the Lender and the Partnership and HRI-Briggs.

     "Event of Bankruptcy" or "Bankruptcy.  As to a specified Person:

          (a) the entry of a decree or order for relief by a court asserting jurisdiction in the premises in respect of such Person in any case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of such Person's property, or ordering the winding-up or liquidation of such Person's affairs; or

          (b) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of such Person's property, or the making by such Person of any assignment for the benefit of creditors, or the taking of action by such Person in furtherance of any of the foregoing; or

          (c) the commencement against such Person of an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, which has not been dismissed within 60 days.

     "Event of Force Majeure" or "Force Majeure." Any of the following events or occurrences: strike; lockout; action of labor unions; riots; hurricane; storm; flood; explosion; acts of God or of the public enemy; acts of government, war, invasion, insurrection, mob, violence, sabotage, or malicious mischief; inability (notwithstanding good faith and diligent efforts) to procure, or general shortage of labor, equipment, facilities, materials or supplies in the open market; failure of transportation; fires; epidemics; quarantine restrictions; freight embargoes; unusually severe weather; inability (notwithstanding good faith and diligent efforts) to obtain governmental permits or approvals or delays of subcontractors of General Partner, Developer, or Contractor due to such causes, or any other similar event or occurrence which prevents, interrupts, or delays the performance of an obligation on the part of General Partner, Developer, or Contractor and which is beyond the reasonable control of the party in question, provided, however, any of the foregoing which is caused by the lack of funds of the Person claiming an Event of Force Majeure shall not constitute an Event of Force Majeure.

     "Excess Adjustment." Means the amount by which any Negative Historic Adjustment exceeds the amount (if any) of Investor Limited Partner's unpaid Capital Contribution as of the date on which such Negative Historic Adjustment is determined, as described in Section 5.4. Excess Adjustment will be repaid to Investor Limited Partner in accordance with Section 5.13.

     "Excess Adjustment Loan(s)." A loan(s) made by General Partner to the Partnership to fund Excess Adjustments pursuant to Section 5.13. Such loans, which shall bear interest at an annual rate equal to the Designated Interest Rate, shall be evidenced by unsecured, nontransferable promissory notes of the Partnership. Such loans shall be repaid only as provided in Section 6, and no recourse for the payment hereof may be had against any other property of the Partnership or against any Partner. Payments of principal and interest on Excess Adjustment Loans shall be applied in the same order in which such Excess Adjustment Loans are made (i.e., on a first-in, first-out basis).

     "Excess Expenses."  Is defined in Section 6.5H.

     "Exhibits."  Is defined in Section 13.6A.

     "Filing Office."  The Office of the Secretary of State of the State.

     "Final Determination." The earliest to occur of (i) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (ii) the date on which the IRS has entered into a binding agreement with the Partnership with respect to such issue, in accordance with this Agreement, or on which the IRS has reached a final administrative or judicial determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (iii) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired with no such suit having been filed provided that such expired time period absolutely precludes any suit with respect to such claim from being filed, or (iv) the date on which the applicable statute of limitations for raising an issue regarding a federal income tax matter with respect to the Partnership has expired with such issue not having been raised.

     "Fiscal Year." The twelve-month period which begins on the first day of January and ends on the 31st day of December of each calendar year (or ends on the date of final dissolution for the year in which the Partnership is wound up and dissolved).

     "First Installment."  Is defined in Section 5.1A.

     "GAAP." Generally accepted accounting principles, consistently applied, as in effect from time to time.

     "Gap Deed of Trust." The "Second Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing" granted by the Partnership to the Lender to secure the obligations evidenced by the Gap Note.

     "Gap Loan." The loan to be made by the Lender to the Partnership evidenced by the Gap Note and secured by the Gap Deed of Trust which is made to provide short-term financing for the acquisition and Rehabilitation of the Project.

     "Gap Loan Documents." The Gap Note, Gap Deed of Trust and any other document required by Lender in connection with the Gap Loan.

     "Gap Loan Closing." The date on which the Gap Loan Documents become effective between the Lender and the Partnership.

     "Gap Note." The promissory note in the amount of $2,064,000.00 made by the Partnership in favor of the Lender representing the Partnership's indebtedness to the Lender pursuant to the Gap Loan.

     "General Partner." HRI-Briggs and any other General Partner appointed or admitted in accordance with the terms of this Agreement, including Special Limited Partner if Special Limited Partner becomes General Partner as provided in this Agreement. If at any time the Partnership has more than one General Partner, the term "General Partner" shall mean and include all General Partners.

     "General Partner Pledge." The assignment and pledge agreement of General Partner, in the form which has been approved by Special Limited Partner, made by General Partner in favor of Investor Limited Partner or an Affiliate of Investor Limited Partner as designated by Investor Limited Partner, pursuant to which General Partner pledges all of General Partner's rights and interests under the Partnership Agreement, including, but not limited to, all of General Partner's Partnership Interest, to Investor Limited Partner or to such Affiliate to secure General Partner's obligations under Sections 5.11, 5.12, 5.13 and 5.14.

     "Governmental Authority." The State, the County, the City, or any other federal, state or local governmental agency, instrumentality or authority asserting jurisdiction over the particular matter to which reference is being made.

     "Gross Asset Value." With respect to any asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

          (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership and as approved by Special Limited Partner;

          (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by General Partner with the approval of Special Limited Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations; provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership or are otherwise required under the Allocation Regulations;

          (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv) (m) of the Allocation Regulations and Section 4.3; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent General Partner determines that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

     "Gross Hotel Revenues." Is defined in Section 12.01 of the Management Agreement as "Gross Revenues." If the Parking Facility is operated by the Manager or its Affiliate, the term "Gross Hotel Revenues" includes revenue from the Parking Facility as well as from the Hotel.

     "Guaranty Agreement." The payment and performance guaranty to be executed by HRI and the Development Guarantors in favor of the Lender.

     "Hazardous Material." The collective meanings given to the terms "hazardous material," "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 "et seq., as amended, and also any meanings given to such terms in any similar state or local statutes, ordinances, regulation or by-laws. Without limiting the generality of the foregoing, the term "Hazardous Material" shall include oil and any other substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, underground storage tanks, polychlorinated biphenyls (PCBs), toxic substances or other pollutants.

     "Hazardous Substance Laws." Any local, state or federal law or regulation relating to the use or disposition of Hazardous Material, including, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Safe Drinking Water Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as the same may be amended from time to time.

     "HCI." Historic Construction Incorporated, a Louisiana corporation, doing business as HCI Construction and Design, and its successors.

     "Historic Credit Determination."  Is defined in Section 5.4.

     "Historic Rehabilitation Credit."  The tax credit allowable pursuant to
Section 47 of the Code for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of the Project.

     "Hotel." The hotel facility to be located in the Improvements after the Rehabilitation which will consist of meeting space and no fewer that 181 guest rooms and be operated as a Courtyard by Marriott.

     "Hotel Expenses." Is defined in Section 12.01 of the Management Agreement as "Deductions." The term "Hotel Expenses" includes, inter alia, payment of the Base Management Fee and transfers to the Replacement Reserve, but it does not include Debt Service.

     "HRI." Historic Restoration, Incorporated, a Louisiana corporation, and its successors.

     "HRI-Briggs." HRI Briggs Corporation, a Louisiana corporation that is a wholly-owned subsidiary of HRI and serves as the initial General Partner of the Partnership.

     "Improvements." All of the buildings, structures, fixtures and other improvements now or hereafter located on the Land.

     "Incentive Hotel Management Fee." The incentive management fee payable to the Manager pursuant to the Management Agreement.

     "Incentive Partnership Management Agreement." The agreement between the Partnership and the General Partner described in Section 7.5B, in the form which has been approved by Special Limited Partner.

     "Incentive Partnership Management Fee." The fee payable by the Partnership to General Partner pursuant to the Incentive Partnership Management Agreement.

     "Initial Operating Period." The 5 year period commencing on the Placed-in-Service Date.

     "Installment." An installment of the Capital Contribution of Investor Limited Partner to the Partnership.

     "Interior Design Agreement." The "Design Proposal" dated August 11, 1997 by and between Compass Design Limited and HRI.

     "Investment Servicing Fee." A servicing fee in the amount of $10,000.00 payable by the Partnership to Special Limited Partner on May 1st of each whole or partial Fiscal Year beginning after December 31, 1998.

     "Investor Limited Partner." Amerus-Blackstone, L.L.C., an Iowa limited liability company, or any other Person who is admitted to the Partnership in accordance with the terms of this Agreement and is shown on the books and records of the Partnership as a Substitute Investor Limited Partner at the time of reference thereto.

     "Investor Limited Partner Loan(s)." A loan(s) made by Investor Limited Partner to the Partnership to fund the payment of the an Operating Deficit pursuant to Section 5.8B or a Debt Service Coverage Loan. Such loans shall bear interest at an annual rate equal to the lesser of the Designated Interest Rate plus 7% or the highest rate permitted by law, and shall, if Investor Limited Partner so requests, be evidenced by unsecured, transferable promissory notes of the Partnership, in form and substance satisfactory to Investor Limited Partner, provided that any such Investor Limited Partner Loan need not be evidenced by such a note. If Investor Limited Partner requests such a promissory note, General Partner will execute on behalf of the Partnership such a promissory note and deliver such executed promissory note to Investor Limited Partner within three business days after such request. If General Partner fails to execute and deliver such a promissory note within such time, Special Limited Partner is authorized to execute such a promissory note on behalf of the Partnership and to deliver such promissory note to Investor Limited Partner. Investor Limited Partner Loans shall be repaid as provided in Section 6, and no recourse for the payment thereof may be had against any other property of the Partnership or against any Partner, provided that such limitation on recourse will not limit or reduce any obligation of General Partner. In addition, General Partner shall have the right to make a Voluntary General Partner Loan to enable the Partnership to repay any Investor Limited Partner Loan at any time. Payments of principal and interest on Investor Limited Partner Loans shall be applied in the same order in which such Investor Limited Partner Loans are made (i.e., on a first-in, first-out basis). No Investor Limited Partner Loan will cure any default by General Partner which may otherwise exist or which may relate to such Investor Limited Partner Loan, and Investor Limited Partner shall retain all of Investor Limited Partner's rights and remedies with respect to any such default by General Partner.

     "IRS."  The Internal Revenue Service.

     "Land." The land bordered by Tenth Street, Ninth Street, Dodge Street and Douglas Street, Block 100, in the City of Omaha, County of Douglas, State of Nebraska, and the land comprised of a portion of Lots 7 and 8, Block 101, in the City of Omaha, County of Douglas, State of Nebraska, all as more particularly described on Exhibit B attached hereto.

     "Lender." GMAC Commercial Mortgage Corporation, a California corporation, and its successors and assigns, and any lender whose loan is made to refinance the Deed of Trust Loan in accordance with this Agreement.

     "Letter of Credit." An unconditional, irrevocable letter of credit in the amount of $2,064,000.00 (which, with renewals thereof, shall have a term coextensive with the term of the Gap Loan) issued by Federal Home Loan Bank of Des Moines or a financial institution satisfactory to the Partnership, at the request of Investor Limited Partner or an Affiliate of Investor Limited Partner, in favor of the Lender, and issued at the Mortgage Loan Closing. The Letter of Credit will be used solely to satisfy the condition of the Mortgage Loan that the Partnership have equity of $5,550,000.00 (which amount includes the TIF Advance Loan proceeds and the Partners' obligations to make additional capital contributions or Subordinate Partner Loans) at the Gap Loan Closing. The Letter of Credit shall be in "sight draft" form and may be drawn upon by the Lender or released as provided in the Loan Documents.

     "LIBOR."  Is defined in Section 2(b) of the Deed of Trust Note.

     "Limited Partner(s)." Investor Limited Partner, Special Limited Partner and/or any other Person admitted to the Partnership from time to time as a limited partner in accordance with the terms of this Agreement.

     "Limited Partnership Interest." The Partnership Interest of a Limited Partner in such Partner's capacity as such.

     "Loan Documents." Deed of Trust Note, Deed of Trust, Building Loan Agreement, Guaranty Agreement, Environmental Indemnity Agreement, Assignment of Construction Agreements, Plans and Property Agreements, and any other documents required by Lender in connection with the Mortgage Loan.

     "Manager." Courtyard Management Corporation, a Delaware corporation, and any successor property manager designated or appointed from time to time in accordance with the terms of this Agreement.

     "Management Agreement." The "Management Agreement" dated November 7, 1997 by and between the Partnership and the Manager pursuant to which the Manager will manage and operate the Hotel and the Parking Facility on the terms and conditions set forth therein, which terms and conditions have been approved by Special Limited Partner.

     "Management Fee." The Base Management Fee and the Incentive Hotel Management Fee payable to the Manager pursuant to the terms of the Management Agreement.

     "Managing General Partner." Any Person designated as such in accordance with the provisions of Section 7.3B.

     "Material Default."  The occurrence of any of the following events:

          (i) a material breach by General Partner (or any of General Partner's Affiliates) in the performance of any of such Person's material obligations under this Agreement (including a failure to meet its monetary obligations under Sections 5.11, 5.12, 5.13 and/or 5.14) or under any other agreement which breach materially adversely affects or could materially adversely affect either of the Limited Partners, provided that the inability of the Partnership to pay the Mortgage Loan or any other financial obligation of the Partnership to any party other than the Limited Partners under the Project Documents shall not be deemed a Material Default, provided, however, that the foregoing proviso will not limit Partnership's obligations to the Limited Partners under this Agreement and the other Project Documents;

          (ii) a Terminating Event as to General Partner, or an Event of Bankruptcy as to General Partner or as to the Partnership; provided, however, if (a) the Operating Deficit Reserve and the Cash Collateral Fund have all been fully disbursed, and General Partner has fully satisfied all of General Partner's obligations to make Operating Deficit Loans, and if Investor Limited Partner has not made Investor Limited Partner Loans to fund Operating Deficits so that at such time all Operating Deficits have been funded, and (b) the Partnership is not then indebted to the Investor Limited Partner (or its Affiliates) with respect to any Investor Limited Partner Loans, then General Partner, at General Partner's election, upon written notice to Special Limited Partner, may cause the Partnership to file for a reorganization under Chapter 11 of the United States Bankruptcy Code (or a similar proceeding under any substitute law) provided that such proceeding does not threaten any action which could cause a recapture of any portion of the Historic Rehabilitation Credit, and such act by General Partner or the Partnership will not constitute a Material Default;

          (iii) a violation by General Partner or any Affiliate of General Partner of such Person's fiduciary duties to the Partnership;

          (iv) a violation by General Partner or any Affiliate of General Partner of any law, regulation or order applicable to the Partnership which has or may have a material adverse effect on either of the Limited Partners, which violation is not cured or remedied within any applicable period provided with respect to such law, regulation, or order;

          (v) a material breach by the Partnership, General Partner in its capacity as general partner of the Partnership, or any Affiliate of General Partner under any Project Document or other material agreement or document benefitting the Partnership or either of the Limited Partners which breach materially, adversely affects or could materially, adversely affect either of the Limited Partners; provided, however, that the inability of the Partnership or General Partner in its capacity as the general partner of the Partnership to pay the Mortgage Loan or any other financial obligation of the Partnership to any party other than the Limited Partners under the Project Documents shall not be deemed a Material Default, provided, however, that the foregoing proviso will not limit General Partner's obligations to the Limited Partners under this Agreement and the other Project Documents;

          (vi) the failure of the Temporary Certificate of Occupancy Date to occur on or before the Completion Date;

          (vii) the inability of General Partner to deliver a Payment Certificate under Section 5.2 which continues for a period of 6 months following the date on which the Second Installment would otherwise be due (or, if earlier, December 31, 1999);

          (viii) any representation or warranty relating to the Project, the Partnership, or to the Limited Partners' admission into the Partnership which is made to the Partnership or to either Limited Partner by General Partner, the Development Guarantors, or any Affiliate of General Partner, whether made in this Agreement, or in the Development Guaranty Agreement, or in any other document which this Agreement contemplates to be executed or delivered, proves to be untrue in any material respect as of the date such representation or warranty was issued or made and which has or could have a material adverse effect on the Partnership or either of the Limited Partners;

          (ix) the Development Guaranty Agreement ceases to be in full force and effect for any reason other than pursuant to the terms thereof, or either or both of the Development Guarantors denies that such guarantor has any further liability under the Development Guaranty Agreement or gives notice of such effect or asserts (other than in good faith and based upon a reasonable acknowledged legal basis) any defense to liability under the Development Guaranty Agreement;

          (x) General Partner's failure to execute any promissory note evidencing an Investor Limited Partner Loan in accordance with the terms of this Agreement;

          (xi) General Partner's failure to withdraw funds from the Operating Reserve, or the Cash Collateral Fund, as applicable, to pay Operating Deficits in accordance with Section 5.8A;

          (xii) HRI's failure, at any time during the Initial Operating Period, to maintain a net worth equal to or greater than $4,000,000.00 determined in accordance with GAAP;

          (xiii)  any material default under the Development Guaranty Agreement;

          (xiv) General Partner's failure to reimburse Investor Limited Partner for any amount drawn against the Letter of Credit and/or TIF Letter of Credit as provided in Section 5.11, provided that, if at the time that such reimbursement is due, either all of the conditions precedent to payment of the Second Installment have been satisfied, including the expiration of any applicable time periods, and Investor Limited Partner has failed to pay all of the amount of the Second Installment (as such amount may be reduced for any right of offset available to Investor Limited Partner under the terms of this Agreement), or all of the conditions precedent to funding of the Subordinated Partner Loan by the Investor Limited Partner have been satisfied, including the expiration of any applicable time periods, and Investor Limited Partner has failed to fund its share of the Subordinated Partner Loans (as such funding obligation may be reduced for any right of offset available to Investor Limited Partner under the terms of this Agreement), then General Partner shall have the right to offset and apply such reimbursements for and on behalf of Investor Limited Partner as payment of such Second Installment or funding of such share of the Subordinated Partner Loan, as applicable, in an amount equal to the amount which Investor Limited Partner failed to pay or fund, and such offset and application of such funds in payment of the Second Installment or funding of the Subordinated Partner Loan, as applicable, shall (to the extent of the amount thereof) not constitute a Material Default so long as General Partner otherwise complies with the requirements of Section 5.11; or

          (xv) the occurrence of an Event of Default under the Put Loan
     Documents.

     "Material Violation."  Is defined in Section 7.11Q.

     "Mortgage Loan." The loan to be made by the Lender to the Partnership evidenced by the Deed of Trust Note and secured by the Deed of Trust, which is made to finance the acquisition and Rehabilitation of the Project and to provide term financing for the Project.

     "Mortgage Loan Closing." The date on which the Loan Documents become effective between the Lender and the Partnership.

     "Mortgage Loan Extension Privilege." The Partnership's option to extend the term of the Mortgage Loan for an additional 12 month period on the terms and conditions set forth in the Loan Documents.

     "Negative Completion Adjuster."  Is defined in Section 5.3B.

     "Negative Historic Adjustment."  Is defined in Section 5.4.

     "Negative Historic Credit Difference."  Is defined in Section 5.4.

     "Net Hotel Revenues." The excess of Gross Hotel Revenues over Hotel Expenses for the applicable period of time. The term "Net Hotel Revenues" has the same meaning as "Operating Profit" in Section 12.01 of the Management Agreement.

     "Net Commercial Space Lease Rent." The excess of Commercial Space Lease Rent over Commercial Space Lease Expenses for the applicable period of time.

     "Nonrecourse Debt or Nonrecourse Liability." Any indebtedness for which none of the Partners has any economic risk of loss other than through such Partner's interest in the Partnership Property securing such indebtedness, as defined in Section 1.704-2(b)(3) of the Allocation Regulations.

     "Nonrecourse Deductions." The meaning set forth in Section 1.704-2(b)(1) of the Allocation Regulations.

     "Off-Site Parking Facility." The parking facility, which will consist of approximately 50 parking spaces, located on that portion of the Land situated on Lots 7 and 8, Block 101, in the City.

     "Operating Deficit." For any specified period of time, the amount by which the sum of (i) Hotel Expenses, (ii) Commercial Space Lease Expenses, (iii) Project Expenses, and (iv) Debt Service (only after the Manager has made any of the Debt Service Deficiency Loans required of Manager under the Management Agreement or Manager defaults in making a Debt Service Deficiency Loan) for such period exceeds Cash Receipts.

     "Operating Deficit Loan(s)." A loan(s) made by General Partner to the Partnership to fund Operating Deficits pursuant to Section 5.8A and/or to pay down the Mortgage Loan in connection with the exercise of the Mortgage Loan Extension. Such loans, which shall bear interest at an annual rate equal to the Designated Interest Rate, shall be evidenced by unsecured, nontransferable promissory notes of the Partnership. Such loans shall be repaid only as provided in Section 6, and no recourse for the payment hereof may be had against any other property of the Partnership or against any Partner. Payments of principal and interest on Operating Deficit Loans shall be applied in the same order in which such Operating Deficit Loans are made (i.e., on a first-in, first-out basis).

     "Operating Deficit Loan Maximum." The maximum principal amount of Operating Deficit Loans which General Partner is obligated to have outstanding at any time, which is the amount equal to $1,125,000 minus the initial aggregated amount(s) of the Operating Reserve and the Working Capital Reserve.

     "Operating Profits or Losses." For any Fiscal Year means the Profits or Losses of the Partnership for that Fiscal Year as determined for federal income tax purposes by the Accountants, excluding Profits or Losses from a Capital Transaction and determined without regard to any adjustments to basis pursuant to Sections 734 or 743 of the Code.

     "Operating Projection." The annual operating projection for the Project as prepared by the Manager pursuant to Section 4.04 of the Management Agreement.

     "Operating Reserve." The reserve in the initial amount of $382,600.00, to be funded from the Mortgage Loan, which is to be used to fund Operating Deficits. The Operating Reserve will be held in interest bearing accounts which are fully insured by the Federal Deposit Insurance Corporation, or in such other investments as Special Limited Partner may approve. Interest earned on such funds will be retained in the Operating Reserve and will be used for the same purposes as other funds held in the Operating Reserve. In the event of the sale of the Project at a time when funds are held in the Operating Reserve, such funds will be treated as additional Sales Proceeds and will be applied as provided in Section 6.2C.

     "Parking Facility." The parking facility, which will consist of approximately 140 parking spaces, to be located on that portion of the Land situated between Tenth Street, Ninth Street, Dodge Street and Douglas Street after the Rehabilitation.

     "Partner."  Any General Partner or Limited Partner.

     "Partner Nonrecourse Debt." The meaning set forth in Section 1.704-2(b)(4) of the Allocation Regulations.

     "Partner Nonrecourse Debt Minimum Gain." The meaning set forth in Sections 1.704-2(i)(2) and (3) of the Allocation Regulations.

     "Partner Nonrecourse Deductions."  The meaning set forth in Section 1.704-2
(i)(1) of the Allocation Regulations.

     "Partnership."  The limited partnership created by this Agreement.

     "Partnership Counsel."  Elkins, P.L.C., of New Orleans, Louisiana.

     "Partnership Interest." The interest of a Partner in the Partnership, including, without limitation, such Partner's interest in the assets, capital, Profits or Losses, Distributions and Tax Credits of the Partnership.

     "Partnership Items."  Is defined in Section 6.5M.

     "Partnership Minimum Gain." The meaning set forth in Section 1.704-2(d) of the Allocation Regulations.

     "Partnership Property." All real and personal property owned by the Partnership.

     "Partnership Reserves." Reserves maintained by the Partnership for working capital, capital improvements and similar contingencies, including, without limitation, the Operating Reserve, the Working Capital Reserve, and the Replacement Reserve. Except as expressly provided in this Agreement any funds held in the Partnership Reserves which are no longer required for the purposes for which they were set aside shall be distributed to the Partners pursuant to the provisions of Section 6.2A.

     "Payment Certificate."  Is defined in Section 5.2E.

     "Person." Any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural, and the masculine gender shall include the feminine and the neuter and vice versa.

     "Personal Property." Those items of tangible or intangible personal property, including, any permits, licenses, signs, containers and equipment, located on or associated with the Land and to be acquired from the Seller.

     "Placed-in-Service Date." The earliest date that the entire site upon which the Project is located is "placed in service" for federal income tax purposes under Section 47 of the Code; provided, however, that, in the event that (i) the tenant improvements on the portion of the Project shown as the approximate 7,600 square feet of commercial space located on the ground floor of the Hospe Building in the Plans and Specifications prior to the date the remaining portion of the Project is "placed in service" under Section 47 of the Code, and (ii) the General Partner is unable to finish out such premises or find, in the exercise of due diligence and subject to the Consent of the Special Limited Partner, a suitable tenant to complete such improvements and operate such premises prior to the date the remaining portion of the Project is "placed in service" under Section 47 of the Code, then the date such remaining portion is so "placed in service" shall be deemed to be the date the entire site upon which the Project is located is so "placed in service" for purposes of this Agreement.

     "Plans and Specifications." The drawings dated October 1, 1997, and the specifications last revised October 1, 1997 for the Rehabilitation of the Project approved by the Lender and Special Limited Partner, including, without limitation, specifications for materials, and all amendments and modifications thereof, provided, however, that no amendment or modification may be made to such plans and specifications which would affect the availability of the Historic Rehabilitation Credit, or which would materially affect the amount of the Historic Rehabilitation Credit or the cost of the construction and Rehabilitation of the Project, or which would otherwise materially affect the Project.

     "Positive Completion Adjuster."  Is defined in Section 5.3B.

     "Positive Historic Adjustment."  Is defined in Section 5.4.

     "Positive Historic Credit Difference."  Is defined in Section 5.4.

     "Priority Amount."  Is defined in Section 6.2B, Clause Twelfth.

     "Profits or Losses." For each Fiscal Year or other period, an amount equal to the" Partnership's taxable income or loss for such Fiscal Year or other period, determined i"n accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (i) Any items described in Sections 705(a)(1)(B) and 705(a)(1)(C) of the Code which are not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss.

          (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Allocation Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss.

          (iii) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs the Gross Asset Value of such property.

          (iv) In the event of a distribution of Partnership assets to a Partner (whether in connection with a liquidation or otherwise), or in the event the Gross Asset Value of any Partnership asset is adjusted upon the acquisition of an additional interest in the Partnership, unrealized income, gain, loss and deduction inherent in such distributed or adjusted assets (not previously reflected in Capital Accounts) shall be allocated pursuant to Section 6.1 as if there had been a taxable disposition of such distributed or adjusted assets at fair market value.

          (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" set forth herein.

          (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.5 shall be taken into account in computing Profits or Losses only if the Accountants determine that such items should be so reflected.

     "Profits or Losses from a Capital Transaction." The Profits or Losses, if any, recognized by the Partnership as a result of a Capital Transaction, as determined for federal income tax purposes by the Accountants, but without regard to any adjustments to basis pursuant to Section 734 and 743 of the Code.

     "Project." The Rehabilitation of the Land and Improvements into, and the operation of, the Hotel, Parking Facility, Off-Site Parking Facility and Commercial Space.

     "Project Documents." The Assignment of the Purchase Agreement, the Deed, the Loan Documents, the Gap Loan Documents, the Tax Financing Documents, the Development Agreement, the Construction and Design Contract, the Management Agreement, the Incentive Partnership Management Agreement, the City Leases and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

     "Project Expenses." All operating and other costs and expenses of the Partnership determined on an accrual basis during the Fiscal Year, other than Incentive Hotel Management Fee, Investment Servicing Fee, Incentive Partnership Management Fee, and operating and other costs and expenses included in the determination of Hotel Expenses, Commercial Space Lease Expenses or Debt Service.

     "Projections." The economic projections dated November 17, 1997, which have been submitted to, and approved by, Special Limited Partner and attached hereto as Exhibit E.

     "Purchase Agreement." That certain "Agreement to Purchase and Sell," dated September 9, 1996, by and between Seller and HRI, as amended by that "Amendment to Agreement to Purchase and Sell" dated September 5, 1997, whereunder the Seller has agreed to sell the Real Property to HRI or its assigns upon the terms and conditions set forth therein.

     "Put Loan Documents." That certain "Loan Agreement" between HRI and AmerUs Life Insurance Company and the "Loan Documents" (as that term is defined in such Loan Agreement) referred to therein.

     "Real Property." The Land and Improvements, before and after the Rehabilitation.

     "Recapture Event." A disposition or other event causing recapture of all or any portion of the Historic Rehabilitation Credit pursuant to the provisions of Section 50 of the Code.

     "Redevelopment Agreement." The "Redevelopment Agreement" dated October 8, 1997 by and between the City and HRI entered into pursuant to the Downtown Northeast Redevelopment Plan adopted by the City to implement the Rehabilitation.

     "Redevelopment Note" The "Redevelopment Promissory Note" in the amount of $1,519,000.00 made by City in favor of the Partnership representing the City's indebtedness for tax increment financing to the Partnership pursuant to the Redevelopment Agreement.

     "Refinancing Proceeds." The gross proceeds available to the Partnership from a refinancing of any of the Mortgage Loan or any other secured or unsecured indebtedness of the Partnership.

     "Regulations." The rules and regulations applicable to the Project or the Partnership of any" Governmental Authority asserting jurisdiction over the matter in question.

     "Regulatory Allocations." The allocations set forth in Sections 6.5A through 6.5G.

     "Rehabilitation." The development, construction, renovation, and rehabilitation work on the Project described in the Plans and Specifications.

     "Reimbursement Agreement." That certain "Reimbursement Agreement" dated November 18, 1997 by and between the Partnership and Marriott International, Inc., a Delaware corporation.

     "Related Person." The meaning set forth in Section 1.752-4(b) of the Allocation Regulations.

     "Replacement Reserve." The replacement reserve as required by the Manager pursuant to Section 5.02 of the Management Agreement.

     "Repurchase Event." Is defined in Section 5.12A.

     "Requisite Approvals." The approval or consent of the Lender or any Governmental Authority asserting jurisdiction over the Partnership or the Project, to the extent required pursuant to the terms of any of the Project Documents.

     "Retired General Partner."  Is defined in Section 10.4C.

     "Sale Proceeds." The gross proceeds available to the Partnership from the sale or other disposition of all or any portion of the Project or the Partnership's other assets, or any proceeds realized from a condemnation, insured casualty (in excess of the amount of such proceeds used for repair or reconstruction of the Project), or insured title defect, but excluding proceeds from rental interruption insurance, if any.

     "Schedule."  Schedule A attached hereto.

     "Second Installment."  Is defined in Section 5.1A.

     "Seller."  Briggs, Inc. of Omaha, a Nebraska corporation.

     "Share of Partner Nonrecourse Debt Minimum Gain." For each Partner, an amount equal to such Partner's share of partner nonrecourse debt minimum gain," determined in accordance with the provisions" of Section 1.704-2(i)(5) of the Allocation Regulations.

     "Share of Partnership Minimum Gain." For each Partner, an amount equal to such Partner's "share of partnership minimum gain," determined in accordance with the provisions of Section 1.704-2(g) of the Allocation Regulations."

     "Site." The meaning given to such term in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and any meaning given to such term in any similar state or local statutes, ordinances, regulations or by-laws.

     "Special Class Limited Partner." The meaning set forth in Sections 10.4B and 10.4C.

     "Special Counsel."  Elkins, P.L.C. of New Orleans, Louisiana.

     "Special Limited Partner." AmerUs Management, Inc., an Iowa corporation, or any other Person who is admitted to the Partnership and shown on the books and records of the Partnership as a substituted Special Limited Partner at the time of reference thereto.

     "State."  The State of Nebraska.

     "Subordinated Partner Loan(s)." Loans which General Partner and Investor Limited Partner are obligated to make to the Partnership pursuant to Section
5.14. Such loans shall bear interest at an annual rate equal to the Designated Rate plus 7%, shall be evidenced by unsecured, non-negotiable promissory notes of the Partnership, and shall be repaid as provided in Section 6; PROVIDED, HOWEVER, in the event the conditions set forth in Section 5.2 have not occurred on or before December 31, 1999, all principal and accrued interest on such loans shall become then due and payable. No recourse for the payment thereof may be had against any other property of the Partnership or against any Partner.

     "Substitute Limited Partner." Any Person admitted into the Partnership as Substitute Limited Partner as provided in Section 11.3.

     "Substitute Partner." A Person who shall become entitled to receive a share of the Profits, Losses, Tax Credits and Distributions of the Partnership by reason of such Person succeeding to the Partnership Interest of a Partner by assignment of all or any part of a Partnership Interest.

     "Tax Credits." Any credit(s) permitted under the Code against the federal income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, the Historic Rehabilitation Credit.

     "Tax Financing Documents." The TIF Loan Documents, the Redevelopment Agreement and any other documents required by the City or the Bank in connection with the tax increment financing on the Project.

     "Temporary Certificate of Occupancy." The temporary certificate of occupancy issued by the appropriate Governmental Authority authorizing the use and occupancy of the entire Project as the Hotel, Parking Facility, Off-Site Parking Facility and Commercial Space in accordance with the Plans and Specifications, provided, however, that the only work remaining to be done is of a nature which would not impair the permanent occupancy of any portion of the Project and General Partner has delivered to Special Limited Partner the Second Installment Payment Certificate of General Partner in the form attached to this Agreement as Exhibit C; further, provided, that, in the event that the tenant improvements on the portion of the Project shown as the approximate 7,600 square feet of commercial space located on the ground floor of the Hospe Building in the Plans and Specifications prior to the issuance of such a temporary certificate of occupancy by the Governmental Authority and the General Partner is unable to finish out such premises or find, in the exercise of due diligence and subject to the Consent of the Special Limited Partner, a suitable tenant to complete such improvements and operate such premises prior to such time such a temporary certificate of occupancy with respect to the remaining portion of the Project is issued by the Governmental Authority, the issuance of such a temporary certificate of occupancy by the appropriate Governmental Authority authorizing the use and occupancy of the remaining portion of the Project as the Hotel, Off-Site Parking Facility and Parking Facility in accordance with the Plans and Specifications, as contemplated by this Agreement shall constitute the temporary certificate of occupancy for purposes of this Agreement.

     "Temporary Certificate of Occupancy Date." The date on which the Partnership has received a Temporary Certificate of Occupancy, in accordance with the requirements of the definition of Temporary Certificate of Occupancy.

     "Terminating Capital Transaction." A Capital Transaction resulting in or involving the termination and winding up of the business of the Partnership or any other event resulting in the "liquidation" of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Allocation Regulations.

     "Terminating Event."  The occurrence of an event of withdrawal described in
Section 17-402 of the Act with respect to General Partner.

     "Third Deed of Trust." The "Deed of Trust, Assignment of Leases and Rents, and Security Agreement" between the Partnership and Marriott International, Inc.

     "TIF Advance Loan." The loan to be made by the Bank to the Partnership pursuant to the TIF Loan Agreement and evidenced by the TIF Advance Note and secured by the TIF Letter of Credit and a pledge of the Redevelopment Note, which loan is made to finance the acquisition and Rehabilitation of the Project and to provide term financing for the Project.

     "TIF Advance Loan Closing." The date on which the TIF Loan Documents become effective between the Lender and the Partnership.

     "TIF Advance Note." The promissory note in the amount of $1,519,000.00 made by the Partnership in favor of the Bank representing the Partnership's indebtedness to the Bank pursuant to the TIF Loan Agreement, .

     "TIF Letter of Credit." A standby irrevocable letter of credit in the amount of $1,720,000.00 (which, with renewals thereof, shall expire on the later of the issuance of the Certificate of Occupancy or the opening of the Hotel for business to the public) issued by the Federal Home Loan Bank of Des Moines or a financial institution satisfactory to the Partnership, at the request of Investor Limited Partner or an Affiliate of Investor Limited partner, in favor of the Bank and issued at the TIF Advance Loan Closing.

     "TIF Loan Agreement." The loan agreement to be executed by and between the Bank and the Partnership.

     "TIF Loan Documents." The TIF Loan Agreement, TIF Advance Note, the TIF Letter of Credit and such other documents, instruments, environmental indemnity agreements and pledges as may be required by the Bank in connection with the TIF Advance Loan.

     "Title Policy." The owner's policy of title insurance to be issued to the Partnership by First American Title Insurance Company in the amount of $19,725,000.00 (not including special coverage endorsements).

     "TMP."  Is defined in Section 7.9A.

     "Transfer." Any sale, exchange, assignment, encumbrance, hypothecation, pledge, foreclosure, conveyance in trust, gift or other transfer of any kind, whether direct or indirect, voluntary or involuntary, other than as a direct consequence of a Terminating Event. When used as a verb, such term shall mean, voluntarily or involuntarily, to sell, exchange, assign, encumber, hypothecate, pledge, foreclose, convey in trust, give or otherwise transfer.

     "Vessel." The meaning given to such term in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and any meaning given to such term in any similar state or local statutes, ordinances, regulations or by-laws.

     "Voluntary General Partner Loan." Any loan made by General Partner to the Partnership to pay Project Expenses which General Partner voluntarily makes and is not obligated to make under this Agreement. Operating Deficit Loans and Excess Adjustment Loans are not Voluntary General Partner Loans. Such loans shall bear interest at an annual rate equal to the lesser of the Designated Interest Rate plus 7%, or the highest rate permitted by law, and shall be evidenced by unsecured, nontransferable promissory notes of the Partnership, in form and substance satisfactory to General Partner and Special Limited Partner. Voluntary General Partner Loans shall be repaid as provided in Section 6, and no recourse for the payment hereof may be had against any other property of the Partnership or against any Partner. Payments of principal and interest on Voluntary General Partner Loans shall be applied in the same order in which such Voluntary General Partner Loans are made (i.e., on a first-in, first-out basis).

     "Working Capital Reserve." The reserve in the initial amount of $72,400.00, to be funded from the Mortgage Loan, which is to be used and applied to cover Operating Deficits. The Working Capital Reserve will be held in interest-bearing accounts which are fully insured by the Federal Deposit Insurance Corporation, or in such other investments as Special Limited Partner may approve. Interest earned on such funds will be retained in the Working Capital Reserve and will be used by Manager in accordance with the Management Agreement for the same purposes as other funds held in the Working Capital Reserve. In the event of the sale of the Project at a time when funds are held in the Working Capital Reserve, such funds will be applied as provided in the Management Agreement, with any excess applied as provided in Section 6.2C.

     SECTION 2:     CONTINUATION

     Section 2.1    Continuation

     The Partners hereby agree to continue the limited partnership known as Briggs Renewal Limited Partnership formed pursuant to the provisions of the Act and the Original Agreement.

     Section 2.2    Name and Office; Registered Agent and Office

     The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be c/o Historic Restoration, Incorporated, 210 Baronne Street, Suite 1717, New Orleans, Louisiana 70112. The name of the Partnership's registered agent and its registered office for service of process in Nebraska shall be Douglas S. Lash, Esq., 2027 Dodge Street, Omaha, Nebraska 68102. The General Partner may at any time change the location of its principal office, registered office and/or registered agent and shall give due notice of any such change(s) to each Limited Partner and make all requisite filings to reflect such change(s) with applicable Governmental Authority.

     Section 2.3    Purpose

     The business and purpose of the Partnership shall consist solely of the acquisition, rehabilitation, development, improvement, maintenance, ownership, operation, leasing and disposition of the Project in accordance with the Project Documents, any applicable Regulations, and the provisions of this Agreement and such other activities as are necessary, incidental or appropriate in connection therewith. The Partnership shall not engage in any other business or activity.

     Section 2.4    Authorized Acts

     In furtherance of the purposes of the Partnership, but subject to all other provisions of this Agreement including, but not limited to, Section 3 and
Section 7, the Partnership is hereby authorized:

          (i) To acquire by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

          (ii) To construct, reconstruct, rehabilitate, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership;

          (iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on the Project or any other assets of the Partnership, to the extent permitted by the Project Documents;

          (iv) To pay in whole or in part, refinance, recast, increase, modify or extend the Mortgage Loan, the Gap Loan, the TIF Advance Loan, the Third Mortgage, or any other mortgage loans affecting the Project and in connection therewith to execute any extensions, renewals, or modifications of the Mortgage Loan or any such other loans on the Project;

          (v) To enter into, perform and carry out, contracts of any kind, including contracts with Affiliates of a Partner, necessary to, in connection with or incidental to, the accomplishment of the purposes of the Partnership, specifically including, but not limited to, the execution and delivery of the Management Agreement and the Development Agreement, Construction and Design Contract, and Incentive Partnership Management Agreement, and all other agreements, certificates, instruments or documents required by any Governmental Authority in connection with the Project Documents and the acquisition, construction, Rehabilitation, development, improvement, maintenance and operation of the Project;

          (vi) To execute leases of any or all of the rentable space in the Project, specifically including, but not limited to, the Commercial Space Lease and the City Leases;

          (vii) To execute any and all notes, mortgages and security agreements (including a confession of judgement, waiver of appraisal) in order to secure loans from the Lender and any and all other documents (including but not limited to the Loan Documents, Tax Financing Documents, the Third Mortgage and the Gap Loan Documents) required by the Lender in connection with the Deed of Trust, the Mortgage Loan, the Third Mortgage, the Gap Deed of Trust, the Gap Loan, the Tax Financing Documents and the acquisition, development, improvement, maintenance and operation of the Project, or otherwise required by the Lender in connection with the Project;

          (viii) To employ any Person, including an Affiliate or any Partner, to perform services for, or to sell goods to, the Partnership (including without limitation, management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate or a Partner shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length, and shall be subject to any applicable Regulations;

          (ix) To modify or amend the terms of any agreement or contract which General Partner is authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (i) have a material adverse effect on the Partnership or either of the Limited Partners, or
     (ii) be in contravention of any of the terms or conditions of this Agreement or the Project Documents;

          (x) To execute contracts with the Lender and/or any Governmental Authority;

          (xi) To execute and deliver the Loan Documents, the Gap Loan Documents, the TIF Loan Documents and the other Project Documents and any notices, documents or instruments required to be executed or delivered in connection therewith;

          (xii) To employ or engage such engineers, architects, technicians, managers, accountants, lawyers and other Persons, including any Affiliate of a Partner as may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership; and

          (xiii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State and are not in contravention with the terms of this Agreement.

     Section 2.5    Term and Dissolution

     A. The Partnership shall continue in full force and effect until December 31, 2046, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

          (i) The sale or other disposition of all or substantially all the assets of the Partnership;

          (ii) The occurrence of a Terminating Event unless the business of the Partnership is continued pursuant to the provisions of Section 10;

          (iii) The election to dissolve the Partnership made in writing by General Partner with the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion, and, if required, any Requisite Approvals; or

          (iv) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction.

     B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to the provisions of Section 10), General Partner, unless such dissolution is caused by a Terminating Event as to General Partner, shall liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 6.3. If such dissolution is caused by a Terminating Event as to General Partner, then Special Limited Partner shall liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 6.3.

     SECTION 3: ACQUISITION, FINANCING, REHABILITATION, AND DISPOSITION OF PROPERTY

     Section 3.1    Acquisition.

     A. The Assignment of the Purchase Agreement is hereby approved, confirmed, and ratified by the Partnership. The Partnership shall acquire the Land and Improvements by virtue of the Deed.

     B. General Partner is specifically authorized, for and on behalf of the Partnership, to execute the Deed. Subsequent to the execution of said documents, General Partner is, subject to the limitations set forth in this Agreement, specifically authorized, for and on behalf of the Partnership, to execute such other documents as General Partner reasonably deems necessary in connection with the acquisition of the Land and Improvements, provided such documents are consistent with and in accordance with the terms of this Agreement.

     Section 3.2    Financing.

     A. The General Partner shall be authorized to cause the Partnership to borrow (i) the Mortgage Loan from the Lender, which Mortgage Loan will be in the maximum amount of $14,175,000.00 with a term of 5 years (subject to the Mortgage Loan Extension Privilege), will provide for payments of interest only for a period of 24 months after Mortgage Loan Closing and thereafter payments of principal based upon a 25-year amortization period using an annual rate of interest of 10 percent, and interest with an actual annual interest rate of 3.25% over 30-day LIBOR adjusted monthly, (ii) the Gap Loan, which Gap Loan shall be in the maximum amount of $2,064,000.00, have a maturity date not to exceed 18 months from the date of the Gap Loan Closing and provide for payments of interest only until such maturity; and (iii) the TIF Advance Loan which shall be in the maximum amount of $1,519,000.00, provided for payments of interest at a maximum rate of 8.75% (compounded through December 31, 1998 and subject to adjustment on June 1 in the years 2000, 2003, 2006 and 2009 to 250 basis points over the three year Treasury Constant Maturities Rate) until June 1, 2001 and thereafter semi-annual payments of principal and interest sufficient to fully amortize the loan over a 12 1/2 year period ending on June 1, 2012.

     B. General Partner is specifically authorized, for and on behalf of the Partnership, to execute the Loan Documents, the Reimbursement Agreement, the Third Mortgage, the TIF Loan Documents and the Gap Loan Documents; the form and substance of which shall be subject to the Consent of Special Limited Partner. Subsequent to the execution of such documents, General Partner is, subject to the limitations set forth in this Agreement, specifically authorized, for and on behalf of the Partnership, to execute such other documents as General Partner deems necessary in connection with the Mortgage Loan, the Third Mortgage, the TIF Advance Loan, and/or Gap Loan provided that such documents are consistent with the terms of the original Loan Documents, the Third Mortgage, TIF Loan Documents or the Gap Loan Documents, as the case may be, and with the provisions and restrictions contained in this Agreement. To the extent that any such document is inconsistent with the terms of the original Loan Documents, the Third Mortgage, the TIF Loan Documents, the Gap Loan Documents or this Agreement, General Partner may execute such document only with the prior Consent of Special Limited Partner.

     C. The General Partner and the Partnership shall be bound by the terms of the Loan Documents, the Reimbursement Agreement, the Third Mortgage, the TIF Loan Documents and the Gap Loan Documents. Any incoming General Partner shall as a condition of receiving any interest in the Partnership agree to be bound by the Loan Documents, the Reimbursement Agreement, the Third Mortgage, the TIF Loan Documents, and the Gap Loan Documents. Upon any dissolution of the Partnership or any transfer of the Project while the Mortgage Loan, the TIF Advance Loan or the Third Mortgage is outstanding, no title or right to the possession and control of the Project and no right to collect the revenues therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to the Lender, to the Loan Documents, the Gap Loan Documents, the TIF Loan Documents and the provisions of this Agreement. The Loan Documents, the TIF Loan Documents and the Gap Loan Documents shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as the Mortgage Loan or Gap Loan, as the case may be, is outstanding.

     D. Subject to the terms of the Loan Documents, the TIF Loan Documents the Third Mortgage, and the other Project Documents, the Partnership may refinance the Mortgage Loan, including any required transfer or conveyance of the Partnership assets for security or mortgage purposes, may execute mortgages, notes, and any other documents necessary for such a refinancing; provided, however, that the terms of any such refinancing must receive the Consent of Special Limited Partner, to be withheld or granted in Special Limited Partner's sole and absolute discretion, before such transaction shall be binding on the Partnership.

     E. In the event the Partnership desires to exercise the Mortgage Loan Extension Privilege but has insufficient funds available from Partnership Reserves and Operating Deficit Loans to pay down the Mortgage Loan to the debt service coverage ratio required to obtain such extension, the General Partner shall have the option of making a Voluntary General Partner Loan to the Partnership for the purpose of paying down the Mortgage Loan to achieve such debt service coverage ratio; provided, however, if the General Partner elects not to make such Voluntary General Partner Loan for any reason, the Investor Limited Partner shall have option of making an Investor Limited Partner Loan for the purpose of enabling the Partnership to so pay down the Mortgage Loan (a "Debt Service Coverage Loan"). A Debt Service Coverage Loan shall be treated as an Investor Limited Partner Loan for all purposes of this Agreement.

     F. In the event that the Mortgage Loan is not a Nonrecourse Debt as of December 31, 2000, the General Partner shall pay the Investor Limited Partner a $50,000 fee on December 31, 2000 and, subsequently, on each December 31st if the Mortgage Loan is not a Nonrecourse Debt as of each such payment date.

     Section 3.3    Rehabilitation.

     General Partner is specifically authorized, for and on behalf of the Partnership, to execute the Development Agreement, and the Construction and Design Contract.

     Section 3.4    Management and Disposition.

     A. The execution and delivery of the Management Agreement by the Partnership is hereby authorized, ratified and approved. The General Partner is hereby authorized, for and on behalf of the Partnership, to execute the Incentive Partnership Management Agreement.

     B. The Partnership may not sell all or any portion of or an interest in the Project nor enter into a contract relating to any such sale without the prior Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion. All documents to be executed by the Partnership with respect to any such sale are subject to the prior review of and Consent by Special Limited Partner.

     SECTION 4:     PARTNERS AND CAPITAL ACCOUNTS

     Section 4.1    General Partner

     General Partner of the Partnership is HRI-Briggs. Its address and Capital Contribution are set forth in the Schedule.

     Section 4.2    Limited Partners

     A. Amerus-Blackstone, L.L.C. and AmerUs Management, Inc. are hereby admitted into the Partnership as Investor Limited Partner and Special Limited Partner, respectively, of the Partnership; their addresses and Capital Contributions are set forth in the Schedule. The payment of their Capital Contributions is governed by Section 5.1.

     B. The Withdrawing Limited Partner hereby withdraws from the Partnership as a Limited Partner and acknowledges that the Withdrawing Limited Partner has no further interest in or claims against the Partnership in respect of the Withdrawing Limited Partner's Limited Partnership Interest or otherwise and shall not be considered a Limited Partner for purposes of this Agreement.

     Section 4.3    Partnership Capital and Capital Accounts

     A. The capital of the Partnership shall be the aggregate amount of the cash, the Gross Asset Value of property and the value of any services contributed by General Partner and Investor Limited Partner as set forth in the Schedule. Except as specifically set forth herein, no Partner shall have any right to make voluntary Capital Contributions to the Partnership. No interest shall be paid by the Partnership on any Capital Contribution to the Partnership. The Schedule shall be amended from time to time to reflect the withdrawal or admission of Partners, any changes in the Partnership Interests held by a Partner arising from the Transfer of a Partnership Interest to or by such Partner, and any change in the amounts to be contributed or agreed to be contributed by any Partner and the General Partner shall make all requisite filings with any applicable Governmental Authority to reflect such matters.

     B. An individual Capital Account shall be established and maintained for each Partner, including any additional or Substitute Partner who shall hereafter receive an interest in the Partnership in accordance with the terms of this Agreement. The Capital Account of each Partner shall be maintained in accordance with the following provisions:

          (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits, and any items in the nature of income or gain that are specially allocated pursuant to Section 6, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership Property distributed to such Partner;

          (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event that the Gross Asset Values of Partnership assets are adjusted pursuant to this Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     C. The original Capital Account established for any Substitute Partner shall be in the same amount as, and shall replace, the adjusted Capital Account of the Partner which such Substitute Partner succeeds, and, for the purposes of this Agreement, such Substitute Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such Substitute Partner succeeds. To the extent a Substitute Partner receives less than 100% of the Partnership Interest of a Partner, such Substitute Partner's Capital Account and Capital Contribution shall be in proportion to the Partnership Interest such Substitute Partner receives, and the Capital Account and Capital Contribution of the Partner who retains a partial interest in the Partnership shall continue, and not be replaced, in proportion to the Partnership Interest such Partner retains.

     D. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the Allocation Regulations, and shall be interpreted and applied in a manner consistent with such Allocation Regulations. In the event that General Partner determines that the Partnership is required to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Allocation Regulations, General Partner shall, with the Consent of the Special Limited Partner, make such modification, in such a manner as to cause the Partners' Capital Accounts to be maintained in such manner as may be necessary to give effect to the manner the Partners have agreed to share Distributions as provided in Section 6.2 and to maximize the amount of Historic Rehabilitation Credit allocable to the Limited Partners. General Partner shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed to the Partnership or distributed to the Partners, and
(ii) any liabilities that are secured by such contributed or distributed property that are assumed by the Partnership or the Partners, in the event General Partner shall determine such adjustments are necessary or appropriate pursuant to Section 1.704-1(b)(2)(iv) of the Allocation Regulations. Subject to the provisions of Section 6.3C, General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with the Allocation Regulations.

     Section 4.4    Withdrawal of Capital.

     A Partner shall not have the right to withdraw from the Partnership all or any part of such Partner's Capital Contribution. No Partner shall have any right to demand or receive property of the Partnership in return for such Partner's Capital Contribution, except as may be specifically provided in this Agreement. No Partner shall be entitled to demand a redemption or repurchase of such Partner's Partnership Interest, except as may be specifically provided in this Agreement. Any return of Capital Contributions to the Partners pursuant to this Agreement shall be solely from Partnership assets, and General Partner shall not be personally liable for any such return.

     Section 4.5    Liability of Limited Partner

     No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contributions as and when due hereunder and any Subordinated Partner Loan, if and as required hereunder. After a Limited Partner's Capital Contributions are fully paid and any Subordinated Partner Loans are made, such Limited Partner shall not be required to make any further Capital Contributions or payments or lend any funds to the Partnership.

     Section 4.6    Additional Limited Partners

     A. General Partner may admit additional Limited Partners only with the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion, and only in accordance with the provisions of Section 11.

     B. Any incoming Limited Partner shall, by execution of this Agreement and as a condition of receiving any interest in the Partnership Property, agree to be bound by the Project Documents to the same extent and on the same terms as the other Limited Partners.

     C. Upon the admission of any additional Limited Partners, an amendment to this Agreement reflecting such admission, shall, to the extent required by law, be filed with the Filing Office and/or any other appropriate Governmental Authority. Such amendment, if required, shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

     SECTION 5: CAPITAL CONTRIBUTIONS OF INVESTOR LIMITED PARTNER AND SPECIAL LIMITED PARTNER; OPERATING DEFICIT LOANS; INVESTOR LIMITED PARTNER LOANS; LETTER OF CREDIT; REPURCHASE RIGHT; DEFICIT RESTORATION OBLIGATIONS

     Section 5.1 Capital Contributions of Investor Limited Partner and Special Limited Partner

     A. Subject to the provisions of Sections 5.3 and 5.4, Investor Limited Partner's Capital Contribution shall be in the amount of $2,810,000.00, which Capital Contribution will be paid in two installments as follows:

          (i) The sum of $1,967,000.00 (the "First Installment") shall be paid after satisfaction of all of the Admission Date Conditions, as set forth on Exhibit A, which Admission Date Conditions will be satisfied on or before the Admission Date.

          (ii) The sum of $843,000.00, which sum is subject to reduction as provided in Section 5.4 and/or under the proviso in this Section 5.1A(ii) (as so reduced the "Second Installment") shall be paid 10 days after the date by which all of the following events shall have occurred: (1) either the Temporary Certificate of Occupancy or Certificate of Occupancy has been issued; (2) the written determination by the Accountants of the aggregate amount of the Historic Rehabilitation Credit; (3) the Cash Collateral Fund has been funded or will be funded contemporaneously therewith; (4) either a final Part III Historic Application issued by the Department of the Interior with respect to the Historic Rehabilitation Credit, or both (x) a certificate of General Partner in which General Partner certifies that General Partner believes that a Part III Historic Application with respect to the Project will be issued by the Department of the Interior in customary course and that General Partner intends to include the Historic Rehabilitation Credit in the Partnership's tax return for the year in which such certificate is issued, or has included the Historic Rehabilitation Credit in the Partnership's tax return for an earlier year, and
(y) a certificate of HCI, reasonably satisfactory to Special Limited Partner, to the effect that in HCI's professional judgement the Project has been completed in accordance with the conditions relating to the Historic Rehabilitation Credit and that a Part III Historic Application with respect to the Project will be issued by the Department of the Interior in customary course; and (5) all of the matters and conditions described in Section 5.2 have been satisfied. Notwithstanding the foregoing, (a) the amount of the Second Installment shall in no event exceed the difference between $3,420,500.00 less the sum of the First Installment, the aggregate amount of any draws on the Letter of Credit and/or the TIF Letter of Credit, and the aggregate amount of any Subordinated Partner Loan made by the Investor Limited Partner, and (b) if the requirement of Section 5.1A(ii)(1) is satisfied by the delivery of a Temporary Certificate of Occupancy, then Investor Limited Partner shall have the right to fund a portion of the Second Installment in an amount equal to the reasonably anticipated costs yet to be incurred by the Partnership in obtaining a Certificate of Occupancy into an escrow account held by an escrow agent and pursuant to escrow instructions reasonably satisfactory to Special Limited Partner and General Partner. The amounts held in such escrow account shall be released to the Partnership upon completion of all such work and upon the issuance of a Certificate of Occupancy.

          (iii) Notwithstanding the foregoing but subject to Section 5.3 below, Investor Limited Partner will have the right, at Investor Limited Partner's election, but not the obligation, to pay all or a portion of the Second Installment to obtain a release of the Letter of Credit, the TIF Letter of Credit and/or to any third party to which the Partnership then owes an obligation which is then due and payable or to make any payment to any Person which would cure any Material Default, provided that Investor Limited Partner has given General Partner at least 5 days' prior notice of Investor Limited Partner's intent to make such payment and General Partner has failed, within 5 days after such notice, to contest, settle, or otherwise satisfy or discharge the obligation which underlies the payment that Investor Limited Partner has notified General Partner of, in a manner which prevents the Person to which such obligation is owed from enforcing such obligation or otherwise harming the Partnership with respect to such obligation; any such payment made by Investor Limited Partner will be deemed to be made on behalf of the Partnership and, to the extent of such payment, the Second Installment will be deemed to have been paid. No such payment by Investor Limited Partner will be deemed to be a waiver of any Material Default or will relieve General Partner of any of General Partner's obligations under this Agreement, including, but not limited to, matters which were cured by such payment.

     B. Special Limited Partner's Capital Contribution shall be in the amount of $100.00 and shall be paid to the Partnership in full in cash on the Admission Date.

     Section 5.2    Conditions to Payment of Second Installment

     The following are conditions precedent (which must, in any event, occur on or before the Completion Date) to payment of the Second Installment by Investor Limited Partner:

     A. All of the conditions precedent to the Admission Date have been and remain satisfied.

     B. No Material Default has occurred, and no event has occurred which with the passage of time or the giving of notice would constitute a Material Default, and neither Investor Limited Partner nor Special Limited Partner has delivered a notice of a Material Default which is currently being contested by General Partner.

     C. The Temporary Certificate of Occupancy Date has occurred and the Project is not subject to any liens, claims or encumbrances other than the Deed of Trust, or other matters set forth in the title insurance policy delivered to Special Limited Partner at the Mortgage Loan Closing pursuant to this Agreement.

     D.   Intentionally Omitted.

     E. General Partner has delivered a written certification to Investor Limited Partner (a "Payment Certificate") in the form attached to this Agreement as Exhibit C.

     F.   General Partner must deliver each of the following to Special Limited
Partner:

          (i) A copy of the Temporary Certificate of Occupancy, together with evidence that the nature of the work remaining to be done is of a nature which would not impair the permanent occupancy of any portion of the Project, which evidence is reasonably satisfactory to Special Limited Partner.

          (ii) A copy of a lien waiver executed by the Contractor, dated not more than 30 days prior to the date on which the Second Installment is due; which lien waiver must show that all amounts due through the date of such waiver have been paid.

          (iii) A "date-down" endorsement to the title insurance policy required under this Agreement, which is to be issued concurrently with payment of the Second Installment, dating the policy as of the date on which the Second Installment is paid, which endorsement must not contain any exception relating to any liens of record not previously set forth on the title insurance policy issued at the Mortgage Loan Closing.

          (iv) An estoppel certificate, dated not more than thirty (30) days before the date on which the Second Installment is due, from the City that the Redevelopment Agreement has not been modified and is in full force and effect (or if there have been modifications, that the Redevelopment Agreement is in full force and effect as modified and setting forth the modifications), and whether, to the best knowledge of the City, the Partnership is or is not in default of the Redevelopment Agreement, and, if so, specifying the default; provided, however, in the event the City fails to provide such estoppel certificate, the General Partner shall provide a evidence that the City received a written request for such estoppel certificate and a representation by the General Partner that the City failed to respond to such request within twenty
(20) days and that the Redevelopment Agreement has not been modified, is in full force and effect and that the Partnership is not in default under the terms thereof.

          (v) An estoppel certificate from the Bank that the TIF Loan Documents have not been modified and are in full force and effect (or if there have been modifications, that the TIF Loan Documents are in full force and effect as modified and setting forth the modifications), and whether, to the best knowledge of the City, the Partnership is or is not in default of the TIF Loan Documents.

          (vi) An estoppel certificate from the Manager that the Management Agreement has not been modified an is in full force and effect (or there has been modification, that the Management Agreement is in full force and effect as modified and setting forth the modifications), whether or not there has been a default under the terms of the Management Agreement (and, if so, specifying the default), and a representation that the Hotel is open for business to the public.

          (vii) An estoppel certificate, dated not more than 30 days before the date on which the Second Installment is due, from the General Partner, in the form attached to this Agreement as Exhibit D.

          (viii) Evidence of written instructions from the Partnership delivered to the Lender contemporaneously with the payoff of the Gap Loan and requiring the original Letter of Credit to be marked "CANCELLED" by Lender and delivered to Investor Limited Partner.

          G. If requested by Special Limited Partner, an opinion of the Partnership Counsel, or such other counsel satisfactory to Special Limited Partner, relating to the authority of General Partner, and any Affiliate of General Partner which may be providing services to the Partnership, and to the enforceability of this Agreement and the other Project Documents, which opinion must be reasonably satisfactory to Special Limited Partner. The cost of such opinion will be borne by the Partnership.

          H. If requested by Special Limited Partner, an opinion of the Partnership Counsel, or such other tax counsel satisfactory to Special Limited Partner, which shall include opinions relating to the federal income tax classification of the Partnership, the availability of the Historic Rehabilitation Credit, the allocation of 99% of such credit to the Limited Partners in accordance with this Agreement, and the status of Limited Partners as "limited partners" under the Act notwithstanding the taking of any action or exercise of any and all rights, approvals and directives by Limited Partner in accordance with the terms of this Agreement, which opinion must be reasonably satisfactory to Special Limited Partner. The cost of such opinion will be borne by the Partnership.

          I. A certificate, in form and substance approved by the Special Limited Partner, from the Developer that the Project has been developed in accordance with the Plans and Specifications and the Tax Financing Documents.

          J. The financial statements of General Partner (which need not be audited), obtained at the expense of General Partner, dated no earlier than 90 days prior to the date on which the Second Installment is due (or if dated more than 90 days prior to such date, in addition, a certificate of General Partner that there has been no material adverse change to General Partner's financial condition since the date of such financial statements).

          K. The financial statements of HRI (which need not be audited), obtained at the expense of HRI, dated no earlier than 90 days prior to the date on which the Second Installment is due (or if dated more than 90 days prior to such date, in addition, a certificate of HRI that there has been no material adverse change to HRI's financial condition since the date of such financial statements), showing that there has been no material adverse change from the financial statements submitted to Special Limited Partner in connection with Investor Limited Partner's entrance into this Agreement and also showing that HRI's net worth is equal to or greater than $4,000,000.00 determined in accordance with GAAP.

          L. Insurance certificates evidencing all insurance policies required under this Agreement and/or the Management Agreement are paid for and in full force and effect as of the date on which the Second Installment is due.

          M. Copies of such other documents, permits, certificates, reports or other items relating to the Project as Special Limited Partner may reasonably request.

     Section 5.3    Adjuster Provisions: Generally; Completion Adjuster

     A. The parties acknowledge that the amount of Investor Limited Partner's Capital Contribution is based on an amount of Historic Rehabilitation Credit allocable to Investor Limited Partner under the terms of this Agreement of $3,193,740.00. If the amount of the Historic Rehabilitation Credit allocable to Investor Limited Partner under the terms of this Agreement is less or greater than $3,193,740.00, the provisions of Section 5.4 shall apply; provided, however, that in the event a Negative Historic Adjustment results in a reduction of Investor Limited Partner's Capital Contribution Installments or an offset to any amounts otherwise distributable or payable to the General Partner or to General Partner's Affiliates or a payment by General Partner to Investor Limited Partner pursuant to Sections 5.4 or 5.13, as the case may be, then such payment shall nevertheless be deemed for all purposes to be a return of Investor Limited Partner's Capital Contribution Installments, in the inverse order in which such Installments were made. In the event any payments by the General Partner to the Investor Limited Partner pursuant to Sections 5.3, 5.4 or 5.13, as the case may be, is includable in the Investor Limited Partner's gross income for Federal income tax purposes, then the amount of any such payment(s) by the General Partner to the Investor Limited Partner shall be increased by 53.85%.

     B. If the Placed-In-Service Date has not occurred on or prior to December 31, 1999, General Partner shall indemnify the Investor Limited Partner (for the General Partner's failure to timely complete the Project) in an amount (the "Negative Completion Adjuster") equal to the sum of (i) the product of 20% multiplied by the First Installment, plus (ii) interest on the amount specified in the preceding clause (i) at an annual rate equal to the lesser of the Designated Interest Rate plus 7%, or the highest rate permitted by law from the December 31, 1999 until such Negative Completion Adjuster is paid in full; which amount shall be paid by General Partner, in cash, on or before January 31, 2000; provided, however, that for all purposes of this Agreement, any amount so paid to Investor Limited Partner by General Partner shall not constitute a loan nor contribution of capital to the Partnership by General Partner, and General Partner shall not be entitled to receive any repayment or other compensation or consideration with respect to such amount. If the Placed-In-Service Date has occurred on or before December 31, 1998, the Investor Limited Partner shall make an additional Capital Contribution (the "Positive Completion Adjuster") to the Partnership in an amount equal to $100,000.00; which amount shall be paid by the Investor Limited Partner, in cash, on or before January 31, 1999 and, upon receipt by the Partnership, shall be used and applied by the Partnership to pay down on the Subordinate Partner Loans. The Investor Limited Partner shall have the right to offset any amounts due from Investor Limited Partner under the Second Installment or its Subordinated Partner Loan against any Negative Completion Adjuster due from the General Partner to Investor Limited Partner pursuant to this Section 5.3B; provided, however, for purposes of all alloca-tions, distributions and payments under this Agreement, the Investor Limited Partner shall be treated as having made the full amount of its Second Installment and Subordinated Partner Loan notwithstanding such offset and such offset shall not constitute a loan nor contribution of capital to the Partnership by General Partner, nor shall the General Partner be entitled to receive any repayment or other compensation or consideration with respect to such offset amount.

     Section 5.4    Historic Rehabilitation Credit Adjuster

     Notwithstanding anything to the contrary contained herein, if, for any reason other than a change in the law having a retroactive impact on the tax benefits allocable to Investor Limited Partner hereunder, (x) the written determination by the Accountants of the aggregate amount of the Historic Rehabilitation Credit is such that, or (y) the Partnership shall file a federal income tax return showing that, or (z) there shall be a Final Determination that, the aggregate amount of Historic Rehabilitation Credit allocated to Investor Limited Partner is an amount less or greater than $3,193,740.00 (such determination shall be referred to herein as the "Historic Credit Determination"), then the Accountants shall calculate the difference between the aggregate amount of Historic Rehabilitation Credit projected to be allocated to Investor Limited Partner and the amount in fact allocated; if the aggregate amount of Historic Rehabilitation Credit projected to be allocated to Investor Limited Partner is greater than the amount in fact allocated, such amount shall be referred to as the "Negative Historic Credit Difference"; if the aggregate amount of Historic Rehabilitation Credit projected to be allocated to Investor Limited Partner is less than the amount in fact allocated, such amount shall be referred to as the "Positive Historic Credit Difference." In the event a Historic Credit Determination is made that results in either a Negative Historic Adjustment or a Positive Historic Adjustment, all subsequent Historic Credit Determinations will be made on the basis of the initial amount of the Historic Rehabilitation Credit allocated to the Investor Limited Partner as adjusted for any prior Negative Historic Adjustment(s) and Positive Historic Adjustment(s).

          (i) If there is a Negative Historic Credit Difference, the Negative Historic Credit Difference will be multiplied by 92.4% and the resulting product shall be the "Negative Historic Adjustment."

          (ii) If there is a Positive Historic Credit Difference, the Positive Historic Credit Difference will be multiplied by 88% and the resulting product shall be the "Positive Historic Adjustment."

          (iii) If at the time that a Negative Historic Adjustment is determined Investor Limited Partner has not paid all of the Installments of Investor Limited Partner's Capital Contributions, then the amount of the remaining Capital Contribution Installment(s) to be paid by Investor Limited Partner shall be reduced by the Negative Historic Adjustment. If the Negative Historic Adjustment exceeds the aggregate of such remaining Capital Contribution Installments, such excess shall constitute Excess Adjustment and shall be repaid to Investor Limited Partner in accordance with the terms of Section 5.13.

          (iv) If at the time that a Negative Historic Adjustment is determined Investor Limited Partner has paid in all of Investor Limited Partner's Capital Contribution Installments, then the entire amount of such Negative Historic Adjustment shall constitute an Excess Adjustment and shall be repaid to Investor Limited Partner in accordance with the terms of Section 5.13.

          (v) If at the time that a Positive Historic Adjustment is determined Investor Limited Partner has not paid all of the Installments of Investor Limited Partner's Capital Contributions, then the amount of the Second Installment shall be increased by the amount of the Positive Historic Adjustment.

          (vi) If at the time that a Positive Historic Adjustment is determined Investor Limited Partner has paid all of Investor Limited Partner's Capital Contribution Installments, then Investor Limited Partner will make an additional Capital Contribution to the Partnership in the amount of the Positive Historic Adjustment within 30 days after Special Limited Partner's receipt of notice from General Partner that such amount is payable and documentation evidencing same.

     Section 5.5    Balloon Adjuster

          If Recapture Event occurs as a result of a foreclosure (or similar event) of the Mortgage Loan, the TIF Advance Loan or any refinancing thereof, on or before the end of the five year period beginning on the Place-in-Service Date, General Partner shall indemnify the Limited Partners for such Recapture Event in an amount (the "Balloon Adjuster") equal to the sum of (i) the amount of Historic Rehabilitation Credit which is required to be recaptured by the Limited Partners (i.e. 20% for each year less than 5 full years of the Historic Rehabilitation Credit properly allocated to the Limited Partners) in connection with such Recapture Event, plus (ii) any additional tax, penalties and interest incurred by the Limited Partners as a result of such Recapture Event. In the event the payment of the Balloon Adjuster by the General Partner is includible in the Limited Partners' gross income for federal income tax purposes, then the amount of such payment shall be increased by 53.85%. The Balloon Adjuster shall be due and payable, in cash, within 30 days after such Recapture Event.

     Section 5.6    IRS Claims

     A. In the event that a claim is made by the IRS (a "Claim") upon audit which, if successful, would result in an adjustment to the Capital Contributions of Investor Limited Partner or any payments pursuant to Sections 5.3, 5.4 or 5.13, General Partner, in General Partner's capacity as the TMP, shall, within 30 days after receiving notice of such Claim, notify Investor Limited Partner and Special Limited Partner of the Claim (such notice being referred to as a "Claim Notice") and request that Investor Limited Partner notify the Partnership of Investor Limited Partner's intention either to contest such Claim or to accept the same. If Investor Limited Partner elects to contest such Claim, the TMP shall take such action in contesting such Claim on behalf of the Partnership and Investor Limited Partner as the TMP reasonably deems necessary or as directed by Special Limited Partner. In such event, all third party costs and expenses incurred by the TMP in connection with such matter shall be borne by the Partnership and/or the Partners in accordance with the provisions of Section
7.9. The failure of Special Limited Partner, within 30 days after the date of the Claim Notice, to notify the Partnership of Investor Limited Partner's intention to contest such Claim shall be deemed to be a decision to accept the same.

     B. In the event that Investor Limited Partner elects to accept such Claim, General Partner may nevertheless contest the Claim by appropriate proceedings, provided, however, that (i) General Partner elects to contest such Claim, and in fact commences such contest, within any applicable period of limitations, (ii) prior to contesting any such Claim, General Partner delivers to Special Limited Partner security, satisfactory to Special Limited Partner, securing General Partner's potential obligations under Section 5.3, 5.4, 5.13 and this Section 5.6, (iii) General Partner diligently prosecutes such contest, and (iv) if, following the contest of such Claim by General Partner, all or a portion of the Claim is sustained in a Final Determination, then there shall be added to the adjustments referred to in Section 5.4, an amount equal to the interest, penalties, or any other amount assessed against Investor Limited Partner for the period commencing on the date of the Claim Notice and ending on the date of such Final Determination.

     C.   If, following a decision by General Partner to contest a Claim under
Section 5.6B above, 50% or more of the tax deficiency amount specified in the Claim is sustained in a Final Determination, the costs and expenses of contesting the Claim shall be borne solely by General Partner. If such Final Determination results in less than 50% of the tax deficiency amount specified in the Claim being upheld, the costs and expenses of contesting the Claim shall be borne by the Partnership and/or the Partners in accordance with the provisions of Section 7.9.

     Section 5.7    Project Cost Overruns

     In the event that the cost of construction, development, and Rehabilitation of the Project exceeds the total project cost set forth in the Development Budget, General Partner shall pay to the Partnership the amount of such excess. Such payment or payments shall be made at such times as may be necessary to assure that the costs of construction, development, and Rehabilitation of the Project are timely paid. Except as provided in this Section 5.7, such payments by General Partner shall not constitute loans nor contributions of capital to the Partnership by General Partner, and General Partner will not be entitled to receive any repayment or other compensation or consideration with respect to such amounts. Notwithstanding the foregoing, to the extent that Investor Limited Partner's Capital Contributions are increased under Section 5.4 as a result of the cost of construction, development, and Rehabilitation of the Project exceeding the total project cost set forth in the Development Budget, then the Partnership will reimburse General Partner for amounts paid by General Partner under this Section 5.7, or will reimburse a Development Guarantor for amounts paid by such Development Guarantor under the Development Guaranty Agreement, upon receipt by the Partnership of Investor Limited Partner's increased Capital Contribution. If the increase in Investor Limited Partner's Capital Contribution is less than the aggregate of the amounts paid by General Partner under this Section 5.7 and amounts paid by the Development Guarantors under the Development Guaranty Agreement, then the proceeds of Investor Limited Partner's increased Capital Contribution will be allocated between General Partner and the Development Guarantors as determined by General Partner; provided, however, the Limited Partners shall have no duty to determine the reasonableness of such allocation or oversee the application of such funds by the General Partner to the General Partner and/or the Development Guarantors.

     Section 5.8 Operating Deficits and Operating Deficit Loans; Use of Operating Deficit Reserve; and Cash Collateral Fund

     A. (i) If at any time during the Initial Operating Period, the Partnership requires funds to eliminate an Operating Deficit, then General Partner shall use funds from the Operating Reserve, as may be necessary to eliminate such Operating Deficit, until the Operating Reserve is depleted.

          (ii) If, at any time during the Initial Operating Period after the Operating Reserve is depleted, the Partnership requires funds to eliminate an Operating Deficit, then such shortfall shall be funded by General Partner making an Operating Deficit Loan to the Partnership. Such Operating Deficit Loan shall be funded 30% from the Cash Collateral Fund (to the extent funds are available), and 70% from General Partner (provided that to the extent that funds are not available in the Cash Collateral Fund to pay the full 30% portion of such shortage, General Partner will pay the difference as necessary, subject to the Operating Deficit Loan Maximum). Notwithstanding the foregoing, General Partner shall not be required to make an Operating Deficit Loan to the Partnership to the extent that the outstanding principal amount of Operating Deficits Loans equals or exceeds the Operating Deficit Loan Maximum. To the extent that the principal amount of any Operating Deficit Loan is repaid to General Partner, the amount of such repayment shall be credited against the aggregate amount of the outstanding advances made by General Partner under this Section 5.8A(ii), and the amount so repaid shall be available again for future Operating Deficit Loans during the Initial Operating Period (e.g. the Operating Deficit Loans will be "revolving" loans which have a maximum outstanding principal amount of the Operating Deficit Loan Maximum). General Partner acknowledges that the maximum aggregate principal amounts of the Operating Deficit Loans under this Section 5.8A(ii) will remain at the Operating Deficit Loan Maximum throughout the Initial Operating Period.

          (iii) In the event that during the Initial Operating Period the Operating Reserve is depleted and General Partner fails to make an Operating Deficit Loan as required under this Section 5.8A, then Special Limited Partner may withdraw the amount which General Partner was required to loan to the Partnership as a Operating Deficit Loan from the Cash Collateral Fund and use such amounts to fund such Operating Deficit. No such withdrawal from the Cash Collateral Fund by Special Limited Partner will be deemed to cure General Partner's default with respect to the failure to make an Operating Deficit Loan, and General Partner shall be required, in addition to all other obligations under this Agreement, to restore to the Cash Collateral Fund the amount so withdrawn, together with interest on such amount at the Designated Interest Rate plus 7% from the date so withdrawn by Special Limited Partner until so restored.

     B. In the event (i) during the Initial Operating Period the Operating Reserve and the Cash Collateral Fund are each depleted and General Partner either fails to make an Operating Deficit Loan or is not required to make an Operating Deficit Loan pursuant to Section 5.8A, or (ii) there is an Operating Deficit after the expiration of the Initial Operating Period, Investor Limited Partner may, but shall not be obligated to, make an Investor Limited Partner Loan to the Partnership.

     Section 5.9    No Third-Party Rights in Operating Deficit Loans

     The obligation of General Partner to make Operating Deficit Loans pursuant to Section 5.8 is for the benefit of the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

     Section 5.10   No Third-Party Rights in Capital

     The obligations or rights of the Partnership or of the Partners to make or require any Capital Contribution under this Agreement shall not grant any rights to, or confer any benefits upon, any Person who is not a Partner. The making of a nonrecourse loan to the Partnership shall not make the lender a Partner.

     Section 5.11   Letters of Credit.

     Investor Limited Partner shall cause the Letter of Credit to be issued in favor of the Lender at the Gap Closing Loan Closing and the TIF Letter of Credit to be issued to the Bank at the TIF Advance Loan Closing. The Partnership shall reimburse the Investor Limited Partner for the reasonable costs of obtaining the Letter of Credit and the TIF Letter of Credit. In the event that the Lender draws upon the Letter of Credit or the Bank draws on the TIF Letter of Credit, General Partner shall immediately reimburse Investor Limited Partner (or, if such Letter of Credit or the TIF Letter of Credit, as applicable, was issued at the request of an Affiliate of Investor Limited Partner, such Affiliate), for the amount so drawn together with any liability or cost which Investor Limited Partner or such Affiliate may incur with respect to such draw. The Letter of Credit shall be cancelled and released upon General Partner and Investor Limited Partner making the Subordinated Partner Loans to the Partnership. The TIF Letter of Credit shall be cancelled and released upon the later of the date of the issuance of the Certificate of Occupancy or the date the Hotel is open for business to the public. General Partner's obligations under this Section 5.11 will be secured by the Development Guaranty Agreement, the Development Fee Note Assignment, and the General Partner Pledge.

     Section 5.12   Limited Partners' Right to Require Repurchase

     A. In the event (a "Repurchase Event") that (i) the Partnership is in default under the Mortgage Loan and the Lender has accelerated the Mortgage Loan prior to the later of the date the Mortgage Loan becomes a Nonrecourse Liability or prior to issuance of the Certificate of Occupancy, or (ii) the Temporary Certificate of Occupancy Date does not occur on or before June 30, 1999, or
(iii) the Certificate of Occupancy Date and all conditions set forth in Section
5.2 do not occur on or before December 31, 1999, or (iv) the Negative Historic Credit Difference is greater than 15% of the Historic Rehabilitation Credit to be allocated to Investor Limited Partner set forth in Section 5.4A, or (v) the Partnership is in default under the Management Agreement prior to the later of date the Mortgage Loan becomes a Nonrecourse Liability or the date of issuance of the Temporary Certificate of Occupancy, then General Partner shall, within 30 days after the occurrence of such Repurchase Event, notify Investor Limited Partner and Special Limited Partner of such event. If such notice is required by a Repurchase Event described in clauses (i), (ii), (iii) or (iv), the Special Limited Partner shall have the option to require General Partner to purchase the Special Limited Partner's and the Investor Limited Partner's Partnership Interests at a price equal to (x) the amount of the Capital Contribution which such Limited Partners have made, plus (y) Subordinated Partner Loans (including interest thereon) and other amounts loaned or advanced to the Partnership by the Limited Partners, plus (z) any reasonable out of pocket costs or expenses incurred by Investor Limited Partner or Special Limited Partner with respect to this Agreement (including, without limitation, any penalties and interest attributable to a recapture of the Historic Rehabilitation Credit), the Partnership, the Project, or General Partner's repurchase of such Partnership Interests. If such notice is required by a Repurchase Event described in clause
(v), the Special Limited Partner shall reasonably determine whether Manager may seek to terminate the Management Agreement and shall notify General Partner of such determination. If General Partner fails to provide Investor Limited Partner and Special Limited Partner within 15 days of receipt of such notice from the Special Limited Partner with (a) evidence reasonably satisfactory to them that Manager will not terminate the Management Agreement, (b) evidence of the Partnership's cure of such default, or (c) a copy of suit filed by the Partnership challenging the alleged default described in clause (v) and evidence of reasonable diligence in prosecuting such challenge, the Special Limited Partner shall then have the option to require the General Partner to purchase the Partnership Interests of Investor Limited Partner and Special Limited Partner at the price set forth above; provided, however, if the General Partner provides such evidence and pleadings relating to the prosecution of such challenge and subsequently fails to diligently prosecute such challenge or does not prevail on such challenge for any reason, the Special Limited Partner shall then have the option to require the General Partner to purchase the Partnership Interests of Investor Limited Partner and Special Limited Partner at the price set forth above.

     B. If either Investor Limited Partner or Special Limited Partner elects to require General Partner to repurchase such Partner's Partnership Interest, such Partner shall notify General Partner whereupon General Partner shall, within 30 days of receipt of such notice, pay Investor Limited Partner or Special Limited Partner, as applicable, the purchase price in cash or immediately available funds. Upon such payment by General Partner, Investor Limited Partner or Special Limited Partner, as applicable, shall be released from any further obligations under this Agreement, the Project Documents, or otherwise relating to the Partnership or the Project, and, to the full extent permitted by law, Investor Limited Partner and Special Limited Partner, and each of Investor Limited Partner's and Special Limited Partner's Affiliates, shall be indemnified by General Partner against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such Person in connection with the Partnership or the Project.

     Section 5.13   Repayment to Investor Limited Partner of Excess Adjustment

     Any and all Excess Adjustments shall be repaid as provided in this Section
5.13. The Investor Limited Partner shall have the right to offset any or all of the unpaid portion of the Second Installment and/or its Subordinated Partner Loan up to the full amount of the Excess Adjustments. So long as there is any Excess Adjustment outstanding, Distributions of Cash Flow to the General Partner or its Affiliates will be allocated and distributed to Investor Limited Partner and payments of the Developer Fee and/or payments on the Deferred Development Note shall be applied in repayment of such Excess Adjustment prior to allocation or distribution of any Cash Flow to General Partner or to General Partner's Affiliates and or payments of the Developer Fee and/or payment on the Deferred Development Note, until such time as funds have been so distributed or applied to Investor Limited Partner under this Section in an amount equal to (i) the Excess Adjustment, plus (ii) interest on such amount at a rate of 15% per annum calculated from the date on which Investor Limited Partner's Capital Contribution containing such amount was made until all of the Excess Adjustment and all interest thereon is so repaid. Any amount so distributed or applied to Investor Limited Partner under this Section shall be first applied to the payment of interest, then to the payment of the Excess Adjustment. If the Excess Adjustment and all interest thereon are not paid in full within 12 months after the date on which such Excess Adjustment was determined, General Partner shall pay to Investor Limited Partner the amount necessary to repay all amounts then owing to Investor Limited Partner with respect to the Excess Adjustment and all interest thereon and such payment by General Partner will be treated as an Excess Adjustment Loan which will be repaid as provided in Section 6.2.

     Section 5.14   Subordinated Partner Loans.

     A. After the earlier of the date (i) the Gap Loan matures (other than by reason of a default thereunder) or (ii) the Second Installment is made, and upon satisfaction of the conditions precedent in Section 5.14B, the Investor Limited Partner and the General Partner shall each lend funds to the Partnership (a "Subordinated Partner Loan") up to the aggregate amount of $610,500.00 at any time within 5 days after the General Partner gives notice to the Investor Limited Partner, of the need for such funds to pay off the Gap Loan; provided, however, the tender of such Subordinated Partner Loan by the Investor Limited Partner to the Partnership, shall be conditioned on the receipt by the Partnership of such required Subordinated Partner Loan from the General Partner. The Investor Limited Partner's obligation to make a Subordinated Partner Loan under this Section 5.14A shall be conditioned on the receipt by the Partnership of the proceeds of the Subordinated Partner Loan to be made under this Section by the General Partner. The General Partner's obligation to make a Subordinated Partner Loan in excess of $115,000.00 under this Section 5.14A is conditioned on AmerUs Life Insurance Company fulfilling its obligations under the Put Loan Documents.

     B. The following are conditions precedent (which must, in any event, occur on or before June 30, 1999) to funding of the Subordinated Partner Loan by Investor Limited Partner:

          (i) All of the conditions precedent to the Admission Date have been and remain satisfied.

          (ii) No Material Default has occurred, and no event has occurred which with the passage of time or the giving of notice would constitute a Material Default, and neither Investor Limited Partner nor Special Limited Partner has delivered a notice of a Material Default which is currently being contested by General Partner.

          (iii) General Partner must deliver each of the following to Special Limited Partner:

               (a) An estoppel certificate, dated not more than thirty (30) days before the date on which the Second Installment is due, from the City that the Redevelopment Agreement has not been modified and is in full force and effect (or if there have been modifications, that the Redevelopment Agreement is in full force and effect as modified and setting forth the modifications), and whether, to the best knowledge of the City, the Partnership is or is not in default of the Redevelopment Agreement, and, if so, specifying the default; provided, however, in the event the City fails to provide such estoppel certificate, the General Partner shall provide a evidence that the City received a written request for such estoppel certificate and a representation by the General Partner that the City failed to respond to such request within twenty (20) days and that the Redevelopment Agreement has not been modified, is in full force and effect and that the Partnership is not in default under the terms thereof.

               (b) An estoppel certificate from the Bank that the TIF Loan Documents have not been modified and are in full force and effect (or if there have been modifications, that the TIF Loan Documents are in full force and effect as modified and setting forth the modifications), and whether, to the best knowledge of the City, the Partnership is or is not in default of the TIF Loan Documents.

               (c) An estoppel certificate from the Manager that the Management Agreement has not been modified an is in full force and effect (or there has been modification, that the Management Agreement is in full force and effect as modified and setting forth the modifications), whether or not there has been a default under the terms of the Management Agreement (and, if so, specifying the default), and a representation that the Hotel is open for business to the public.

               (d) An estoppel certificate, dated not more than 30 days before the date on which the Subordinated Partner Loan is due, from the General Partner, in form the form attached to this Agreement as Exhibit D.

               (e) Evidence of written instructions from the Partnership delivered to the Lender contemporaneously with the payoff of the Gap Loan and requiring the original Letter of Credit to be marked "CANCELLED" by Lender and delivered to Investor Limited Partner.

     Section 5.15   Default By Investor Limited Partner

     If Investor Limited Partner fails to pay an Installment of its Capital Contribution when due and fails to pay such Installment within 10 days after receipt of written notice from General Partner to Investor Limited Partner and Special Limited Partner that Investor Limited Partner is in default, then Investor Limited Partner will be in default under this Agreement. At any time prior to the expiration of such 10 day period after receipt of such notice, Investor Limited Partner will have the right to either (i) cure such default by paying to the Partnership such past due amount, and, upon such cure, Investor Limited Partner will be reinstated in good standing in the Partnership and the rights of the Partnership and General Partner under this Section 5.15 with respect to such default will terminate, or (ii) contest whether such a default occurred by giving notice of such contest to General Partner within such 10 day period, and if Investor Limited Partner so contests such default General Partner's rights under this Section 5.15 will be tolled until it is determined that such a default has occurred, provided, however, that unless General Partner and Investor Limited Partner agree to a resolution of such contest within 30 days after Investor Limited Partner's notice of such contest, or unless General Partner has instituted an appropriate action relating to such default with a court of appropriate jurisdiction within such 30 day period, then such a default will not be deemed to have occurred. If Investor Limited Partner fails to cure or contest as provided above, then: (A) the Partnership Interests of Investor Limited Partner and Special Limited Partner shall each be deemed to be those of a Special Class Limited Partner and the holders thereof shall be entitled only to such rights as an assignee of a Limited Partnership Interest may have as such under the provisions of Section 11.4 of this Agreement, the Act, and other applicable laws of the State; (B) Investor Limited Partner's share of Partnership Items, Cash Flow, Refinancing Proceeds, and Sale Proceeds shall be recalculated by multiplying Investor Limited Partner's share of such items had Investor Limited Partner not defaulted under this Section 5.14 by a fraction, the numerator of which is the Capital Contributions actually made by Investor Limited Partner, and the denominator of which is the total Capital Contribution which Investor Limited Partner would otherwise have been required to make under this Agreement; and (C) Investor Limited Partner shall have no further obligation to make any additional Capital Contributions under this Agreement.

     Section 5.16   Negative Capital Account Restoration.

     A. Notwithstanding anything to the contrary contained in this Agreement, if, immediately following the "liquidation of a Partner's interest in the Partnership" (within the meaning of Treasury Regulations Section 1.704-1(b)
(2)(ii)(g)) with respect to a Partner, and in all events after giving effect to
(1) all allocations of income, gain, deduction, loss, tax credits and items thereof pursuant to Article VI hereof through the date of such liquidation, (2) any revaluation of Partnership Property or any part thereof pursuant to the provisions hereof, (3) the foregoing capital contribution obligation provisions of this Section 5 (which are in no way overridden by the provisions of this Section 5.16), and (4) the distributions (including liquidating distributions) made pursuant to the provisions of this Agreement, there is a negative balance in the Capital Account of a Partner, such Partner shall contribute in cash to the Partnership, within 30 days after the date of such liquidation, the amount of its respective negative Capital Account balance (if any); PROVIDED, HOWEVER, that the maximum aggregate amount the Limited Partners (as a group) shall be obligated to restore pursuant to this Section 5.16 shall in no event exceed the sum of $2,000,000.00 less, to the extent not previously taken into account under clause (1) above, the amount of the Limited Partners' Share of Partner Nonrecourse Debt Minimum Gain and Share of Partnership Minimum Gain. FURTHER, PROVIDED, that if at any time after the Fiscal Year in which the Placed-In-Service Date occurs, the amount of the Limited Partners' Share of Partner Nonrecourse Debt Minimum Gain and Share of Partnership Minimum Gain exceeds the Investor Limited Partner's Negative Capital Account balance (if any, ) after giving effect to clauses (1)-(5) above, neither Special Limited Partner nor Investor Limited Partner shall thereafter have any further obligations under this Section 5.16.

     B. All amounts contributed to the Partnership in accordance with Paragraph (B) above shall first be used to satisfy any amounts then owing by the Partnership to Recourse Creditors of the Partnership. Any portion of such amounts not used to satisfy amounts owing to Recourse Creditors shall be distributed to the Partner or Partners then having a positive balance in its or their respective Capital Account(s) up to the aggregate of such positive Capital Account balances (with such amounts distributed to such Partners in the ratio of their positive Capital Account balances if more than one Partner's Capital Account shall have a positive balance). For purposes of this Section 5.16, "Recourse Creditors" means creditors of the Partnership that may enforce against a general partner (in its capacity as a general partner) liability owed such creditors by the Partnership, and nothing in this Section 5.16 shall be construed to create any rights in creditors to any funds contributed to the Partnership pursuant to this Section 5.16.

     Section 5.17 Bridge Loan. In the event the Partnership has insufficient funds available from Subordinate Partner Loans made pursuant to Section 5.14 and/or additional draws on the Mortgage Loan, to pay off the Gap Loan at maturity, the General Partner shall make a loan to the Partnership in the amount of such insufficiency (the "Bridge Loan") to enable the Partnership to pay off the Gap Loan at maturity.

     SECTION 6:     PROFITS AND LOSSES; CREDITS; DISTRIBUTIONS

     Section 6.1    Profits and Losses

     A. After giving effect to the special allocation provisions of Section 6.5, Operating Profits and Losses and Tax Credits for any Partnership Fiscal Year shall be allocated 1% to General Partner, 98.99% to Investor Limited Partner, and 0.01% to Special Limited Partner.

     B.   After giving effect to the special allocation provisions of Section
6.5 and subject to Section 6.3C, Profits and Losses from a Capital Transaction in any Partnership Fiscal Year shall be allocated to and among the Partners as follows:

     As to Profits:

          First, an amount of Profits equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts have zero balances; and

          Second, an amount of Profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals the amount of cash which would be distributed to such Partner if such Profits were available to be distributed in accordance with the provisions of Clauses Eleventh, Twelfth, Thirteenth and Fourteenth of Section 6.2C.

     As to Losses:

          First, an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts have zero balances; provided, however, that if the amount of Losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such Losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (i) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of Losses under this clause First over (ii) the aggregate amount of Losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Eleventh, Twelfth and Thirteenth of Section 6.2C; and

          Second, the balance, if any, of such Losses shall be allocated to each of the Partners if such balance were distributed to the Partners in accordance with the provisions of Clauses Eleventh, Twelfth and Thirteenth of Section 6.2C.

     Section 6.2    Distributions Prior to Dissolution

     A.   Distribution of Cash Flow

          Subject to the terms of the Project Documents, any Cash Flow generated in or with respect to any Fiscal Year shall be distributed or applied from time to time as required within 90 days after the end of each Fiscal Year in the following order of priority:

          First, to pay the Investment Servicing Fee for such Fiscal Year and any unpaid Investment Servicing Fee accrued from prior Fiscal Years;

          Second, to pay any unpaid Excess Adjustment;

          Third, to pay accrued interest on the Investor Limited Partner Loans and the Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata amounts of such Loans;

          Fourth, to the repayment of any unpaid Investor Limited Partner Loans and any unpaid Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

          Fifth, to pay accrued interest on the Subordinated Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

          Sixth, to pay any unpaid Operating Deficit Loans;

          Seventh, to the payment of any outstanding Excess Adjustment Loans, with payments to be applied first to accrued but unpaid interest, and then to principal;

          Eighth, so long as any portion of the Development Fee remains unpaid, 85% of the balance of Cash Flow shall be applied to payment of the unpaid portion of the Development Fee, and the remaining 15% of such balance shall be distributed as follows: 1% to General Partner, 98.99% to Investor Limited Partner, and 0.01% to Special Limited Partner;

          Ninth, after payment in full of the Development Fee, if no Debt Service Coverage Loan has theretofore been made, then 70% of the balance of Cash Flow shall be applied to the payment of the Incentive Partnership Management Fee and 30% of such balance shall be distributed as follows: 1% to General Partner, 98.99% to Investor Limited Partner, and 0.01% to Special Limited Partner; and

          Tenth, after payment in full of the Development Fee, if a Debt Service Coverage Loan has theretofore been made, then 21% of the balance of Cash Flow shall be applied to the payment of the Incentive Partnership Management Fee, 49% of such balance shall be distributed to the Investor Limited Partner, and the remaining 30% of such balance shall be distributed as follows: 1% to General Partner, 98.99% to Investor Limited Partner, and 0.01% to Special Limited Partner.

     B.   Distributions of Refinancing Proceeds

          Refinancing Proceeds shall be distributed in the following order of priority:

          First, to the payment of any reasonable and customarily expenses associated with the transaction generating such Refinancing Proceeds, including, without limitation, prepayment penalties, brokerage fees, legal fees and application fees;

          Second, to discharge, the debts and obligations of the Partnership owed to the holder of the Deed of Trust;

          Third, if the customary loan brokerage and origination fees attributable to the loan resulting in the Refinancing Proceeds are less than 1.5% of the initial outstanding principal balance of such loan, to the General Partner in an amount equal to the excess of (i) 1.5% of the initial outstanding principal balance of such loan, over (ii) the aggregate amount of such loan brokerage and origination fees incurred with respect to such loan;

          Fourth, to fund reserves for contingent or unforeseen liabilities or obligations of the Partnership to the extent deemed reasonable by General Partner;

          Fifth, to the payment of any unpaid Investment Servicing Fee;

          Sixth, to pay any unpaid Excess Adjustment;

          Seventh, to the repayment of any unpaid Investor Limited Partner Loans, together with all interest on such Investor Limited Partner Loans, and any unpaid Voluntary General Partner Loans, together with all interest on such Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

          Eighth, to the repayment of the Subordinated Partner Loans, together with all interest on such Subordinated Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such Subordinated Partner Loans;

          Ninth, to pay any unpaid portion of the Development Fee and the outstanding balance of the Development Fee Note;

          Tenth, to pay any outstanding Operating Deficit Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

          Eleventh, to the payment of any outstanding Excess Adjustment Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

          Twelfth, if Investor Limited Partner's Capital Account has a negative balance before the transaction giving rise to the Refinancing Proceeds, to Investor Limited Partner in an amount equal to the product of the negative balance of Investor Limited Partner's Capital Account multiplied by 53.85% (the "Priority Amount");

          Thirteenth, if a payment was made to Investor Limited Partner under Clause Twelfth immediately above, then to General Partner, in an amount equal to the Priority Amount;

          Fourteenth, if no Debt Service Coverage Loan has theretofore been made, the balance to be distributed as follows: 70% to General Partner, 29.99% to Investor Limited Partner, and 0.01% to Special Limited Partner; and

          Fifteenth, if a Debt Service Coverage Loan has theretofore been made, the balance to be distributed as follows: 21% to General Partner, 78.99% to Investor Limited Partner, and 0.01% to Special Limited Partner.

     C.   Distributions of Sale Proceeds

     Subject to the terms of the Project Documents and to the provisions of
Section 6.3, any Sale Proceeds shall be distributed in the following amounts and order of priority:

          First, to discharge, to the extent required by the documents relating to the Mortgage Loan, the debts and obligations of the Partnership owed to the holder of the Mortgage;

          Second, to the payment of any unpaid Project Expenses and any expenses associated with the transaction generating such Sale Proceeds, including, without limitation, prepayment penalties, brokerage fees, legal fees and application fees;

          Third, to fund reserves for contingent or unforeseen liabilities or obligations of the Partnership to the extent deemed reasonable by General Partner;

          Fourth, to the payment of any unpaid Investment Servicing Fee;

          Fifth, to pay any unpaid Excess Adjustment;

          Sixth, to the repayment of any unpaid Investor Limited Partner Loans, together with all interest on such Investor Limited Partner Loans, and any unpaid Voluntary General Partner Loans, together with all interest on such Voluntary General Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such loans;

          Seventh, to the repayment of the Subordinated Partner Loans, together with all interest on such Subordinated Partner Loans, such amounts to be paid on a pari passu, pro rata basis based on the outstanding amounts of such Subordinated Partner Loans;

          Eighth, to pay any unpaid portion of the Development Fee and the outstanding balance of the Development Fee Note;

          Ninth, to pay any outstanding Operating Deficit Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

          Tenth, to the payment of any outstanding Excess Adjustment Loans, with payments to be applied first to accrued but unpaid interest and then to principal;

          Eleventh, if Investor Limited Partner's Capital Account has a negative balance prior to the transaction giving rise to the Sale Proceeds, to Investor Limited Partner in an amount equal to the Priority Amount;

          Twelfth, if a payment was made to Investor Limited Partner under Clause Eleventh immediately above, then to General Partner, in an amount equal to the Priority Amount;

          Thirteenth, if no Debt Service Coverage Loan has theretofore been made, the balance to be distributed as follows: 70% to General Partner, 29.99% to Investor Limited Partner, and 0.01% to Special Limited Partner; and

          Fourteenth, if a Debt Service Coverage Loan has theretofore been made, the balance to be distributed as follows: 21% to General Partner, 78.99% to Investor Limited Partner, and 0.01% to Special Limited Partner.

     Section 6.3    Liquidation

     A. Upon the liquidation and dissolution of the Partnership, unless the business of the Partnership is continued pursuant to the provisions of Section 10, General Partner shall liquidate the assets of the Partnership and cause the business of the Partnership to be wound up in accordance with the Act.

     B. Subject to the provisions of Section 6.3C, any Capital Proceeds from a Terminating Capital Transaction remaining after payment of, or adequate provision for, the debts and obligations of the Partnership shall be distributed to those Partners with positive Capital Account balances (after taking into account all Capital Account adjustments for the Partnership taxable year).

     C. The parties intend that, as a result of the application of the allocation and distribution provisions contained in this Section 6, any Sale Proceeds from a Terminating Capital Transaction will be distributed in the same manner as Sale Proceeds are distributed under the provisions of Section 6.2C.
If the Partnership is advised at any time by the Accountants or counsel to the Partnership that an actual distribution of Sale Proceeds at the end of any Fiscal Year in accordance with the provisions of Section 6.3B would not result in each Partner receiving the amount that such Partner would have received if
Section 6.2C rather than Section 6.3B applied to such distribution, General Partner shall so notify Special Limited Partner and, with the Consent of Special Limited Partner, shall amend the provisions of this Section 6 relating to the allocation of Profits and Losses (other than the Regulatory Allocations) for such Fiscal Year (and for subsequent Fiscal Years if necessary) to cure such defect consistent with the principles set forth in the first sentence of this
Section 6.3C.

     Section 6.4    Special Distribution Provisions

     A. Notwithstanding anything to the contrary contained herein, to the extent required (to maintain the Partnership's tax classification as a partnership for federal income tax purposes) by Revenue Procedure 89-12 or any successor provisions with respect thereto, General Partner shall receive, as an aggregate distribution under Sections 6.2 or 6.3, not less than 1% of the aggregate amounts distributed to all the Partners, in their status as such, under Sections 6.2 or 6.3. In order to carry the immediately preceding sentence into effect, in the event that any aggregate distribution to General Partner would, but for the provisions of this paragraph, fail to equal or exceed 1% of the aggregate amount distributable to all the Partners in their status as such, then the amounts otherwise distributable to all the Partners, in their status as such, under Sections 6.2 or 6.3 shall be reduced and reallocated to General Partner in order to assure General Partner of General Partner's 1% share.

     B. Except as otherwise specifically provided in this Section 6.4, if the funds available for any Distribution to the Partners are insufficient to distribute to any class of Partners the maximum amount which otherwise would be distributable to such class under the applicable provision(s) of this Section 6, the amount available for distribution shall be distributed pro rata to the members of such class in proportion to the aggregate amount that would be distributed to them under such provision(s) if the Partnership hypothetically had the minimum amount of funds to make the required distribution under such provision in full.

     Section 6.5    Special Allocation Provisions

     Notwithstanding anything to the contrary contained herein:

     A. Nonrecourse Deductions shall be allocated 98.99% to Investor Limited Partner, 0.01% to Special Limited Partner, and 1% to General Partner.

     B. Partner Nonrecourse Deductions shall be allocated to and among the Partners in the manner provided in the Allocation Regulations.

     C. Subject to the provisions of Section 6.5R, if there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, the Partners shall be allocated items of Partnership income and gain in accordance with the provisions of Section 1.704-2(f) of the Allocation Regulations.

     D. Subject to the provisions of Section 6.5R, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Partnership Fiscal Year, then any Partner with a Share of such Partner Nonrecourse Debt Minimum Gain shall be allocated items of Partnership income and gain in accordance with the provisions of Section 1.704-2(i)(4) of the Allocation Regulations.

     E. Subject to the provisions of Sections 6.5A through 6.5D, in the event that any Limited Partner (who is not also a General Partner) unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Allocation Regulations, items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Allocation Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible. This Section 6.5E is intended to constitute a "qualified income offset" provision within the meaning of the Allocation Regulations and shall be interpreted consistently therewith.

     F. Subject to the provisions of Sections 6.5A through 6.5E, in no event shall the Limited Partner be allocated Losses which would cause the Limited Partner to have an Adjusted Capital Account Deficit as of the end of any Partnership Fiscal Year. Any Losses which are not allocated to a Limited Partner by reason of the application of the provisions of this Section 6.5F shall be allocated to General Partner.

     G. Subject to the provisions of Sections 6.5A through 6.5F, in the event that any Limited Partner (who is not also a General Partner) has an Adjusted Capital Account Deficit at the end of any Partnership Fiscal Year, items of Partnership income and gain shall be specially allocated to each such Limited Partner in the amount of such Adjusted Capital Account Deficit as quickly as possible.

     H. Without limiting the generality of Section 6.5B, if the Partnership incurs recourse obligations to fund the payment of deductible items which are not anticipated to be paid in the ordinary course of business (such obligations and losses being referred to herein collectively as "Excess Expenses") in respect of any Fiscal Year, then the calculation and allocation of Profits and Losses shall be adjusted as follows: first, an amount of deductions equal to such Excess Expenses for the Fiscal Year in question shall be allocated to General Partner; and second, the balance of such deductions and all items of gross income shall be allocated as provided in Section 6.1A. Nothing in this
Section 6.5H shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.
If any Excess Expenses shall be repaid to the Partnership during any Fiscal Year, then the allocation of Profit and Losses under Section 6.1A for such Fiscal Year shall be adjusted as follows: first, General Partner shall be allocated an amount of the gross income of the Partnership equal to the amount of the Excess Expenses repaid in such Fiscal Year; and second, the balance of such gross income and all items of deductions shall be allocated as provided in
Section 6.1A.

     I. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and such property's initial Gross Asset Value. In the event that the Gross Asset Value of any Partnership Property is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and such asset's Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by General Partner in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this
Section 6.5I are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     J. For purposes of determining the Profits, Losses, Tax Credits or any other items allocable to any period, Profits, Losses, Tax Credits and any such other items shall be determined on a daily, monthly, or other basis, as determined by General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     K. If the IRS successfully disallows the deduction of all or any part of any fee paid by the Partnership to General Partner or to General Partner's Affiliates by recharacterizing such fee as a Distribution to General Partner, there shall be, to the extent permitted by the Code, a special allocation of gross income to such General Partner for the Fiscal Year with respect to which such disallowed deduction was claimed by the Partnership in the amount of such disallowed deduction.

     L. Except as otherwise specifically provided in this Section 6, all Profits, Losses and Tax Credits allocated to each class of Partners shall be shared by the respective Partners in such class in the ratio which the paid-in Capital Contribution of each Partner in such class bears to the aggregate paid-in Capital Contributions of all Partners in such class.

     M. Notwithstanding anything to the contrary contained herein, to the extent required (to maintain the Partnership's tax classification as a partnership for federal income tax purposes) by Revenue Procedure 89-12 or any successor provisions with respect thereto, General Partner (or, if there is more than one General Partner, all of General Partners as a group) shall be allocated not less than 1% of each material item of Partnership income, gain, loss, deduction and credit ("Partnership Items") at all times during the existence of the Partnership, provided, however, that temporary non-conformance with the provisions of this Section 6.5M shall be permitted to the extent permitted by Revenue Procedure 89-12 or any successor provisions. Subject to the foregoing, in the event that there is no allocation of a material Partnership Item to General Partner(s) hereunder or if the amount of any material Partnership Item allocable to General Partner(s) hereunder shall not equal 1% of the aggregate amount allocable to all the Partners without giving effect to this provision, then the amount of such Partnership Item(s) otherwise allocable to the Limited Partners hereunder shall be correspondingly reduced in order to assure General Partner(s) of General Partner's 1% share. Any such reduction shall be applied to reduce the shares of all classes of Limited Partners in proportion to their respective percentage interests.

     N. For purposes of determining each Partner's proportionate share of the excess Nonrecourse Liabilities of the Partnership pursuant to Section 1.752-3(a)(3) of the Allocation Regulations, Investor Limited Partner shall be deemed to have a 98.99% interest in Profits, Special Limited Partner shall be deemed to have a 0.01% interest in Profits, and General Partner shall be deemed to have a 1% interest in Profits.

     O. Any recapture of any Historic Rehabilitation Credit shall be allocated to and among the Partners in the same manner and proportions in which the Historic Rehabilitation Credit was allocated to such Partners.

     P. In the event the adjusted tax basis of any investment credit property that has been placed in service by the Partnership is increased pursuant to
Section 50(c) of the Code, such increase shall be allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners. Any reduction in the adjusted tax basis (or cost) of Partnership investment credit property pursuant to Section 50(c) of the Code shall be allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulation Section 1.46-3(f)(2)(i).

     Q. The basis (or cost) of any Partnership investment credit property shall be allocated among the Partners in accordance with Treasury Regulation
Section 1.46-3(f)(2)(i). In the event Partnership investment credit property is disposed of during any taxable year, Profits for such taxable year (and, to the extent such Profits are insufficient, Profits for subsequent taxable years) in an amount equal to the excess, if any, of (i) the reduction in the adjusted tax basis (or cost) of such property pursuant to Section 50(c) of the Code, over
(ii) any increase in the adjusted tax basis of such property, shall be allocated among the Partners in proportion to their respective shares of such excess determined pursuant to Section 6.5P. In the event that more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so that Profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, etc.

     R. If for any Fiscal Year the application of the minimum gain chargeback provisions of Section 6.5C or Section 6.5D would cause a distortion in the economic arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, General Partner shall, if requested by the Special Limited Partner, request a waiver from the Commissioner of the IRS of the application in whole or in part of Section 6.5C or Section 6.5D in accordance with Section 1.704-2(f)(4) of the Allocation Regulations. Furthermore, if additional exceptions to the minimum gain chargeback requirements of the Allocation Regulations have been provided through revenue rulings or other IRS pronouncements, General Partner is authorized to cause the Partnership to take advantage of such exceptions if to do so would be in the best interest of the Investor Limited Partner.

     S. Except as otherwise specifically provided in this Agreement, all items of Partnership income, gain, loss, deduction and other items not specifically provided for shall be allocated to and among the Partners in the same manner as Profits and Losses are allocated pursuant to the provisions of Section 6.1. Allocations pursuant to this Section 6.5S are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, Tax Credits or Distributions pursuant to any other provisions of this Agreement.

     Section 6.6    Order of Application

     The provisions of this Section 6 shall be applied in the order required by the applicable provisions of the Allocation Regulations or if no such order is specified, in the manner determined by the Accountants with the Consent of the Special Limited Partner to be necessary to cause the allocations to have "substantial economic effect" given the manner and relative priorities in which the Partners have agreed to share in distributions of Net Cash Flow, Refinancing Proceeds, Sale Proceeds and liquidation proceeds under Section 6 and in either case, to maximize the amount of the Historic Rehabilitation Credit allocable to the Limited Partners.

     SECTION 7:     RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

     Section 7.1    Restrictions on Authority

     A. Notwithstanding any other provisions of this Agreement, General Partner shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) the Regulations or any other applicable law and regulations, (ii) any agreement to which the between the Partnership and the Lender relating to the Project, or (iii) this Agreement. With respect to the execution of the Loan Documents and the Project Documents, however, violation of the preceding sentence shall result only in liability of General Partner to the Partnership and the other Partners, and shall not invalidate or cause the Partnership not to be bound by any of said documents except that any agreement between the Partnership and General Partner or General Partner's Affiliates may be rejected without liability to the Partnership if the Consent of Special Limited Partner is not obtained.

     B. Except as provided in Section 3, General Partner shall not have any authority to do any of the following acts without the Consent of Special Limited Partner (which, except as provided in Section 3, may be given or withheld with or without cause in Special Limited Partner's sole discretion) and, if required, any Requisite Approvals:

          (i) to incur indebtedness for money borrowed on the general credit of the Partnership; or

          (ii) to make a material change to the Plans and Specifications; or

          (iii) following the Certificate of Occupancy, any expenditure to construct any new capital improvements, or to replace any existing capital improvements for an amount in excess of $25,000; or

          (iv) to acquire by purchase or lease any real property in addition to the Real Property (other than easements or similar rights necessary or convenient for the operation of the Project); or

          (v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause, accounts receivable incurred and paid in the ordinary course of business from Persons other than General Partner or General Partner's Affiliates shall not be deemed to be advances or loans); or

          (vi) to take any action which would cause a Recapture Event; or

          (vii)     to sell any material portion of the Partnership Property; or

          (viii) to refinance or materially modify the Mortgage Loan, the TIF Advance Loan or the Gap Loan; or

          (ix) to terminate or appoint a new Manager; or

          (x)  to terminate or appoint new Accountants; or

          (xi) to incur a Debt Service Deficiency Loan in an amount which is less than $20,000.00; or

          (xii) to make Partnership decisions under Section 5.02 and 5.03 of Management Agreement;

          (xiii) to admit a Person as a Partner, except as provided in this Agreement;

          (xiv) amend this Agreement or the Certificate of Limited Partnership filed on behalf of the Partnership;

          (xv) so long as any obligation secured by the Mortgage Loan is outstanding, file a voluntary petition or otherwise initiate proceedings to have the Partnership adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or file a petition seeking or consenting to reorganization or relief of the Partnership as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Partnership; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or make any general assignment for the benefit of creditors of the partnership, or admit in writing the inability of the Partnership to pay its debts generally as they become due or declare or effect a moratorium on the Partnership debt or take any action in furtherance of any such action; or

          (xvi)     merge or consolidate with any other entity.

     Section 7.2    Personal Services and Competition

     A. General Partner shall receive no compensation for General Partner's services as General Partner except as specifically provided in the Incentive Partnership Management Agreement.

     B. The sole purpose of General Partner is to act as General Partner of the Partnership and to do any and all acts necessary or incidental to that purpose. General Partner shall not engage in any other business or activity.

     C. Any Limited Partner may engage in and have an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, construction, rehabilitation, renovation, improvement, management and development of real property whether or not such real property is directly or indirectly in competition with the Project. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, regardless of the location of such real property and whether or not such venture was presented to such Limited Partner as a direct or indirect result of such Limited Partner's connection with the Partnership or the Project.

     Section 7.3 Business Management and Control; Designation of Managing General Partner

     A. Except as otherwise provided in this Agreement, General Partner shall have the exclusive right to manage the business of the Partnership and, except as otherwise specifically provided herein, shall have all of the rights and powers granted to general partners pursuant to the provisions of the Act. No Limited Partner (except one who may also be a General Partner, and then only in such Partner's capacity as a General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. Any action required or permitted to be taken by a corporate General Partner hereunder may be taken by such of corporate General Partner's properly authorized officers or agent as such corporate General Partner may validly designate for such purpose.

     B. If at any time there is more than one General Partner, the powers and duties of General Partners hereunder shall be exercised in the first instance by the Managing General Partner who, subject to the terms and provisions of this Agreement, shall manage the business and affairs of the Partnership. Each Managing General Partner is hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by any Governmental Authority, the Bank or the Lender) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder, provided such documents and papers are consistent with the terms of this Agreement. HRI-Briggs is hereby designated as the initial Managing General Partner. In the event that HRI-Briggs shall become unable to serve in such capacity or shall cease to be a General Partner, or shall have been removed or replaced by Special Limited Partner as provided in this Agreement, Special Limited Partner may designate another General Partner, if there is then another General Partner, as Managing General Partner, and HRI-Briggs shall take such actions and execute such documents as Special Limited Partner may reasonably request to reflect such removal or replacement and the appointment of such other General Partner as Managing General Partner. Any action required or permitted to be taken by a corporate General Partner hereunder may be taken by such of corporate General Partner's proper officers or agents as such corporate General Partner shall validly designate for such purpose.

     C. In the event that a Material Default occurs, and in addition to any other rights granted to Investor Limited Partner or Special Limited Partner hereunder, including, without limitation, Special Limited Partner's right to remove and replace General Partner pursuant to the provisions of Section 8, Special Limited Partner may, at Special Limited Partner's election, proceed to exercise Special Limited Partner's rights under this Section 7.3 by giving notice of such Material Default to General Partner, except in the case of a Terminating Event with respect to a sole General Partner, in which case no notice to General Partner shall be required and the rights of Special Limited Partner set forth in this Section shall be immediately exercisable. If such default is not cured within 10 business days of such notice (and, with respect to defaults other than those which relate to the payment of money and which by the nature of such default cannot be cured within such ten day period, no default will be deemed to have occurred under this Section if General Partner, within such ten day period, in good faith commences actions which are likely to cure such default and diligently prosecutes such cure to completion, and, in any event, there has been no assignment of or institution of proceedings to foreclose under the Deed of Trust) or if a Terminating Event shall occur with respect to the General Partner then, in the case of such a Terminating Event, the Investor Limited Partner and the Special Limited Partner may elect to continue the Partnership and, in the case of any Material Default and/or Terminating Event with respect to the General Partner pursuant to which the Limited Partners have so elected to continue the Partnership, the Special Limited Partner may elect to become, or to designate another Person to become, an additional General Partner with all the rights and privileges of a General Partner. Upon such election by Special Limited Partner, Special Limited Partner or such other Person shall automatically become and shall be deemed to be a General Partner and the Managing General Partner, if Special Limited Partner so elects, and each Partner hereby irrevocably appoints Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement or the Certificate of Limited Partnership necessary or appropriate to confirm the foregoing but the foregoing appointment of an attorney-in-fact shall not relieve the defaulting General Partner from its duty to take such action and execute such documents as Special Limited Partner may reasonably request to reflect such election by the Special Limited Partner. If Special Limited Partner shall become an additional General Partner as provided in this Section, Special Limited Partner's Partnership Interest shall not be increased as a result thereof. In the event of the admission of Special Limited Partner or such Person as a General Partner pursuant to this Section, and if there are then any other General Partners, Special Limited Partner or such other Person, shall have all managerial rights, authority and all voting rights on any matters to be decided or voted upon by General Partners or the Managing General Partner, as the case may be.

     Section 7.4    Duties and Obligations of General Partner

     A. General Partner shall its best efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, provided, however, that except as otherwise required by this Agreement, "best efforts" shall not obligate General Partner to expend its own funds. General Partner shall devote to Partnership business such time and effort as shall be reasonably required for the Partnership's welfare and success, including, without limitation, such of General Partner's time as may be necessary to (i) supervise the activities of the Manager, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto (and to take, or to cause the Manager to take, such steps as are necessary to effectuate such repairs), (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by the Lender, and all taxing bodies or any other appropriate Governmental Authorities, (iv) subject to any additional requirements imposed by the Project Documents, cause the Project to be insured against fire and other risks covered by such insurance and cause the Manager to obtain and keep in force during the term of the Partnership business or rental interruption and worker's compensation (if applicable), in the manner specified in Section 6.01A of the Management Agreement, the Loan Documents, the Gap Loan Documents and the TIF Loan Documents, (v) cause the Partnership to obtain and maintain, either directly or pursuant to the Management Agreement, public liability insurance and casualty insurance for the benefit of the Partnership and the Partners in amounts specified in Section 6.01.A.4 of the Management Agreement, the Loan Documents, the Gap Loan Documents and the TIF Loan Documents, (vi) enforce all contracts entered into for the benefit of the Partnership, and (vii) do all other things which may be necessary to manage the affairs and business of the Partnership. In addition, General Partner shall promptly provide Special Limited Partner or Special Limited Partner's representatives with copies of such insurance policies upon request from time to time. General Partner shall review regularly all of the Partnership and Project insurance coverage to insure that such coverage is adequate and that such coverage complies with the provisions of the Management Agreement and/or this Section. Further, in the event of any casualty, to the extent required by this Agreement, and provided that the insurance proceeds shall be made available therefor, General Partner shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence.

     B. General Partner shall operate the Project and cause the Project to be developed in accordance with the terms of this Agreement and (i) the Project Documents, (ii) all applicable statutes, rules and regulations with respect to the Project, and (iii) any other agreement relating to the Project.

     C. General Partner shall use reasonable efforts consistent with sound management practice and with the terms of the Project Documents and the Management Agreement to maximize the Cash Flow available for distribution to the Partners.

     D. General Partner will use its best efforts to take all necessary actions to ensure that the Project will constitute a "certified historic structure" within the meaning of Section 47(c)(3)(A) of the Code and, upon completion of the Rehabilitation, will qualify as a "qualified rehabilitated building" within the meaning of Section 47(c)(1)(A) of the Code.

     E. General Partner will use General Partner's best efforts to take all necessary actions to ensure that the Rehabilitation expenditures incurred in connection with the Project will constitute "qualified rehabilitation expenditures" within the meaning of Section 47(g)(2) of the Code, and the Partnership will make the elections and otherwise comply with the provisions of Sections 46, 47(g), 49 and 168 of the Code and the Treasury Regulations promulgated thereunder.

     F.   [LEFT INTENTIONALLY BLANK]

     G. General Partner agrees that, except as provided in or contemplated by the Project Documents, neither General Partner nor any Related Person will at any time bear the economic risk of loss for payment of the Mortgage Loan, or the Gap Loan. General Partner agrees that General Partner will not cause any Limited Partner at any time to bear the economic risk of loss for payment or performance under the Mortgage Loan, the TIF Advance Loan or the Gap Loan.

     H. General Partner shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any Hazardous Material at the Project, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Project; (y) upon any General Partner's receipt of any notice to such effect from any federal, state, or other Governmental Authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such Governmental Authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

     I. If General Partner becomes aware of the presence of levels of Hazardous Material at (or in connection with the operations of) the Project, in concentrations and under conditions deemed detrimental to human health under any applicable Hazardous Substance Laws, and/or in quantities or proportions that exceed safe limits for such substance established by any such Hazardous Substance Laws, General Partner shall (i) notify all Partners of such situation and (ii) take all actions necessary to correct such situation as expeditiously as possible and to prevent the Project from being in violation of any Hazardous Substance Laws, provided, however, that General Partner may use Partnership funds for such purposes and shall not be required by the provisions hereof to use General Partner's own personal funds, except as may be required pursuant to the terms of this Agreement.

     J. General Partner represents that General Partner has a net worth sufficient to satisfy the Designated Net Worth Standard and covenants that (i) during the Initial Operating Period, it will cause HRI to maintain a net worth equal to or greater than $4,000,000.00 determined in accordance with GAAP and
(ii) HRI will not, without the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion, reduce HRI's net worth including, but not limited to, by making distributions to any of HRI's principals or other owners of a beneficial interest in HRI, by way of payment of dividends to stockholders, increasing salaries paid to officers, making any other distributions to stockholders, officers or directors of an Entity comprising HRI, or taking any other action which would reduce the net worth of HRI below that required to meet the Designated Net Worth Standard.

     K. Except as otherwise specifically provided herein, neither General Partner, nor any director, employee or agent of any General Partner, or of General Partner's subcontractors or vendors, shall give to or receive from any director, employee, agent or other Affiliate of Investor Limited Partner or third party, any gift or entertainment of significant value or any commission, fee, rebate or other compensation in connection with the organization, business, sale or operations of the Partnership. In addition, neither General Partner nor any director, employee, agent or other Affiliate of any General Partner, nor any subcontractors or vendors of General Partner or any Affiliate of General Partner, shall enter into any business arrangement with any director, employee, agent or other Affiliate of Investor Limited Partner and Special Limited Partner who is not acting as a representative of Investor Limited Partner or Special Limited Partner, or their Affiliates, with prior written notification thereof to them. Any representatives authorized by Investor Limited Partner and Special Limited Partner may audit any and all records of General Partner and the Partnership, and any subcontractors or vendors of either for the sole purpose of determining whether there has been compliance with the provisions of this
Section 7.4K. In the event the General Partner or its Affiliates engage in transactions with third parties in which any monetary benefit is derived by the General Partner (other than in its status as General Partner) or its Affiliates with respect to other interests or properties or interests held by the General Partner and/or Affiliate, the General Partner shall fully disclose the terms of such dealings and the compensation derived thereby to the Special Limited Partner.

     L. In operating the Project, General Partner shall use reasonable efforts to obtain all contracts, materials, supplies, utilities and services required by the Project on the most advantageous terms available to the Project. General Partner shall secure and credit to the Partnership, and not receive or retain for itself, General Partner's agents, employees or Affiliates, any discounts, compensation, rebates or commissions obtainable with respect to any and all purchases, service contracts, and all other transactions affecting the Project, including without limitation, any compensation received from the assignment or transfer of any contracts affecting the Project.

     M. General Partner shall complete or cause to be completed the Rehabilitation and development activities of the Project in a timely and workmanlike manner in accordance with (x) all applicable requirements of the Project Documents, (y) all applicable requirements of all appropriate Governmental Authorities, and (z) the Plans and Specifications.

     N. General Partner or any Affiliates thereof shall have the right to contract or otherwise deal with the Partnership for the sale of goods or services to the Partnership in addition to those set forth herein, if (i) the compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Partnership, (ii) the goods or services to be furnished shall be reasonable for and necessary to the Partnership, (iii) the fees, terms and conditions of such transaction are at least as favorable to the Partnership as would be obtainable in an arm's-length transaction, and (iv) no agent, attorney, accountant or other independent consultant or contractor who also is employed on a full-time basis by General Partner or any Affiliate shall be compensated by the Partnership for such Person's services; provided, however, that the validity of any transaction, agreement or payment involving the Partnership and the General Partner or any Affiliate of the General Partner otherwise permitted hereunder shall not be affected by reason of the relationship between such Person and the Partnership or any of its partners. Any contract covering such transactions shall be in writing and shall be terminable without penalty on 60 days' notice. Any payment made to General Partner or any Affiliate pursuant to such contracts and transaction shall be fully disclosed to the Limited Partners in the reports required under Section 9 and the Special Limited Partner shall have the right, exercisable in its sole discretion, to direct the General Partner to enforce, settle or prosecute and, upon and, in accordance with such direction, the General Partner shall enforce, settle and prosecute, any and all of the Partnership's rights, claims or causes of action under or pursuant to such transactions or contracts (including, but not limited to, the Construction and Design Contract and the Development Agreement). Neither General Partner nor any Affiliate or General Partner shall, by the making of lump-sum payments to any other Person for disbursement by such other Person or otherwise, circumvent the provisions of this Section 7.4N.

     Section 7.5    Certain Payments to the Developer and Developer's Affiliates

     A. As a fee for the Developer's services in connection with the development of the Property in accordance with the Development Agreement, the Developer shall receive a fee (the "Development Fee") in the amount set forth in the Development Agreement. The Partnership acknowledges that Developer shall have earned 60% of the Development Fee as of the Admission Date and that the Developer shall have earned the remaining 40% of the Development Fee based on the percentage of completion of the Rehabilitation. If the Development Fee has not been fully paid by the fifteenth anniversary of the Temporary Certificate of Occupancy Date, General Partner shall make a payment to the Partnership in an amount sufficient to enable the Partnership to pay any unpaid portion of the Development Fee, and the Partnership shall so pay such fee. Such payment by General Partner shall not constitute a loan nor contribution of capital to the Partnership by General Partner, and General Partner will not be entitled to receive any repayment or other compensation or consideration with respect to such amounts.

     B. The Partnership also shall enter into the Incentive Partnership Management Agreement with the General Partner under which the General Partner shall agree to provide consulting services to the Partnership and Project, to undertake to perform such bookkeeping, financial and reporting services to be performed under Section 9 (other than those to be performed by the Accountants) as the Partnership may request, and to perform the other services provided in the Incentive Partnership Management Agreement. The Incentive Partnership Management Agreement shall provide that the sole compensation payable to the General Partner for such services shall be the Incentive Partnership Management Fee if and to the extent funds are available for the payment thereof out of Cash Receipts of the Partnership, which fees for each Fiscal Year shall be calculated in the manner specified in the Incentive Partnership Management Agreement.

     Section 7.6    Fiduciary Duty of General Partner

     The relationship of General Partner to the Limited Partners is that of a fiduciary, and General Partner has a fiduciary obligation to perform General Partner's duties in such manner as will serve the best interests of the Partnership and the Limited Partners. General Partner shall not have the right to contract away of General Partner's fiduciary duties under the common law of agency, and General Partner shall not attempt to enter into any such contract, and if, notwithstanding the foregoing, General Partner nonetheless attempts to enter into such a contract, such a contract will be void and of no force or effect.

     Section 7.7    Indemnification

     A. No General Partner shall have any liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner if such General Partner, in good faith, determined that such course of conduct was in accordance with the terms of this Agreement and in the best interest of the Partnership and such course of conduct did not constitute negligence or wilful misconduct of such General Partner. To the full extent permitted by law, each General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such Person in connection with the Partnership, provided that the same were not the result of negligence or wilful misconduct on the part of such General Partner and were the result of a course of conduct which such General Partner, in good faith, determined was in accordance with the terms of this Agreement and in the best interest of the Partnership. Any indemnity under this Section 7.7 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof.

     B. Notwithstanding the provisions of Section 7.7A, no General Partner, no Person acting as a broker-dealer, nor any Affiliate thereof, shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     C. The Partnership shall not incur the costs of that portion of any insurance, other than public liability insurance, which insures any Person against any liability as to which such Person is herein prohibited from being indemnified. Nothing contained in this Section 7.7, however, shall restrict the right of the Partnership to (i) indemnify unaffiliated Persons who will be performing services on behalf of the Partnership, including but not limited to consultants, engineers and experts, pursuant to any contract entered into by a General Partner on behalf of the Partnership in order to carry out the objectives of the Partnership, or (ii) apply Partnership funds, including, without limitation, proceeds of public liability insurance in favor of the Partnership, to cover damage to property or personal injuries to unaffiliated Persons.

     Section 7.8    Liability of General Partner to Limited Partners

     Except as otherwise specifically provided in this Agreement, no General Partner shall be liable, responsible or accountable for damages or otherwise to any Limited Partner for any act which such Person, in good faith, determined to be in accordance with the terms of this Agreement and within the scope of the authority conferred by this Agreement, except for acts of breaches of fiduciary duty, negligence, or wilful misconduct or for damages arising from any material misrepresentation or breach of any covenant or warranty set forth herein. In any instance in which a General Partner is in doubt as to the propriety of any proposed action or omission under the terms of this Agreement, such General Partner may, but shall not be under any duty to, seek the ratification of such action or omission by the Consent of Special Limited Partners. If such Consent of Special Limited Partner is obtained thereto, such General Partner shall be fully protected in relying thereon, and actions or omissions in reliance thereon shall not be deemed to be a breach of any provisions of this Agreement.

     Section 7.9    Tax Matters Partner

     A. The Tax Matters Partner ("TMP") for the Partnership shall be General Partner (or, if there is a Managing General Partner, the Managing General Partner) serving in such capacity from time to time.

     B. The TMP shall have the right to resign as the TMP by giving 30 days' written notice to each Partner, provided there is another General Partner willing to serve in such capacity; if there is no other General Partner then willing to service in such capacity, the TMP will continue to serve in such capacity until such time as another General Partner agrees to become the TMP. Upon the resignation, death, legal incompetency or Bankruptcy of the Person serving as the TMP, any successor to the interest of the TMP pursuant to the applicable provisions of this Section 7.9 shall be designated as the successor TMP, but such designee shall not become the TMP until the designation of such Person has been approved by the Consent of Special Limited Partner.

     C. The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the IRS, and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Partnership expense and shall be paid by the Partnership. Such counsel shall be responsible for representing the Partnership. General Partner and Limited Partners, at their respective expense, shall be responsible to pay the tax counsel employed by such Partner to represent their respective separate interests.

     D. The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6623(g) of the Code, and shall furnish to each Partner a copy of each notice or other communication received by the TMP from the IRS (except such notices or communications as are sent directly to such Partner by the IRS). All third party costs and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and shall be paid by the Partnership, provided, however, that if the Partnership does not have sufficient funds to pay such costs and expenses, General Partners shall make additional Capital Contributions to the Partnership to pay such costs and expenses.

     E. The TMP shall not have the authority, unless such action has been approved by the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion, to do all or any of the following:

          (i) to enter into a settlement agreement with the IRS which purports to bind Partners other than the TMP,

          (ii) to file a petition as contemplated in Section 6226(a) or 6228 of the Code,

          (iii) to intervene in any action as contemplated in Section 6226(b) of the Code,

          (iv) to file any request contemplated in Section 6227(b) of the Code, or

          (v) to enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

     F. The relationship of the TMP to Limited Partners is that of a fiduciary, and the TMP has a fiduciary obligation to perform the TMP's duties in such manner as will serve the best interests of the Partnership and Limited Partners.

     G. The Partnership shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by them in any civil, criminal or investigative proceeding in which they are involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what is reasonably believed to be the scope of the TMP's authority and for a purpose which the TMP reasonably believed to be in the best interests of the Partnership or the Partners. The TMP shall not be indemnified under this provision against any liability to the Partnership or the Partners to any greater extent than the indemnification allowed by Section 7.7. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Partners, or otherwise.

     Section 7.10   Access and Reports

     General Partner shall permit Investor Limited Partner and Special Limited Partner and their representatives to have access to the Project at all reasonable times during normal business hours and to examine all agreements and the Plans and Specifications relating to the Project and shall deliver copies and such reports as may reasonably be required by them. General Partner shall promptly provide Investor Limited Partner and Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to and received under the Project Documents or from any Governmental Authority with respect to the Project, together with copies of all other correspondence which a prudent investor would wish to examine in connection with a similar transaction.

     Section 7.11   Representations and Warranties of General Partner

     General Partner hereby represents, warrants and covenants to and with the Partnership and Investor Limited Partner and Special Limited Partner that as of the date of this Agreement:

     A. The Partnership is and will be a duly organized limited partnership validly existing under the laws of the State of Delaware, has and will maintain all requisite filings and recordings required by any Governmental Authority to validly transact business in the State of Nebraska as a foreign limited partnership, and complies with and will comply with all recording and filing requirements with the proper authorities in the State of Delaware and the State of Nebraska necessary to establish and maintain the limited liability of Investor Limited Partner and Special Limited Partner as provided herein.

     B. General Partner is and will remain a duly organized corporation validly existing under the laws of the State of Louisiana, and has and will maintain all requisite filings required by any Governmental Authority to validly transact business in the State of Nebraska as a general partner of a foreign limited partnership, and has and will have full power and authority to perform General Partner's obligations under the Project Documents and/or this Agreement, as the case may be.

     C. No litigation, demand, investigation, claim or proceeding against the Partnership or General Partner or any other litigation or proceeding directly affecting the Project is pending or, to the Best Knowledge of General Partner, threatened, before any court, administrative agency or other Governmental Authority which would, if adversely determined, have a material adverse effect on the Partnership or General Partner, or their respective business or operations.

     D. No default by General Partner or any Affiliate thereof having any relationship with the Project or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents, and the Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

     F. All material building, zoning, health, safety, business and other applicable certificates, permits and licenses necessary to permit the construction, use, occupancy and operation of the Project have been or will, at the time required, be obtained and maintained (other than, prior to completion of the construction or Rehabilitation of the Project or a specified portion thereof, such as are issuable only on the completion of the construction or Rehabilitation of the Project or such specified portion thereof); and neither the Partnership nor General Partner has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any Governmental Authority asserting jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

     G. The Partnership has good and marketable title to the Project, free and clear of any liens, charges or encumbrances other than the Deed of Trust, Gap Deed of Trust, Redevelopment Agreement a notice of management agreement filed by Manager, matters set forth in the Title Policy issued at the Mortgage Loan Closing, encumbrances the Partnership is permitted to create under the terms of this Agreement, and mechanics' and materialmen's liens.

     H. The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Partnership or the Project by General Partner have been or will be duly authorized by all necessary action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, General Partner's articles of incorporation, by-laws, or any agreement by which General Partner or any of General Partner's properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

     I.   No Material Default has occurred and/or is continuing.

     J. No Event of Bankruptcy has occurred as to General Partner or the Development Guarantors.

     K.   General Partner satisfies the Designated Net Worth Standard.

     L. General Partner has disclosed all material facts related to the Project and all material transactions in connection with the Project to Investor Limited Partner.

     M. To the Best Knowledge of General Partner, on the date on which the Certificate of Occupancy is issued the Project will have no material design, maintenance or construction defects.

     N. There are no mechanic's or materialmen's liens recorded against the Project or the Property, and, to the Best Knowledge of General Partner, no Person has threatened to assert or record any such mechanic's or materialmen's lien.

     O. Other than obligations incurred in the ordinary course of business, as of the date hereof, the Partnership has no material outstanding obligations except for the Loan Documents, the Gap Loan Documents, the TIF Loan Documents, the Development Agreement, the Construction and Design Contract, the Management Agreement, the Incentive Partnership Management Agreement, and the other material obligations reflected in the Project Documents and this Agreement.

     P. The Partnership, except to the extent that the Partnership is protected by insurance and excluding any risk borne by the Lender, bears the sole risk of loss if the Project is destroyed or condemned or there is a diminution in the value of the Project.

     Q. The Partnership has not been notified by a federal, state or municipal agency that the Partnership is in Material Violation of any Hazardous Substance Laws and that such Material Violation is continuing, nor to the Best Knowledge of General Partner does such a Material Violation exist, nor is General Partner aware of a condition which should, in the exercise of due diligence, cause General Partner to investigate the existence of an environmental condition of such a nature as described above. As used in this section, the term "Material Violation" means any violation of a Hazardous Substance Law (1) which jeopardizes or could jeopardize the ability of the Partnership to develop, own, or operate the Project for its intended purposes, and (2) the correction of which will require the Partnership to spend funds beyond those likely to be available to the Partnership for such purpose in the ordinary course of events.

     R. No General Partner, Affiliate of a General Partner, or Person for whose conduct General Partner is or was legally responsible has ever:
(A) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored (except if such storage was or is at all times in substantial compliance with all laws, ordinances and regulations pertaining thereto); (B) caused or was legally responsible for any release or threat of release of any Hazardous Material; or (C) received notification from any federal, state or other Governmental Authority of (x) any potential, known, or threat of release of any Hazardous Material from the Project or any other Site or Vessel owned, occupied, or operated either by General Partner, any Affiliate of General Partner, or other Person for whose liability General Partner, any Affiliate of General Partner, or any other Person for whose conduct General Partner is or was legally responsible which may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such Governmental Authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Site.

     S. To the Best Knowledge of General Partner, and except as described in the Phase 1 Environmental Site Assessment from G&E Engineering dated November, 1997, and the Phase II Environmental Site Assessment dated October, 1997 prepared by Woodward-Clyde, true and accurate copies of which has been furnished to Investor Limited Partner, no Hazardous Material was ever or is now stored on (except to the extent any such storage was at all times in substantial compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Property.

     T. The Partnership has no employees other than those working at the Project and shall have no others.

     Section 7.12   Indemnification

     A. In the event that General Partner breaches any of General Partner's representations, warranties or covenants contained in Section 7.11, or if General Partner acts in bad faith or exceeds the authorities granted to General Partner under this Agreement, or if General Partner breaches General Partner's fiduciary duties to the Partnership or to the Limited Partners, General Partner shall indemnify and hold Limited Partners harmless from and against any and all Adverse Consequences which either Limited Partner suffers or incurs, or to which either Limited Partner becomes subject, resulting from, arising out of, relating to, in the nature of or caused by such breach (including, without limitation, any recapture of the Historic Rehabilitation Credit occasioned by such action or omission by the General Partner).

     B. If any third party shall notify either Limited Partner with respect to any matter which may give rise to a claim for indemnification against any General Partner under this Section 7.12, such Limited Partner shall notify General Partner thereof promptly; provided, however, that no delay on the part of such Limited Partner in notifying General Partner shall relieve General Partner from any liability or obligation hereunder unless (and then solely to the extent) General Partner thereby is damaged. In the event that General Partner notifies such Limited Partner within 15 days after such Limited Partner has given notice of the matter that General Partner is assuming the defense thereof, (i) General Partner will defend such Limited Partner against the matter with counsel of General Partner's choice, satisfactory to such Limited Partner,
(ii) such Limited Partner may retain separate co-counsel at such Limited Partner's sole cost and expense (except that General Partner will be responsible for the fees and expenses of the separate co-counsel to the extent that such Limited Partner concludes reasonably that the counsel General Partner has selected has a conflict of interest), (iii) General Partner will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the Consent of such Limited Partner, which Consent, except as provided below, may be withheld or granted in such Limited Partner's sole and absolute discretion, provided that the Consent of such Limited Partner to any proposed judgement or settlement which includes a provision whereby the plaintiff or claimant in the matter fully releases the Limited Partners from all liability with respect thereto will not be unreasonably withheld by such Limited Partner. In the event that General Partner does not notify such Limited Partner within 15 days after such Limited Partner has given notice of the matter that General Partner is assuming the defense thereof, such Limited Partner may defend against, or enter into any settlement with respect to, the matter in any manner such Limited Partner reasonably may deem to be appropriate and General Partner shall indemnify such Limited Partner with respect to such matter in accordance with Section 7.12A.

     SECTION 8:     REMOVAL OF GENERAL PARTNER

     Section 8.1    General

     In addition to any other rights granted to Investor Limited Partner hereunder, Special Limited Partner shall have the right to remove and replace General Partner in accordance with the provisions of Section 8.3, or to replace General Partner as Managing General Partner in accordance with the provisions of
Section 7.3C, or to take both such actions in such manner or sequence as Special Limited Partner determines in its absolute discretion, if a Material Default occurs.

     Section 8.2    Set Off

     The Partnership, Investor Limited Partner, and Special Limited Partner will have a right of setoff against any amount due or owing from the Partnership, Investor Limited Partner, or Special Limited Partner, as applicable, to General Partner or any Affiliate of General Partner with respect to any obligation of General Partner or any Affiliate of General Partner under this Agreement or the Project Documents. All rights of setoff may be exercised without notice or demand to General Partner or any Affiliate of General Partner. No right of setoff will be deemed to have been waived by any act or conduct on the part of the Partnership, Investor Limited Partner, or Special Limited Partner, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff will continue in full force and effect until specifically waived or released by an instrument in writing executed by the Partnership and Special Limited Partner. Notwithstanding the foregoing, neither the Partnership, Investor Limited Partner, nor Special Limited Partner may exercise any right of setoff unless the Partnership, Investor Limited Partner, or Special Limited Partner, as applicable, at least 10 days prior to the exercise of the right of setoff, has delivered written notice of such claimed right of setoff to General Partner, which notice will specify in reasonable detail the basis of the claimed right of setoff. If General Partner disagrees with the claimed right of setoff, then, prior to the end of the 10 day period referred to above, General Partner will deliver to the Partnership, Investor Limited Partner, and Special Limited Partner written notice setting forth in reasonable detail the reasons why the claimed right of setoff is not available. If General Partner delivers such notice, the right of set-off with respect to such contested matter will be tolled until such contest is settled, provided, however, that unless General Partner and Special Limited Partner agree to a resolution of such contest within 30 days after the notice by General Partner of such contest, or unless General Partner has instituted an appropriate action relating to such contest with a court of appropriate jurisdiction within such 30 day period, then such right of set off with respect to such contested matter may be exercised as of the end of such 30 day period.

     Section 8.3    Removal of General Partner

     A. In the event that Special Limited Partner determines to remove General Partner pursuant to Section 8.1, Special Limited Partner shall notify General Partner in writing, within 5 days after such determination, of the Material Default that is the cause for the removal of General Partner. General Partner shall have 30 days from receipt of the notice to cure the Material Default; provided, however, that if a Material Default, other than a monetary default, cannot be reasonably cured within such 30 days, Special Limited Partner will not have the right to remove General Partner under 8.1 provided that within such 30 day period General Partner in good faith commences actions which are likely to cure such Material Default and diligently prosecutes such cure to completion.
If General Partner fails to cure within the specified time period, Special Limited Partner shall notify General Partner of the effective date of General Partner's removal promptly after the cure period has expired; provided, however, in the event the General Partner is removed pursuant to this Section 8.3, the General Partner shall take such actions and execute such documents as the Special Limited Partner may reasonably request to reflect such removal. Each Partner hereby irrevocably appoints Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement necessary or appropriate to confirm the foregoing.

     B. If General Partner is removed pursuant to this Section 8.3, the Partnership shall, subject to Section 8.2, pay to General Partner an amount equal to (i) the sum of (a) any fees earned and unpaid through the date of removal due to General Partner or General Partner's Affiliates under
Section 7.5, (b) an amount equal to the General Partner's positive Capital Account balance, if any, following a deemed sale of the Project and a deemed liquidation of the Partnership, and (c) the principal balance and any accrued but unpaid interest on the General Partner's Subordinated Partner Loan, any Operating Deficit Loans, and any Voluntary General Partner Loans (but prior to any deemed distributions upon liquidation), minus (ii) an amount equal to the sum of (x) the amount, as of the date of removal, of any then outstanding Investor Limited Partner Loans, together with interest on such amounts as of the date of removal, (y) any indebtedness or amount(s) owed by the General Partner or any Affiliate of General Partner to any Limited Partner or Affiliate of a Limited Partner, and (z) any loss or damage suffered by the Partnership or Limited Partners as a result of the Material Default creating the right of Special Limited Partner to remove General Partner pursuant to this Section 8.3 other than any such loss or damage which is accounted for pursuant to subsection
(x) above. Within 30 days after the date the General Partner is removed pursuant to this Section 8.3, or, if later, within 10 days after the date the fair market value of the Project is determined pursuant to Section 8.3D below, the General Partner shall pay the amount, if any, by which the aggregate amount described in (ii)(x), (y) and (z) above exceeds the aggregate amount described in (i)(a), (b) and (c) above. Amounts paid or credited to the General Partner pursuant to clause 8.3.B(i)(a) above that are attributable to a fee earned and unpaid with respect to an Affiliate of the General Partner shall be treated for all purposes as having been paid to such Affiliate.

     C. For purposes of this Section 8.3C, the net proceeds from a deemed sale of the Project shall be equal to 95% of the fair market value of the Project plus 97% of the fair market value of all other Partnership property, including but not limited to cash and cash equivalents as of the date of removal, less the outstanding balance of the Deed of Trust Loan and any other obligations of the Partnership to third parties as of the date of removal.

     D. The fair market value of the Project as of the date of removal shall be determined as follows: If the Special Limited Partner and the General Partner are unable to mutually agree on the fair market value of the Project, then as soon as practicable and in any event within 30 days following the notice from Special Limited Partner to General Partner specified in the penultimate sentence of Section 8.3A above, General Partner and Special Limited Partner shall select a mutually acceptable independent MAI appraiser to act as a single appraiser. If the parties are unable to agree upon such an appraiser within such 30 day period, then, within 30 days following the end of such 30 day period, General Partner and Special Limited Partner shall each select an MAI appraiser who has at least 10 years' experience is appraising properties similar to the Project in the Omaha metropolitan area. If either General Partner or Special Limited Partner fails to appoint such an appraiser within such time and if the other party has appointed such an appraiser within such time, then the appraiser so appointed will be deemed to be a mutually acceptable appraiser to act as a single appraiser. If two appraisers are so appointed, each appraiser shall estimate the fair market value of the Project. If the difference between the two appraisals is within 10% of the lower of the two appraisals, the fair market value shall be the average of the two appraisals. If the difference between the two appraisals is greater than 10% of the lower of the two appraisals, then the two appraisers shall jointly select a third similarly qualified appraiser whose determination of fair market value shall be deemed binding on all parties. If the two appraisers are unable jointly to select a third appraiser, either General Partner or Special Limited Partner may, upon written notice to the other, apply to the individual who is, at the time, the most senior in service, active Judge of the United States District Court for the District of Nebraska for the selection of the third appraiser who shall then participate in such appraisal proceeding, and who shall be selected from a list of names of M.A.I. appraisers submitted by General Partner and Special Limited Partner. Each list of names of appraisers shall be submitted in writing within 10 days after the date on which the appraisal proceeding is invoked, or will be disregarded and the appraiser shall be selected from the list provided. The Partnership shall pay the cost of any appraisers selected pursuant to this
Section 8.3D.

     E. In the event of the removal of General Partner pursuant to the provisions of this Section 8.3, any amounts due to General Partner pursuant to the provisions of Section 8.3B shall be payable solely from the distribution Refinancing Proceeds which would otherwise have been paid to General Partner as and when provided under Section 6.2B., Clause Thirteenth, Fourteenth or Fifteenth (as the case may be) and from Sale Proceeds which would otherwise have been paid to General Partner as and when provided under Section 6.2C., Clause Twelfth, Thirteenth or Fourteenth (as the case may be). In addition, in the event of such removal, with respect to any amounts due to General Partner pursuant to the provisions of Section 8.3B with respect to the Subordinated Partner Loan made by General Partner, Voluntary General Partner Loans, and Operating Deficit Loans, such amounts will also be repaid out of Cash Flow as and when provided in Clauses Third, Fourth, Fifth, Sixth, and Seventh of Section 6.2.A., respectively.

     F. Upon the removal of General Partner, General Partner shall be relieved of all of General Partner's obligations to the Partnership relating to matters occurring after the effective date of such removal; provided that General Partner and General Partner's Affiliates shall remain fully liable for all matters which relate to any act which occurred prior to the effective date of such removal.

     G. In the event that General Partner is removed pursuant to this Section 8.3, then Special Limited Partner may designate a Person or Persons to become the successor General Partner or Partners replacing the removed General Partner, with the approval of any Person required under the Project Documents and provided that any such successor General Partner or Partners shall agree to be bound by the Project Documents, and any other documents required in connection therewith.

     SECTION 9:     BOOKS AND REPORTING, ACCOUNTING, TAX ELECTIONS, ETC.

     Section 9.1    Books and Reporting

     A. General Partner shall keep or cause to be kept for the term of the Partnership a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business and all Partnership information required to be kept pursuant to the Act or any Governmental Authority. The books of the Partnership shall be kept on the accrual basis and shall at all times be maintained at the principal office of the Partnership. Each of the Partners and such Partner's duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Project, from time to time without prior notice during regular business hours provided that such examination shall not unreasonably disrupt or interfere with the Partnership's business or operations. The books, records and banks accounts of the Partnership shall be maintained separate from those of any other Person and in such a manner that it is not costly or difficult to identify or ascertain such assets. All property owned by the Partnership shall be owned by the Partnership in its own name.

     B. General Partner shall prepare a balance sheet as of the end of each such Fiscal Year and statements of income, Partners' equity, and changes in financial position for such Fiscal Year. Such balance sheet and statements shall be prepared in accordance with GAAP applied consistently with prior periods. In addition, after the first Fiscal Year after the Completion Date, the depreciation schedule for that Fiscal Year and all future Fiscal Years, together with the depreciation worksheet, shall be prepared by General Partner or General Partner's designee and furnished to Investor Limited Partner. Provided that the Manager has timely performed its obligation to provide an accounting to the Partnership under the Management Agreement, General Partner shall, promptly upon completion of such balance sheet and statements and in any event within 120 days after the end of each Fiscal Year, transmit to Special Limited Partner a copy thereof. In the event the Manager has not timely performed its obligation to provide an accounting to the Partnership under the Management Agreement, the General Partner shall, within 15 days after receipt of such accounting from the Manager, complete such balance sheet and statements and transmit a copy thereof to the Special Limited Partner. If such financial statements are not submitted to Special Limited Partner within 120 days after the end of each Fiscal Year and the Manager has timely performed its obligations to provide an accounting to the Partnership under the Management Agreement or if the Manager has not timely performed its obligations to provide an accounting to the Partnership under the Management Agreement and the General Partner has not submitted such financial statements within 15 days after the accounting is received from the Manager, General Partner shall pay to Investor Limited Partner liquidated damages in the amount of $250 for each day such submittal is late.
At the request of Special Limited Partner, General Partner shall cause the books of the Partnership to be examined in accordance with generally accepted auditing standards as of the end of the Fiscal Year for which such request was received by the Accountants.

     C. Provided that the Manager has timely performed its obligation to provide an accounting to the Partnership under the Management Agreement, General Partner or General Partner's designee shall complete the books of the Partnership in such time as to prepare and complete such tax returns and submit them to the Special Limited Partner for its review and approval at least 21 days prior to the date such returns are required to be filed under applicable law. The Special Limited Partner shall notify the General Partner of the completion of its review of such tax returns and any comments or concerns thereon within 14 days of its receipt thereof. In the event there is any dispute as to matters set forth in such tax returns, the General Partner and the Special Limited Partner shall, within 5 days after receipt by the General Partner of such timely notification by the Special Limited Partner, resolve such comments and concerns, as provided in Section 9.3 and applicable law; provided, however, upon the request of Special Limited Partner, the Partnership shall obtain from Special Counsel or the Accountants, an opinion as to the position taken on such tax returns with respect to the matters subject to such disagreement between the General Partner and Special Limited Partner. In the event the Special Limited Partner and the General Partner are unable to resolve Special Limited Partner's comments and concerns with respect to such tax returns and/or obtain an opinion thereon as provided in this Section 9.1C prior to the date such returns are required to be filed under applicable law or, the Manager has failed to perform its obligation to provide an accounting to the Partnership under the Management Agreement in a timely manner, the General Partner shall file an extension with the applicable Governmental Authority with respect to such tax returns to allow the parties sufficient time to (i) obtain the requisite information from the Manager to prepare such returns or (ii) resolve such comments and concerns and/or obtain such opinion with respect thereto. In any event, General Partner shall cause such tax returns to be filed within the time periods required by law (including extensions as provided in this Section 9.1C), forward copies of such tax returns to the Special Limited Partner for its review and comment as provided in this Section 9.1(C) no later than 21 days prior to the date such returns are required to be filed, and shall immediately upon the filing thereof transmit to the Limited Partners a copy of the complete federal Partnership tax return (i.e., Form 1065 and all accompanying schedules, including Form K-l) and all state income tax returns. In the event that any such items will not be delivered within the time limits set forth herein and the Manager has timely performed its obligation to provide an accounting to the Partnership under the Management Agreement, General Partner shall immediately notify the Limited Partners, shall furnish the Limited Partners with copies of any extensions, and shall pay to Investor Limited Partner liquidated damages in the amount of $250 for each day such delivery is late.

     D. The reports and estimates described in this Section 9.1 shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

     E. General Partner shall provide Special Limited Partner with a copy of the Operating Projection received from the Manager within 10 days after receipt of same.

     F. General Partner shall send to Special Limited Partner no later than 10 days following receipt by General Partner of the monthly accounting from the Manager under the Management Agreement a financial report providing the following information (which need not be audited): (i) a balance sheet of the Partnership as of the end of such month; and (ii) a statement of income of the Partnership for such month.

     G. During the Initial Operating Period, no later than 90 days following the end of each Fiscal Year, General Partner shall deliver to Special Limited Partner a balance sheet and statement of income for General Partner and its parent HRI, prepared in accordance with GAAP, dated as of end of such Fiscal Year, which balance sheet must show a combined net worth equal to or greater than $4,000,000.00.

     H. With the Consent of the Investor Limited Partner, General Partner may from time to time change the Accountants for the Partnership to another firm of certified independent accountants; provided, however, that prior to any such change General Partner shall have delivered to Special Limited Partner a certificate as to whether such change has been brought about as a direct or indirect result of any dispute over Partnership accounting practices and procedures.

     Section 9.2    Bank Accounts

     The bank accounts of the Partnership shall be maintained in such banking institutions authorized to do business in the State the accounts of which are insured by the Federal Deposit Insurance Corporation, or, subject to any Requisite Approvals and to the Consent of Special Limited Partner, in such other states as General Partner shall determine, except that the bank account for all funds held by the Manager on behalf of the Partnership and all Reserves required by the Lender and the Manager shall be maintained at a bank designated by the Manager. The Partnership's funds shall not be commingled with the funds of any other Person and shall not be used except for the business of the Partnership. All deposits (including funds required by the Lender to be placed in escrow and other funds not needed in the operation of the Partnership's business) shall be deposited, to the extent permitted under the Project Documents, in interest-bearing accounts which are insured by the Federal Deposit Insurance Corporation, or invested in obligations of or guaranteed by the United States, any state thereof, or any agency, municipality or other political subdivision of any of the foregoing, commercial paper (investment grade), certificates of deposit and time deposits in commercial banks with unencumbered capital and surplus in excess of $50,000,000 and in mutual (money market) funds investing in any or all of the foregoing; provided, however, that any funds required to be placed in escrow by the Lender shall be controlled by the Lender and General Partner shall not be permitted to make any withdrawal from such funds without the express written consent of the Lender to the extent required and any funds required to be placed in escrow by the Manager shall be controlled by the Manager and General Partner shall not be permitted to make any withdrawal from such funds without the express written consent of the Manager to the extent required

     Section 9.3    Tax Elections

     Subject to the provisions of Section 9.4, all elections required or permitted to be made by the Partnership under the Code shall be made by General Partner in such manner as General Partner considers to be most advantageous to Investor Limited Partner.

     Section 9.4    Special Adjustments

     A. In the event of a Transfer of all or any part of the Partnership Interest of any Partner, the Partnership shall elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

     B. If, as a result of an adjustment made by the IRS and accepted by the Partnership any item shall be capitalized, then the depreciation or cost recovery for the amount so capitalized shall be appropriately allocated, as determined by the Accountants, to those Partners affected by the adjustment.

     Section 9.5    Fiscal Year

     The Fiscal Year of the Partnership shall be the calendar year, or such other year as may be required by the Code.

     SECTION 10:    WITHDRAWAL OF A GENERAL PARTNER; NEW GENERAL PARTNERS

     Section 10.1   Voluntary Withdrawal

     A. General Partner shall not have the right to withdraw voluntarily from the Partnership, Transfer all or a portion of General Partner's Partnership Interest or permit the transfer of an ownership interest in the General Partner, without the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion. Except with respect to any damages incurred by the Partnership or the other Partners or purchase or default rights expressly granted to the Partnership or the other Partners under the terms of this Agreement, any such Transfer or voluntary withdrawal or purported Transfer or voluntary withdrawal shall be void and ineffectual and shall not bind, or be recognized by the Partnership.

     B. Notwithstanding the foregoing, a General Partner may at any time propose to Special Limited Partner a Person to serve as such General Partner's successor, or if at such time there be more than one General Partner, to serve as a successor to one or more of General Partners desiring to withdraw. If the Consent of Special Limited Partner is obtained, and all Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree that this Agreement shall be appropriately amended to effect such withdrawal and admission.

     Section 10.2   Obligation to Continue

     In the event of the occurrence of a Terminating Event with respect to any General Partner, the remaining General Partners, if any, and any successor General Partner, shall have the obligation to elect to continue the business of the Partnership employing the Partnership's assets and name, all as contemplated by the laws of the State of Delaware, unless otherwise directed by Special Limited Partner. Within 10 days after the occurrence of such Terminating Event, the General Partner subject to such Terminating Event and any remaining General Partners shall notify Investor Limited Partner and Special Limited Partner thereof.

     Section 10.3   Successor General Partner

     A.   Upon the occurrence of any Terminating Event referred to in
Section 10.2, the remaining General Partners may (but are not required to) designate a Person to become a successor General Partner to General Partner as to whom such event shall have occurred. Any Person so designated, subject to the Consent of Special Limited Partner, which Consent may be withheld or granted in Special Limited Partner's sole and absolute discretion (and, if required by the Act or any other applicable law, the consent of any other Partner so required), shall become a successor General Partner upon such Person's written agreement to be bound by the Project Documents and by the provisions of this Agreement.

     B. If any Terminating Event referred to in Section 10.2 shall occur at a time when there is no remaining General Partner and no successor becomes a successor General Partner pursuant to the preceding provisions of this Section 10.3, then Special Limited Partner shall have the right to either become a successor General Partner or to designate a Person to become a successor General Partner upon such Person's written agreement to be bound by the Project Documents and by the provisions of this Agreement.

     C. If Special Limited Partner elects to reconstitute the Partnership pursuant to this Section 10.3 and admit a successor General Partner pursuant to this Section 10.3, the relationship of the parties in the reconstituted Partnership shall be governed by this Agreement as the same may be amended by the then Partners in the Partnership.

     Section 10.4   Interest of Predecessor General Partner

     A. Except as provided in Section 10.3, no assignee or transferee of all or any part of the Partnership Interest of a General Partner shall have any automatic right to become a General Partner. Upon the designation of a successor General Partner (if any) pursuant to Section 10.3, such successor General Partner shall have the option to acquire the predecessor General Partner's Partnership Interest by paying to such General Partner or General Partner's representatives (i) the fair market value of such Partnership Interest, if such predecessor General Partner was not in violation of any of the covenants or undertakings contained in this Agreement, or has violated any representation or warranty contained herein, or, (ii) if such predecessor General Partner was in violation of any of the covenants or undertakings contained in this Agreement, or has violated any representation or warranty contained herein, by paying the amount, if any, due to such predecessor General Partner under Section 8.3B.

     B. If no successor General Partner is designated or if the designated successor General Partner of the predecessor General Partner does not desire to purchase the Partnership Interest of the predecessor General Partner, such Partnership Interest of the predecessor General Partner shall automatically and without the need for any confirmatory documentation therefor be converted into that of a Special Class Limited Partner and the holder thereof shall be entitled only to such rights as the assignee of a Limited Partnership Interest may have as such under the provisions of Section 11.4, the Act and other applicable laws of the State.

     C. Upon the occurrence of a Terminating Event (other than a Terminating Event which constitutes a Material Default) as to any General Partner and a continuation of the Partnership, such General Partner (the "Retired General Partner") shall be deemed to have automatically Transferred to the remaining General Partners, in proportion to their respective General Partnership interests, or, if there shall be no remaining General Partners, then to the Partnership for the benefit of the remaining Partners, all or such portion of General Partnership Interest of such Retired General Partner which, when aggregated with the existing General Partnership Interests of all such remaining General Partners, if any, will be sufficient to assure such remaining General Partners and any successor General Partner a 1% interest in all Profits, Losses, Tax Credits and Distributions of the Partnership under Section 6. No documentation shall be necessary to effectuate such Transfer, which shall be automatic. That portion of General Partnership Interest of the Retired General Partner which shall not have been Transferred pursuant to this Section 10.4C shall be retained by such Retired General Partner (or pass to legal representatives of a deceased General Partner) who or which shall have the status of a Special Class Limited Partner, with the right to receive that share of the Profits, Losses, Tax Credits, and Distributions of the Partnership to which the Retired General Partner as such, would have been entitled had such Terminating Event not occurred, reduced to the extent of General Partnership Interest transferred hereunder, but such Retired General Partner (or such Retired General Partner's legal representatives in the case of a deceased General Partner) shall not be considered to be a Limited Partner for the purpose of sharing the benefits allocated to the Limited Partners under Section 6 and shall not participate in the votes or consents of the Limited Partners hereunder. No consideration shall be paid to such Retired General Partner by the remaining General Partners or the Partnership in the event of a Transfer pursuant to this Section 10.4C.

     D. For the purposes of Section 6, the effective date of the Transfer pursuant to the provisions of Section 10.4C of the Partnership Interest of a Retired General Partner shall be deemed to be the date on which such Terminating Event occurs.

     E. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 10.1 or who is removed by Special Limited Partner as provided in this Agreement shall remain liable for all of such General Partner's obligations under this Agreement, for all of such General Partner's obligations under the Project Documents, and for all of such General Partner's other obligations and liabilities hereunder incurred or accrued prior to the date of such General Partner's withdrawal and for any loss or damage which the Partnership or any of the Partners may incur as a result of such withdrawal, except for any loss or damage attributable to the activities of the remaining and/or successor General Partners subsequent to such withdrawal.

     F. The estate (which term, for purposes of this Section 10.4F, shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a General Partner who is a natural person as to whom a Terminating Event has occurred shall be and remain liable for all such General Partner's liabilities and obligations hereunder, except as provided in this Section 10.4F. In the event of the death, insanity or incompetency of a General Partner who is a natural person, such General Partner's estate shall remain liable for all such General Partner's obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by such General Partner, but such General Partner's estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after such General Partner's death, insanity or incompetency unless such General Partner's estate elects to become a General Partner pursuant to Section 10.3A.

     Section 10.5   Designation of New General Partners

     A. General Partner may, with the written consent of all Partners which may be given or withheld in such Partners' absolute discretion, at any time designate one or more new General Partners with such General Partnership Interest(s) as General Partner may specify.

     B. Any new General Partner shall, as a condition to such Person's admission to the Partnership and of receiving any interest in Partnership Property, agree to comply with the terms of the Project Documents and by the provisions of this Agreement to the same extent and on the same terms as any other General Partner.

     Section 10.6   Amendment of Agreement; Approval of Certain Events

     A. Upon the admission of a new General Partner or the withdrawal (for any reason) of a General Partner, pursuant this Section 10, the Schedule shall be amended to reflect such admission and/or withdrawal, as the case may be, and the Managing General Partner shall file an amendment to this Agreement reflecting such admission and/or withdrawal, as the case may be, in the manner and to the extent required by the Act and all filings to reflect such admission and/or withdrawal, as the case may be, in the manner and to the extent required under the laws of the State of Nebraska.

     B. Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized by the requisite Partners under the provisions of this Agreement, subject to the provisions of Section 10.7, and hereby ratifies and confirms each amendment of this Agreement necessary or appropriate to give effect to any such transaction.

     Section 10.7   Admission of a General Partner

     Notwithstanding any other provisions of this Agreement, no Person (other than Special Limited Partner pursuant to exercise of Special Limited Partner's rights under this Agreement) shall be admitted as an additional or successor General Partner without the written approval of all Persons who are then Partners.

     SECTION 11:    TRANSFER OF LIMITED PARTNERSHIP INTERESTS

     Section 11.1   Right to Assign

     A. Subject to Section 11.2, the Limited Partner shall have the right to Transfer such Limited Partner's Partnership Interest, or any other interest which such Limited Partner has in the capital, assets or property of the Partnership, or to enter into any agreement as a result of which any Person shall become interested with such Limited Partner in the Partnership, without the written consent of General Partner.

     B. Investor Limited Partner may at any time designate an Affiliate of Investor Limited Partner, or a partnership in which an Affiliate of Investor Limited Partner serves as a General Partner, to replace Investor Limited Partner as the Investor Limited Partnership of the Partnership, in which case Investor Limited Partner shall automatically assign Investor Limited Partner's interest to such Entity and withdraw from the Partnership, and such Entity will be admitted to the Partnership as the substitute Investor Limited Partner.

     Section 11.2   Restrictions

     A. No Transfer of the Limited Partnership Interest of any Person shall be made if such Transfer would violate the provisions of Section 13.1 or the terms of the Management Agreement.

     B. In no event shall all or any part of a Limited Partnership Interest be Transferred to a minor or to an incompetent.

     C. General Partner may require as a condition to any Transfer of a Limited Partnership Interest, that the assignor or assignee (i) assume all costs incurred by the Partnership in connection therewith, and (ii) furnish General Partner with an opinion of counsel satisfactory to counsel to the Partnership that such Transfer complies with applicable federal and state securities laws.

     D.  Any voluntary Transfer in contravention of any of the provisions of
Section 11.1 or this Section 11.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

     Section 11.3   Substitute Limited Partners

     A. The Limited Partner shall have the right to substitute an Assignee as a Limited Partner in such Limited Partner's place. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership, agree to be bound (to the same extent as such Assignee's assignor was bound) by the Project Documents and by the provisions of this Agreement.

     B. Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of such Substitute Limited Partner's assignor, and an amendment to this Agreement reflecting such admission shall be filed, if required by the Act, in accordance with the applicable provisions of the Act. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by General Partner to signify such Substitute Limited Partner's agreement to be bound by all the provisions of this Agreement.

     Section 11.4   Assignees

     A. In the event of the death or incapacity of any Limited Partner who is a natural person, such Limited Partner's legal representatives shall have such rights as are afforded them by the Act. The death of a Limited Partner shall not dissolve the Partnership.

     B. An Assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 11.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of Profits, Losses, Tax Credits and Distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner but, except as otherwise required under the Act, shall have no other rights granted to the Limited Partners under this Agreement.

     C. Any Limited Partner who shall assign all of such Limited Partner's Limited Partnership Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the Assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 11.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Act as well as the obligation to make the Capital Contributions attributable to the Limited Partnership Interest in question, if any portion thereof remains unpaid.

     D. In the event of any assignment of a Limited Partnership Interest, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the Assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

     E. An Assignee of a Limited Partnership Interest who does not become a Substitute Limited Partner as provided in Section 11.3 and who desires to make a further assignment of such Assignee's Limited Partnership Interest shall be subject to the provisions of this Section 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of such Limited Partner's Limited Partnership Interest.

     Section 11.5.  Right of First Offer.

     (A) If either Limited Partner (the "Selling Party") desires to sell all or any part of its Limited Partnership Interest to an person not an Affiliate of a Limited Partner, the Selling Party shall give notice (the "Offer Notice") to the General Partner describing that portion or all of the Limited Partnership Interest to be sold (such whole or partial Limited Partnership Interest, as the case may be, to be hereinafter referred to as the "Offered Interest"). The General Partner shall have the option (the "Option") to purchase all of the Offered Interest for the price set forth in the Offer Notice (the "Withdrawal Price").

     (B) The General Partner may elect to exercise the Option by giving written notice of its election to the Selling Party at any time within 15 days after the date of the Offer Notice (the "Election Date"). The General Partner's notice of its election shall set forth a closing date (the "Closing Date") for the purchase, which shall not be more than 30 days after the date of General Partner's notice. If the General Partner elects to exercise the Option, the Withdrawal Price shall be paid in cash on the Closing Date.

     (C) If the General Partner fails to exercise the Option, the Selling Party shall be permitted to offer and sell the Offered Interest to any non-Affiliate for a period of 1 year after the Election Date at a price not less than the Withdrawal Price. If the Selling Party does not sell the Offered Interest within such period, the Selling Party's right to sell the Offered Interest pursuant to this Section shall cease and terminate and the provisions of this Section shall began anew with respect to any subsequent sale to which this Section applies.

     SECTION 12:    MANAGEMENT AGREEMENT

     Section 12.1   General

     General Partner shall engage the Manager to manage the Project pursuant to the Management Agreement. The Manager shall receive a Management Fee of those amounts payable from time to time by the Partnership to the Manager for management services. The initial Manager shall be Courtyard Management Corporation. From and after the Admission Date, the Partnership shall not enter into any Management Agreement or modify or extend any Management Agreement unless General Partner shall have obtained the Consent of Special Limited Partner to such Management Agreement, modification or extension, as the case may be.

     Section 12.2   Management Fee Paid to General Partner and an Affiliate

     Should General Partner or an Affiliate thereof perform hotel management services for the Partnership, hotel management fees shall be paid General Partner or such Affiliate only for services actually rendered and shall be in a reasonable and competitive amount.

     SECTION 13:    GENERAL PROVISIONS

     Section 13.1   Restrictions on Transfer

     A. No Transfer of any Partnership Interest may be made except in compliance with the Regulations. General Partner may require as a condition of any transfer of such Partnership Interest that the transferor furnish an opinion of counsel reasonably satisfactory to General Partner that the proposed transfer will comply with applicable federal and state securities laws.

     B. Any voluntary Transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

     Section 13.2   Notices

     Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given on (i) the first business day after delivery to a nationally recognized overnight delivery service, (ii) the business day on which such is sent by telecopier or other facsimile transmission, answerback requested, if such transmission is sent during customary business hours of the recipient and if the sender telephonically confirms with the recipient receipt of such transmission, or if sent otherwise, then on the first business following such transmission on which the sender telephonically confirms with the recipient receipt of such transmission, or (iii) when delivered personally if such is delivered during customary business hours of the recipient, or if delivered otherwise, then on the first business following such delivery, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

          (a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.

          (b) If to a Partner, at such Partner's address set forth in the Schedule, with copies to Dale G. Schedler, Esq., Lewis, Rice & Fingersh, L.C., 1010 Walnut Street, Suite 500, Kansas City, Missouri 64106, and Gary J. Elkins, Esq., Elkins, P.L.C., Suite 3700, 201 St. Charles Avenue, New Orleans, Louisiana 70170.

     Section 13.3   Word Meanings

     The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" are to Sections of this Agreement, unless reference is expressly made to a different document.

     Section 13.4   Binding Provisions

     The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

     Section 13.5   Applicable Law

     This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware.

     Section 13.6   Exhibits and Schedules

     A. The Partners acknowledge that the following constitute the exhibits (the "Exhibits") to this Agreement:

          A    Admission Date Conditions

          B    Legal Description of Land

          C    Second Installment Payment Certificate

          D    Form of General Partner's Estoppel Certificate

          E    Final Projections

     B. The Partners acknowledge that the following constitutes the Schedule to this Agreement:

          A    Capital Contributions

     Section 13.7   Counterparts

     This Agreement may be executed in several counterparts and all so executed counterparts shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

     Section 13.8   Paragraph Titles

     Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

     Section 13.9   Separability of Provisions

     Each provision of this Agreement shall be considered separable and (a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (b) if for any reason any provision or provisions herein would cause the Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

     Section 13.10  Effective Date of Admission

     Subject to the provisions of Section 6.5J, Investor Limited Partner shall be deemed to have been admitted as of the first day of the calendar month in which the Admission Date occurs, for all purposes of this Agreement, including the allocation of Profits, Losses and Tax Credits under Section 6.

     Section 13.11  Amendment Procedure

     A. This Agreement may be amended by a written document signed by all of the Partners.

     B. Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of the Lender or a Governmental Authority under the terms of the Project Documents, or any other agreement between the Lender and/or a Governmental Authority and the Partnership, without the prior written approval of the Lender and/or the Governmental Authority, as the case may be.

     IN WITNESS WHEREOF, each of the Partners has executed this Agreement as of the date first written above.

COUNTERPART SIGNATURE PAGES FOLLOW THIS PAGE

COUNTERPART SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BRIGGS RENEWAL LIMITED PARTNERSHIP

GENERAL PARTNER:                       HRI BRIGGS CORPORATION,
                                       a Louisiana corporation


                                           /s/ Thomas V. Crumley
                                           Duly Authorized Agent
                                       By: ---------------------------
                                           Print Name
                                           Its:  Vice President

COUNTERPART SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BRIGGS RENEWAL LIMITED PARTNERSHIP

INVESTOR LIMITED PARTNER:              AMERUS-BLACKSTONE, L.L.C.

                                       By: AmerUs Life Insurance Company
                                           Its:  Member

                                                 /s/ Diane Davidson
                                           By:   ----------------------------
                                                    Diane Davidson
                                              Name: -------------------------
                                                    Assistant Secretary
                                              Title: ------------------------

COUNTERPART SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BLACKSTONE HOTEL PARTNER, L.P.


SPECIAL LIMITED PARTNER:               AMERUS MANAGEMENT, INC.


                                              /s/ Gene Harris
                                       By: ----------------------------
                                           Gene Harris
                                           Its:  Senior Vice President

COUNTERPART SIGNATURE PAGE TO FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF BRIGGS RENEWAL LIMITED PARTNERSHIP


WITHDRAWING LIMITED PARTNER:


                                       /s/ A. Thomas Leonhard, Jr.
                                       -----------------------------------
                                       A. THOMAS LEONHARD, JR.

                                  ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

     On this 12th day of November, 1997, before me appeared A. Thomas Leonhard, Jr., to me personally known, who, being by me duly sworn, did say that he the Withdrawing Limited Partner of Blackstone Hotel Partners, L.P. of HRI Briggs Corporation, a Delaware corporation, that the foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors, that ------------ acknowledged the instrument to be the free act and deed of the corporation, and that the corporation has no corporate seal.





                                           ------------------------------
                                           NOTARY PUBLIC

                                  ACKNOWLEDGMENT


STATE OF IOWA

COUNTY OF POLK


    On this 19th day of November, 1997, before me appeared Diane Davidson, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of AmerUs Life Insurance Company, an Iowa corporation who is the sole Member of AmerUs-Blackstone, L.L.C., an Iowa limited liability company, that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, that Diane Davidson in such capacity acknowledged the instrument to be the free act and deed of the limited liability company.




                    -----------------------------------------
                                  NOTARY PUBLIC

                                  ACKNOWLEDGMENT


STATE OF IOWA

COUNTY OF POLK

      On this 14th day of November, 1997, before me appeared Gene Harris, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President of AmerUs Management, Inc., that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, that Gene Harris as such Senior Vice President acknowledged the instrument to be the free act and deed of the corporation, and that the corporation has no corporate seal.




                                       --------------------------------
                                           NOTARY PUBLIC

                                  ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS

     On this 12th day of November, 1997, before me appeared A. Thomas Leonhard, Jr., to me personally known, who, being by me duly sworn, did say that he is the Withdrawing Limited Partner of Blackstone Hotel Partners, L.P., that the foregoing instrument was signed and sealed on behalf of the partnership, and that A. Thomas Leonhard, Jr., acknowledged the instrument to be the free act and deed of the partnership.




                                           ----------------------------
                                           NOTARY PUBLIC

                                    SCHEDULE A

                              Capital Contributions

Name and Address of Partners                     Capital Contribution


HRI Briggs Corporation                                    $100.00
210 Baronne Street
Suite 1717
New Orleans, LA  70112
Attention:  Pres Kabacoff
Telephone Number: (504) 566-0204
Facsimile Number: (504) 525-3932


AmerUs-Blackstone, L.L.C.                               $2,810,000.00
699 Walnut, Suite 1700
Des Moines, Iowa  50309-3945
Attention:  Gene Harris
Telephone Number: (515) 362-3600
Facsimile Number: (515) 362-3631 or (515) 362-3632


AmerUs Management, Inc.                                   $100.00
699 Walnut, Suite 1700
Des Moines, Iowa  50309-3945
Attention:  Gene Harris
Telephone Number: (515) 362-3600
Facsimile Number: (515) 362-3631 or (515) 362-3632

                                    EXHIBIT A

Admission Date Conditions
                                    Exhibit A

           Document                                                Status

A.         LOAN DOCUMENTS

1. Loan Application/Commitment between GMAC and BRLP

2.         Building Loan Agreement between GMAC and BRLP

3.         First Deed of Trust Note by BRLP to GMAC and UCC's

4.         Second Deed of Trust Note by BRLP to GMAC

5. First Deed of Trust, Assignment of Lease and Profits, Security Agreement and Fixture
           Filing by BRLP in favor of GMAC

6. Second Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture
           Filing by BRLP in favor of GMAC

7.         First Guaranty Agreement

8.         Second Guaranty Agreement

9. Environmental Indemnity Agreement by BRLP for benefit of GMAC

10. Assignment of Leases and Profits by BRLP in favor of GMAC

11.        Letter of Credit in favor of GMAC  (To Be Delivered Post-Closing)

12. Assignment of Construction Agreements, Plans and Property Agreements by BRLP to GMAC

13.        Design/Builder's Consent to Assignment of
           Design/Builder's Contract by HCI

14.        Assignment of Licenses, Permits, Approvals and
           Warranties by BRLP to GMAC

15.        Opinion of Borrower's/Guarantor's Counsel

16.        Opinion of Borrower's/Guarantor's Local Counsel

17.        Loan Closing Statement

18.        Construction Escrow with Title Company between
           GMAC and TIC

19.        Construction Loan Disbursement Agreement
           A.  Subsequent Draw Request
           B.  Sworn Owner's Affidavit

20.        Side Letter re: FF&E

21.        Architect's Certificate

22.        Engineer's Certificate

23.        Contractor's Certificate

24.        Reimbursement Agreement between Marriott and BRLP

25.        Deed of Trust by BRLP in favor of Marriott

26.        Side Letter re AmerUs LOC Loan

27.        Side Letter re Developer Fee


B.         TIF LOAN DOCUMENTS

28.        Ordinance enacted by the City of Omaha

29.        Redevelopment Agreement between City of
           Omaha and HRI

30.        Assignment of Redevelopment Agreement from
           HRI to BRLP

31.        Promissory Note by City of Omaha in favor of BRLP

32.        Loan Commitment issued by FNB to BRLP

33.        TIF Loan Agreement between FNB and BRLP

34.        Promissory Note by BRLP to FNB

35.        Letter of Credit in favor of FNB (To be Issued Post Closing)

36.        Collateral Assignment and Pledge
           Agreement by BRLP in favor to FNB

37.        Security and Pledge Agreement by BRLP to FNB

38.        Guaranty of Payment

39.        UCC-1 Financing Statement (TIF Funds)

40.        Opinion of Assistant City Attorney

41.        Side Letter Agreement

C.         TITLE INSURANCE/SURVEY MATTERS

42. Commitment for Title Insurance issued by FATIC to BRLP, GMAC, and Marriott

43. Lender's Title Insurance Policy effective November 17, 1997 issued by FATIC in favor of GMAC

44. Lender's Title Insurance Policy effective Movember 17, 1997 issued by FATIC in favor of Marriott

45. Owner's Title Insurance Policy dated November 17, 1997 issued by FATIC in favor of BRLP

46.        Affidavit of Possession by Seller

47.        Certificate of Authority from Nebraska
           Secretary of State with respect to Seller

48.        Survey prepared by Registered
           Professional Land Surveyor

49.        Construction Funding/Down Date Agreement

50.        Copy of current Property Tax Statement

51.        Settlement Statement


D.         MATTERS RELATING TO BORROWER, GENERAL PARTNER AND HRI


           Briggs Renewal Limited Partnership

52.        Articles of Limited Partnership of BRLP

53.        Certificate of Limited Partnership of BRLP

54.        Letter of Intent between HRI and API

55.        Delaware and Nebraska Certificates of Good Standing

56.        First Amended and Restated Articles of
           Limited Partnership of BRLP by and among HRI-Briggs, ABL, and AMI

57.        Application/Certification for Registration to
           Qualify BRLP as a Foreign Limited Partnership in Nebraska

58.        Tax Opinion Letter from Elkins, P.L.C.

           Historic Restoration, Incorporated

59.        Omnibus Certificate of Secretary of HRI

60. Application for Registration to Qualify HRI to Transact Business in Nebraska

61.        Louisiana and Nebraska Certificates of Good Standing

62.        Resolutions and Authorizations for Project

           HRI Briggs Corporation

63.        Omnibus Certificate of Secretary of HRI-Briggs

64. Application for Registration to Qualify HRI-Briggs to transact business in Nebraska

65.        Louisiana and Nebraska Certificates of Good Standing

66.        Certified Resolutions of AMI

67.        Organizational documents re ABL

68.        Opinion of Borrower's Counsel

69. Guaranty Agreement (General Partner Payment and Performance) HRI to BRLP, AmerUs-Blackstone, L.L.C. and AmerUs Management, Inc.

70. Security Agreement (General Partner Performance) HRI Briggs Corporation to AmerUs Management, Inc. and AmerUs-Blackstone, L.L.C.

71. Incentive Partnership Management Agreement between BRLP and HRI Briggs Corporation

72. Financial Statements from Pres Kabacoff, Edward Boettner and HRI Briggs Corporation

73.        Resolutions and Authorizations for Project

           AmerUs Management, Inc.

74.        Resolutions and Authorizations for Project

           AmerUs-Blackstone, L.L.C.

75.        Authorizations and Approvals


E.         PROPERTY ACQUISITION AND DISPOSITION

76.        Agreement to Purchase and Sell dated
           by and between Briggs, Inc. of Omaha
           ("Seller") and HRI, as amended

77.        Assignment of Purchase Agreement by
           HRI to BRLP

78.        Special Warranty Deed from Seller to BRLP

79.        Bill of Sale from Seller to BHP

80.        Corporate Resolution of Seller

81.        Certification of Nonforeign Status by Seller

82.        Seller's Closing Statement

83.        "City" Leases

84.        Purchaser's Closing Statement

85.        Purchaser's Certificate


F.         CONSTRUCTION, DEVELOPMENT, AND MANAGEMENT DOCUMENTS

86.        Building Permit No. 5776, issued to
           YBRLP by the City

87.        Construction Contract by and between BRLP
           AND HCI

88.        Performance Bond Dual - Obligee executed by
           HCI and an AGI insurance company

89.        Payment Bond executed by HCI and an AGI
           insurance company

90. Development Agreement by and between BRLP and HRI

91.        Development Fee Note by BHP in favor of HRI

92. Development Fee Note Assignment by HRI in favor of API entity

93. Development Guaranty Agreement by Kabacoff and Boettner in favor of AmerUs

94. Incentive Partnership Management Agreement by and between BHP and HRI

95.        Insurance Certificates

96.        Final Projections


G.         MATTERS RELATING TO DEVELOPMENT (DUE DILIGENCE)

97.        Final Management Agreement by and between BHP and
           Courtyard, including all exhibits and amendments
           A.Third Mortgage(See 25 above)
           B.Reimbursement Agreement(See 24 above)
           C.Subordination, Nondisturbance & Attornment Agmt

98.        Parts 1 and 2 of National Park Service
           Application for Historic Tax Credit


H.         PUT LOAN DOCUMENTS

99.        Loan Agreement between HRI and AmerUs Life Insurance Company

100. Guaranty Agreement (Subordinate Partner Loans) between President Kabacoft and Ed Boettner and ALIC

101.       Security Agreement (Put Loan) between HRIB and ALIC

102.       UCC Filings (Secured Party-AmerUs Life Ins. Co.)

103.       Counsel Letter re Pending Lawsuits

104.       Acknowledgment of Receipt, Consent and Waiver


I.         AMERUS LOC LOAN DOCUMENTS

105.       Loan Agreement between Briggs and AmerUs Life Ins. Co.

106.       Promissory Note ($2,064,000 GAP)

107.       Promissory Note ($1,519,000 TIF)

108.       Guaranty Agreement between HRI and AmerUs Life Ins. Co.

109.       Security and Pledge Agreement between Briggs & AmerUs Life Ins. Co.

EXHIBIT B

Legal Description of Real Estate


THAT PART OF LOTS 7 AND 8, BLOCK 101, ORIGINAL CITY OF OMAHA AS SURVEYED AND LITHOGRAPHED IN OMAHA, DOUGLAS COUNTY, NEBRASKA, DESCRIBED AS BEGINNING AT THE SOUTHEAST CORNER OF BLOCK 101; THENCE S89DEG.56'52" W (ASSUMED BEARING) ON THE SOUTHERLY LINE OF SAID BLOCK 101 A DISTANCE OF 101.54 FEET TO A POINT OF SAID SOUTH LINE; THENCE N00DEG.01'52"W A DISTANCE OF 132.70 FEET TO A POINT ON THE NORTH LINE OF LOT 7 IN SAID BLOCK 101; THENCE N89DEG.58'05"E ON SAID NORTH LINE A DISTANCE OF 110.50 FEET TO A POINT ON THE EAST SIDE OF SAID BLOCK 101; THENCE S00DEG.02'41"E ON SAID EAST LINE A DISTANCE OF 132.66 FEET TO THE POINT OF BEGINNING; CONTAINING A COMPUTED AREA OF 0.337 SQUARE ACRES MORE OR LESS.

AND

BLOCK 100, THE VACATED ALLEY, PART OF 10TH, AND 9TH STREETS, ORIGINAL CITY OF OMAHA, AS SURVEYED AND LITHOGRAPHED IN OMAHA, DOUGLAS COUNTY, NEBRASKA, DESCRIBED AS BEGINNING AT THE SOUTHWEST CORNER OF BLOCK 100, THENCE N00DEG.02'43"W (ASSUMED BEARING), ON THE WEST LINE OF SAID BLOCK, A DISTANCE OF
151.08 FEET; THENCE N89DEG.50'22"W A DISTANCE OF 3.00 FEET; THENCE N00DEG.02'43"W A DISTANCE OF 67.00 FEET; THENCE S89DEG.58'48"E A DISTANCE OF
3.00 FEET, TO A POINT ON THE WEST LINE OF BLOCK 100; THENCE N00DEG.02'43"W, ON SAID WEST LINE, A DISTANCE OF 67.15 FEET TO THE NORTHWEST CORNER OF BLOCK 100; THENCE N89DEG.59'18"E, ON THE NORTH LINE OF SAID BLOCK, A DISTANCE OF 285.45 FEET, THENCE S00DEG.04'42"E A DISTANCE OF 132.52 FEET; THENCE S89DEG.58'05"W A DISTANCE OF 20.33 FEET TO A POINT ON THE EAST LINE OF BLOCK 100; THENCE S00DEG.04'42"E, ON SAID EAST LINE, A DISTANCE OF 107.53 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF DOUGLAS STREET; THENCE S44DEG.56'05"W, ON SAID RIGHT-OF-WAY LINE, A DISTANCE OF 7.07 FEET; THENCE CONTINUING ON SAID RIGHT-OF-WAY LINE, S72DEG.11'50"W, A DISTANCE OF 49.34 FEET; THENCE S81DEG.26'59"W, A DISTANCE OF 148.58 FEET; THENCE S00DEG.03'08"E, A DISTANCE OF 3.00 FEET TO A POINT ON THE SOUTH LINE OF BLOCK 100; THENCE S89DEG.56'52"W, ON SAID SOUTH LINE, A DISTANCE OF 66.32 FEET TO THE POINT OF BEGINNING; CONTAINING A COMPUTED AREA OF 1.716 ACRES, MORE OR LESS.

VACATED 10TH STREET:

THAT PART OF 10TH STREET, ORIGINAL CITY OF OMAHA, AS SURVEYED AND LITHOGRAPHED IN OMAHA, DOUGLAS COUNTY, NEBRASKA, DESCRIBED AS COMMENCING AT THE SOUTHWEST CORNER OF BLOCK 100, THENCE N00DEG.02'43"W (ASSUMED BEARING), ON THE WEST LINE OF SAID BLOCK 100, A DISTANCE OF 151.08 FEET TO THE POINT OF BEGINNING, THENCE N89DEG.50'22"W A DISTANCE OF 3.00 FEET; THENCE N00DEG.02.43"W A DISTANCE OF
67.00 FEET; THENCE S89DEG.58'48"E A DISTANCE OF 3.00 FEET TO A POINT ON THE WEST LINE OF BLOCK 100; THENCE S00DEG.02'43"E, ON SAID WEST LINE, 67.00 FEET TO THE POINT OF BEGINNING; CONTAINING A COMPUTED AREA OF 0.005 ACRES, MORE OR LESS.

VACATED 9TH STREET:

THAT PART OF 9TH STREET, ORIGINAL CITY OF OMAHA, AS SURVEYED AND LITHOGRAPHED IN OMAHA, DOUGLAS COUNTY, NEBRASKA, DESCRIBED AS BEGINNING AT THE NORTHEAST CORNER OF BLOCK 100, THENCE N89DEG.59'18" E (ASSUMED BEARING), ON THE NORTH LINE OF SAID BLOCK 100, A DISTANCE OF 20.33 FEET; THENCE S00DEG.04'42"E A DISTANCE OF
132.52 FEET; THENCE S89DEG.58'05"W A DISTANCE OF 20.33 FEET TO A POINT ON THE EAST LINE OF BLOCK 100; THENCE N00DEG.04'42"W, ON SAID EAST LINE A DISTANCE OF
132.52 FEET TO THE POINT OF BEGINNING; CONTAINING A COMPUTED AREA OF 0.062 ACRES, MORE OR LESS.

EXHIBIT C

Second Installment Payment Certificate

EXHIBIT D
Form of Estoppel Certificate
                              ESTOPPEL CERTIFICATE

                            ------------------, 19---

AmerUs-Blackstone, L.L.C.
c/o AmerUs Management, Inc.
699 Walnut, Suite 1700
Des Moines, Iowa  50309-3945

Gentlemen:

           The undersigned, as the sole General Partner (the "General Partner") of Briggs Renewal Limited Partnership, a Delaware limited partnership (the "Partnership") operating pursuant to a "First Amended and Restated Limited Partnership Agreement" dated November ---, 1997 (the "Partnership Agreement"). The Partnership is currently indebted to GMAC Commercial Mortgage Corporation ("Lender") as the holder of a promissory note in the original principal amount of $14,175,000 (the "Note"), which is secured by a mortgage, deed of trust and security agreement dated November ---, 1997, and recorded in the office for the recording of such documents in Douglas County, Nebraska in Volume -----------, at page ------------ (the "First Mortgage"). The First Mortgage encumbers the property situate as Block 100 and a portion of lots 7 and 8, Block 101, in downtown Omaha, Nebraska (the "Property"). The Note, First Mortgage and all other instruments and documents evidencing, securing or supporting the loan evidenced by the Note (the "Lender's Loan") are collectively called the "Lender's Loan Documents." The Partnership is currently indebted to First National Bank of Omaha under the "TIF Loan Documents" (as that term is defined in the Partnership Agreement".

      Pursuant to the terms of Section 5.1 [5.14] of the Partnership Agreement, you are making the [Second Installment of your Capital Contribution] [a Subordinated Partner Loan] to the Partnership in the original principal amount of $--------------- on the terms and conditions set forth therein (the "Capital Transaction").

    In connection with the Capitol Transaction, General Partner hereby certifies to Limited Partner that as of the date hereof:

    1.There does not presently exist any default or event of default under the Note, First Mortgage or any of the Lender's Loan Documents, nor has any event or circumstance occurred which, with the giving of notice or lapse of time, or both, would constitute such a default or event of default.

     2.There have been no amendments to the First Mortgage or the Note as of the date hereof.

     3.The outstanding principal balance of the Note as of -----------------, 199--, is $--------------------.

     4.Interest on the Note has been paid through -----------------, 199--.

     5.There does not presently exist any default or event of default under the TIF Loan Documents, nor has any event or circumstance occurred which, with the giving of notice or lapse of time, or both, would constitute such a default or event of default.

     6.There have been no amendments to the TIF Loan Documents as of the date hereof.

     7.No default by the General Partner in any material respect has occurred under the Partnership Agreement or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default by the General Partner or its Affiliates in any material respect under any document relating to the Project.

     8.To the best knowledge of the undersigned, no default by any Limited General Partner in any material respect has occurred under the Partnership Agreement or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default by a Limited Partner or its Affiliates in any material respect under any document relating to the Project and the Partnership Agreement is in full force and effect according to the terms thereof.

     9.All conditions precedent to the making of the Capital Transaction as specified in Section [5.2] [5.14] of the Partnership Agreement have been satisfied as evidenced by the exhibits attached hereto.

     This letter shall inure to the benefit of each Limited Partner and its successors and assigns and shall be binding upon the Partnership, the General Partner, their successors and assigns. Each Limited Partner may rely upon this letter in extending the funds comprising the Capital Transactions.

                                 HRI Briggs Corporation, a Louisiana corporation

                                 By:--------------------------------------
                                 Title:-----------------------------------
                                                  "GENERAL PARTNER"

EXHIBIT E

                           Projections

   Copy Of Document Follows This Page

                      Index of Defined Terms

                                                            Page
   Defined Term                                            Number

   Accountants . . . . . . . . . . . . . . . . . . . . . . . . .1
   Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
   Adjusted Capital Account Deficit. . . . . . . . . . . . . . .2
   Admission Date. . . . . . . . . . . . . . . . . . . . . . . .2
   Admission Date Conditions . . . . . . . . . . . . . . . . . .2
   Adverse Consequences. . . . . . . . . . . . . . . . . . . . .2
   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .2
   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .2
   Allocation Regulations. . . . . . . . . . . . . . . . . . . .2
   Any . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Assignee. . . . . . . . . . . . . . . . . . . . . . . . . . .3
   Assignment of Construction Agreement, Plans and Property Agree3
   Assignment of Interior Design Agreement . . . . . . . . . . .3
   Assignment of Purchase Agreement. . . . . . . . . . . . . . .3
   Assignment of Redevelopment Agreement . . . . . . . . . . . .3
   Base Management Fee . . . . . . . . . . . . . . . . . . . . .3
   Best Knowledge. . . . . . . . . . . . . . . . . . . . . . . .3
   Bill of Sale. . . . . . . . . . . . . . . . . . . . . . . . .3
   Bridge Loan . . . . . . . . . . . . . . . . . . . . . . . . .3
   Building Loan Agreement . . . . . . . . . . . . . . . . . . .3
   Capital Account . . . . . . . . . . . . . . . . . . . . . . .3
   Capital Contribution. . . . . . . . . . . . . . . . . . . . .4
   Capital Proceeds. . . . . . . . . . . . . . . . . . . . . . .4
   Capital Transaction . . . . . . . . . . . . . . . . . . . . .4
   Cash Collateral Fund. . . . . . . . . . . . . . . . . . . . .4
   Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . .5
   Cash Receipts . . . . . . . . . . . . . . . . . . . . . . . .5
   Certificate of Occupancy. . . . . . . . . . . . . . . . . . .5
   City. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
   City Lease. . . . . . . . . . . . . . . . . . . . . . . . . .5
   City Lease Bond . . . . . . . . . . . . . . . . . . . . . . .5
   Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
   Claim Notice. . . . . . . . . . . . . . . . . . . . . . . . .6
   Closing Date. . . . . . . . . . . . . . . . . . . . . . . . 88
   Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
   Commercial Space. . . . . . . . . . . . . . . . . . . . . . .6
   Commercial Space Expenses . . . . . . . . . . . . . . . . . .6
   Commercial Space Lease. . . . . . . . . . . . . . . . . . . .6
   Commercial Space Lease Rent . . . . . . . . . . . . . . . . .6
   Completion Date . . . . . . . . . . . . . . . . . . . . . . .6
   Consent of Special Limited Partner. . . . . . . . . . . . . .6
   Construction and Design Contract. . . . . . . . . . . . . . .6
   Construction Consulting and Management Fee. . . . . . . . . .6
   Contractor. . . . . . . . . . . . . . . . . . . . . . . . . .7
   County. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
   Dated . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Debt Service. . . . . . . . . . . . . . . . . . . . . . . . .7
   Debt Service Coverage Loan. . . . . . . . . . . . . . . . . .7
   Debt Service Deficiency Loan. . . . . . . . . . . . . . . . .7
   Deed. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
   Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . .7
   Deed of Trust Note. . . . . . . . . . . . . . . . . . . . . .7
   Deficit Restoration Obligation. . . . . . . . . . . . . . . .7
   Depreciation. . . . . . . . . . . . . . . . . . . . . . . . .7
   Designated Interest Rate. . . . . . . . . . . . . . . . . . .8
   Developer . . . . . . . . . . . . . . . . . . . . . . . . . .8
   Development Agreement . . . . . . . . . . . . . . . . . . . .8
   Development Budget. . . . . . . . . . . . . . . . . . . . . .8
   Development Fee . . . . . . . . . . . . . . . . . . . . . . .8
   Development Fee Note. . . . . . . . . . . . . . . . . . . . .8
   Development Fee Note Assignment . . . . . . . . . . . . . . .8
   Development Guarantors. . . . . . . . . . . . . . . . . . . .8
   Development Guaranty Agreement. . . . . . . . . . . . . . . .8
   Distribution. . . . . . . . . . . . . . . . . . . . . . . . .9
   Election Date . . . . . . . . . . . . . . . . . . . . . . . 88
   Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
   Environmental Indemnity Agreement . . . . . . . . . . . . . .9
   Event of Bankruptcy . . . . . . . . . . . . . . . . . . . . .9
   Event of Force Majeure. . . . . . . . . . . . . . . . . . . .9
   Excess Adjustment . . . . . . . . . . . . . . . . . . . . . 10
   Excess Adjustment Loan(s) . . . . . . . . . . . . . . . . . 10
   Excess Expenses . . . . . . . . . . . . . . . . . . . . . . 10
   Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Filing Office . . . . . . . . . . . . . . . . . . . . . . . 10
   Final Determination . . . . . . . . . . . . . . . . . . . . 10
   First Installment . . . . . . . . . . . . . . . . . . . . . 10
   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . 10
   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . .9
   GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Gap Deed of Trust . . . . . . . . . . . . . . . . . . . . . 11
   Gap Loan. . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Gap Loan Closing. . . . . . . . . . . . . . . . . . . . . . 11
   Gap Loan Documents. . . . . . . . . . . . . . . . . . . . . 11
   Gap Note. . . . . . . . . . . . . . . . . . . . . . . . . . 11
   General Partner . . . . . . . . . . . . . . . . . . . . . . 11
   General Partner Pledge. . . . . . . . . . . . . . . . . . . 11
   Governmental Authority. . . . . . . . . . . . . . . . . . . 11
   Gross Asset Value . . . . . . . . . . . . . . . . . . . . . 11
   Gross Hotel Revenues. . . . . . . . . . . . . . . . . . . . 12
   Guaranty Agreement. . . . . . . . . . . . . . . . . . . . . 12
   Hazardous Material. . . . . . . . . . . . . . . . . . . . . 12
   Hazardous Substance Laws. . . . . . . . . . . . . . . . . . 13
   HCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Historic Credit Determination . . . . . . . . . . . . . . . 13
   Historic Rehabilitation Credit. . . . . . . . . . . . . . . 13
   Hotel . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Hotel Expenses. . . . . . . . . . . . . . . . . . . . . . . 13
   HRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   HRI-Briggs. . . . . . . . . . . . . . . . . . . . . . . . . 13
   Improvements. . . . . . . . . . . . . . . . . . . . . . . . 13
   Incentive Hotel Management Fee. . . . . . . . . . . . . . . 13
   Incentive Partnership Management Agreement. . . . . . . . . 13
   Incentive Partnership Management Fee. . . . . . . . . . . . 14
   Initial Operating Period. . . . . . . . . . . . . . . . . . 14
   Installment . . . . . . . . . . . . . . . . . . . . . . . . 14
   Interior Design Agreement . . . . . . . . . . . . . . . . . 14
   Investment Servicing Fee. . . . . . . . . . . . . . . . . . 14
   Investor Limited Partner. . . . . . . . . . . . . . . . . . 14
   Investor Limited Partner Loan(s). . . . . . . . . . . . . . 14
   IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Land. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Letter of Credit. . . . . . . . . . . . . . . . . . . . . . 15
   LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Limited Partner(s). . . . . . . . . . . . . . . . . . . . . 15
   Limited Partnership Interest. . . . . . . . . . . . . . . . 15
   Loan Documents. . . . . . . . . . . . . . . . . . . . . . . 15
   Management Agreement. . . . . . . . . . . . . . . . . . . . 15
   Management Fee. . . . . . . . . . . . . . . . . . . . . . . 16
   Manager . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Managing General Partner. . . . . . . . . . . . . . . . . . 16
   Material Default. . . . . . . . . . . . . . . . . . . . . . 16
   Material Violation. . . . . . . . . . . . . . . . . . . . . 18
   Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . 18
   Mortgage Loan Closing . . . . . . . . . . . . . . . . . . . 18
   Mortgage Loan Extension Privilege . . . . . . . . . . . . . 18
   Negative Completion Adjuster. . . . . . . . . . . . . . . . 18
   Negative Historic Adjustment. . . . . . . . . . . . . . . . 18
   Negative Historic Credit Difference . . . . . . . . . . . . 18
   Net Hotel Revenues. . . . . . . . . . . . . . . . . . . . . 18
   Net Restaurant Lease Rent . . . . . . . . . . . . . . . . . 19
   Nonrecourse Debt or Nonrecourse Liability . . . . . . . . . 19
   Nonrecourse Deductions. . . . . . . . . . . . . . . . . . . 19
   Off-Site Parking Facility . . . . . . . . . . . . . . . . . 19
   Offered Interest. . . . . . . . . . . . . . . . . . . . . . 88
   Operating Deficit . . . . . . . . . . . . . . . . . . . . . 19
   Operating Deficit Loan Maximum. . . . . . . . . . . . . . . 19
   Operating Deficit Loan(s) . . . . . . . . . . . . . . . . . 19
   Operating Profits or Losses . . . . . . . . . . . . . . . . 19
   Operating Projection. . . . . . . . . . . . . . . . . . . . 19
   Operating Reserve . . . . . . . . . . . . . . . . . . . . . 20
   Option. . . . . . . . . . . . . . . . . . . . . . . . . . . 88
   Parking Facility. . . . . . . . . . . . . . . . . . . . . . 20
   Partner . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   Partner Nonrecourse Debt. . . . . . . . . . . . . . . . . . 20
   Partner Nonrecourse Debt Minimum Gain . . . . . . . . . . . 20
   Partner Nonrecourse Deductions. . . . . . . . . . . . . . . 20
   Partnership . . . . . . . . . . . . . . . . . . . . . . . . 20
   Partnership Counsel . . . . . . . . . . . . . . . . . . . . 20
   Partnership Interest. . . . . . . . . . . . . . . . . . . . 20
   Partnership Items . . . . . . . . . . . . . . . . . . . . . 20
   Partnership Minimum Gain. . . . . . . . . . . . . . . . . . 20
   Partnership Property. . . . . . . . . . . . . . . . . . . . 20
   Partnership Reserves. . . . . . . . . . . . . . . . . . . . 20
   Payment Certificate . . . . . . . . . . . . . . . . . . . . 21
   Person. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Personal Property . . . . . . . . . . . . . . . . . . . . . 21
   Placed-in-Service Date. . . . . . . . . . . . . . . . . . . 21
   Plans and Specifications. . . . . . . . . . . . . . . . . . 21
   Positive Completion Adjuster. . . . . . . . . . . . . . . . 21
   Positive Historic Adjustment. . . . . . . . . . . . . . . . 21
   Positive Historic Credit Difference . . . . . . . . . . . . 21
   Priority Amount . . . . . . . . . . . . . . . . . . . . . . 21
   Profits or Losses . . . . . . . . . . . . . . . . . . . . . 22
   Profits or Losses from a Capital Transaction. . . . . . . . 22
   Project . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Project Documents . . . . . . . . . . . . . . . . . . . . . 23
   Project Expenses. . . . . . . . . . . . . . . . . . . . . . 23
   Projections . . . . . . . . . . . . . . . . . . . . . . . . 23
   Purchase Agreement. . . . . . . . . . . . . . . . . . . . . 23
   Put Loan Documents. . . . . . . . . . . . . . . . . . . . . 23
   Real Property . . . . . . . . . . . . . . . . . . . . . . . 23
   Recapture Event . . . . . . . . . . . . . . . . . . . . . . 23
   Redevelopment Agreement . . . . . . . . . . . . . . . . . . 23
   Redevelopment Note. . . . . . . . . . . . . . . . . . . . . 23
   Refinancing Proceeds. . . . . . . . . . . . . . . . . . . . 23
   Regulations . . . . . . . . . . . . . . . . . . . . . . . . 24
   Regulatory Allocations. . . . . . . . . . . . . . . . . . . 24
   Rehabilitation. . . . . . . . . . . . . . . . . . . . . . . 24
   Reimbursement Agreement . . . . . . . . . . . . . . . . . . 24
   Related Person. . . . . . . . . . . . . . . . . . . . . . . 24
   Replacement Reserve . . . . . . . . . . . . . . . . . . . . 24
   Repurchase Event. . . . . . . . . . . . . . . . . . . . . . 24
   Requisite Approvals . . . . . . . . . . . . . . . . . . . . 24
   Restaurant Lease Rent . . . . . . . . . . . . . . . . . . . .6
   Retired General Partner . . . . . . . . . . . . . . . . . . 24
   Sale Proceeds . . . . . . . . . . . . . . . . . . . . . . . 24
   Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Second Installment. . . . . . . . . . . . . . . . . . . . . 24
   Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Share of Partner Nonrecourse Debt Minimum Gain. . . . . . . 24
   Share of Partnership Minimum Gain . . . . . . . . . . . . . 25
   Site. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Special Class Limited Partner . . . . . . . . . . . . . . . 25
   Special Counsel . . . . . . . . . . . . . . . . . . . . . . 25
   Special Limited Partner . . . . . . . . . . . . . . . . . . 25
   State . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   Subordinated Partner Loan(s). . . . . . . . . . . . . . . . 25
   Substitute Limited Partner. . . . . . . . . . . . . . . . . 25
   Substitute Partner. . . . . . . . . . . . . . . . . . . . . 25
   Tax Credits . . . . . . . . . . . . . . . . . . . . . . . . 25
   Tax Financing Documents . . . . . . . . . . . . . . . . . . 25
   Temporary Certificate of Occupancy. . . . . . . . . . . . . 26
   Temporary Certificate of Occupancy Date . . . . . . . . . . 26
   Terminating Capital Transaction . . . . . . . . . . . . . . 26
   Terminating Event . . . . . . . . . . . . . . . . . . . . . 26
   The . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Third Deed of Trust . . . . . . . . . . . . . . . . . . . . 26
   TIF Advance Loan. . . . . . . . . . . . . . . . . . . . . . 26
   TIF Advance Loan Closing. . . . . . . . . . . . . . . . . . 26
   TIF Letter of Credit. . . . . . . . . . . . . . . . . . . . 27
   TIF Loan Agreement. . . . . . . . . . . . . . . . . . . . . 27
   TIF Loan Documents. . . . . . . . . . . . . . . . . . . . . 27
   Title Policy. . . . . . . . . . . . . . . . . . . . . . . . 27
   TMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Vessel. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Voluntary General Partner Loan. . . . . . . . . . . . . . . 27
   Withdrawal Price. . . . . . . . . . . . . . . . . . . . . . 88
   Working Capital Reserve . . . . . . . . . . . . . . . . . . 28